Exhibit 10.1

CREDIT AGREEMENT

dated as of October 25, 2018

among

NINE ENERGY SERVICE, INC.

as U.S. Borrower

and

NINE ENERGY CANADA INC.,

as Canadian Borrower

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and an Issuing Lender

WELLS FARGO BANK, NATIONAL ASSOCIATION, and

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as Issuing Lenders

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

as Lenders

JPMORGAN CHASE BANK, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

Exhibits and Schedules

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Guaranty
Exhibit D	Pledge and Security Agreement
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Notice of Borrowing
Exhibit G	Form of U.S. Tax Compliance Certificate

Schedule I	Commitments, Contact Information
Schedule II	Existing Letters of Credit
Schedule 4.1	Organizational Information
Schedule 4.10	Environmental Conditions
Schedule 4.11	Subsidiaries
Schedule 5.7	Requirements for New Subsidiaries
Schedule 6.1	Permitted Debt
Schedule 6.2	Permitted Liens
Schedule 6.3	Permitted Investments
Schedule 6.11	Permitted Affiliate Transactions

CREDIT AGREEMENT

This Credit Agreement dated as of October 25, 2018 (this “Agreement”) is among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower”, and the “Company”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders, JPMorgan Chase Bank, N.A. (“JPMCB U.S.”), as Administrative Agent and as an Issuing Lender (each as defined below) and Wells Fargo Bank, National Association (“Wells Fargo”), as an Issuing Lender and Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”), as an Issuing Lender.

PRELIMINARY STATEMENT:

WHEREAS, the Borrowers have requested that the Lenders and the Issuing Lenders provide certain loans to and extensions of credit on behalf of the Borrowers on and after the Closing Date; and

WHEREAS, the Lenders and the Issuing Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the defined terms set forth in the recitals above shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the applicable Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens and other than as to Excluded Perfection Collateral), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) except as to Excluded Perfection Collateral, is perfected.

“Account” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Account Control Agreement” means an account control agreement (or similar agreement), in form and substance satisfactory to the Administrative Agent, executed by the applicable Credit Party, the Administrative Agent and the relevant depository institution or securities intermediary, as applicable, party thereto. Such agreement shall provide a first priority perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, in the applicable Credit Party’s Deposit Account, Securities Account or Commodity Account, as applicable.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Credit Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted LIBO Rate” means an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., acting through one or more of its branches or affiliates, including, with respect to any Canadian Loan, JPMCB Canada, in its capacity as Canadian Administrative Agent under this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Borrowing Base” means, at any time, the Dollar Equivalent Amount of the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base.

“Aggregate Canadian Exposure” means, at any time, the aggregate Canadian Exposure of all Lenders at such time.

“Aggregate Commitments” means at any time, the aggregate amount of the Commitments. As of the Closing Date, the Aggregate Commitments are $200.0 million.

“Aggregate Credit Exposure” means, at any time, the Dollar Equivalent Amount of the aggregate Credit Exposure at such time, as increased or reduced from time to time pursuant to the terms and conditions hereof.

“Aggregate U.S. Exposure” means, at any time, the aggregate U.S. Exposure of all Lenders at such time.

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%), provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate

Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“AML Legislation” means, collectively, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, in each case, applicable to Secured Parties operating in Canada or any of its provinces or territories, including any rules, regulations, directives, guidelines or orders thereunder.

“Anti-Corruption Laws” means all laws, rules, ordinances and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption, including the United States Foreign Corrupt Practice Act of 1997 and the U.K. Bribery Act 2010.

“Applicable Borrower” means the U.S. Borrower or the Canadian Borrower, as applicable.

“Applicable Margin” means, at any time with respect to each Type of Loan and the Letters of Credit, the percentage rate per annum which is applicable at such time with respect to such Loan or Letter of Credit as set forth in the grid below based on the Leverage Ratio for the most recently ended four fiscal quarter period of the Company for which financial statements have been delivered, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.2(c), and subject to further adjustments as set forth below:

Level			Applicable Margin
	Leverage Ratio		Eurocurrency and CDOR Margin	ABR, CBR and CPR Margin
Level I	≤	1.00:1.00	1.75%	0.75%
Level II		> 1.00:1.0 and < 2.00:1.00	2.00%	1.00%
Level III	≥	2.00:1.00	2.25%	1.25%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the date a Compliance Certificate is delivered pursuant to Section 5.2(c). Notwithstanding the foregoing: (a) if the Company fails to deliver a Compliance Certificate as required by Section 5.2(c), then from the date of such failure until the delivery of such Compliance Certificate in accordance with the requirements of Section 5.2(c), the Applicable Margin shall be set at Level III and (b) during the Fixed Applicable Margin Period, the Applicable Margin shall be set at Level II.

Without limitation of any other provision of this Agreement or any other remedy available to the Lender Parties hereunder, to the extent that any financial statements or any information contained in any Compliance Certificate delivered hereunder shall be incorrect in any material respect and the Company shall deliver to the Lender Parties corrected financial statements or other corrected information in a Compliance Certificate (or otherwise), the Administrative Agent may recalculate the Applicable Margin based upon such corrected financial statements or such other corrected information and, upon written notice thereof to the Company, the Loans shall bear interest based upon such recalculated Applicable Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question; it being understood that the Company shall promptly pay any additional interest that would have been due but for such incorrect information, and no Default shall be deemed to have occurred as a result of a failure to pay such additional interest when originally due.

“Applicable Percentage” means, with respect to the Facility and any Lender, the ratio (expressed as a percentage) of (a) such Lender’s Commitment at such time to the Aggregate Commitments at such time or (b) if the Commitments have been terminated or expired, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Loans at such time to the total outstanding Loans at such time; provided that, (i) in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clause (a) or (ii) if no Loans or Commitments are then outstanding, then “Applicable Percentage” means the “Applicable Percentage” most recently in effect, after giving pro forma effect to any Assignment and Assumptions.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent in substantially the form set forth in Exhibit A.

“Availability” means, at any time, the Dollar Equivalent Amount of the sum of U.S. Availability plus Canadian Availability.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Commitments.

“Available Commitment” means, for each Lender, at any time, its Commitment minus its Revolving Exposure.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Banking Services Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, cash pooling services, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Credit Party owing to the Banking Services Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Credit Party.

“Bankruptcy Code” means the Bankruptcy Code of the United States.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or proposal proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up and Restructuring Act (Canada) as now or hereafter in effect, or any successor legislation thereto, or has had a receiver, interim receiver, receiver manager, monitor, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Borrowing” means a Borrowing of the Type calculated at ABR, CBR or CPR, as the context requires.

“Base Rate Loan” means (a) a U.S. Dollar denominated Loan which bears interest based upon the Alternate Base Rate or the Canadian Base Rate and (b) a Canadian Dollar denominated Loan which bears interest based upon the Canadian Prime Rate.

“Beneficial Owner” means, with respect to any U.S. federal withholding tax, the beneficial owner, for U.S. federal income tax purposes, to whom such tax relates.

“Beneficial Ownership Certification” means a certificate regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower Representative” has the meaning assigned to such term in Section 10.1.

“Borrowers” has the meaning set forth in the preamble.

“Borrowing” means (a) a borrowing consisting of Loans of the same Type made by the Lenders pursuant to Section 2.1(a) or converted by each Lender to Loans of a different Type pursuant to Section 2.8 and, in the case of Non-Base Rate Loans, as to which a single Interest Period is in effect, and (b) a Protective Advance.

“Borrowing Base” means the U.S. Borrowing Base and/or the Canadian Borrowing Base as the context requires.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is reasonably acceptable to the Administrative Agent.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Legal Requirements of, or are in fact closed in, New York, New York, Houston, Texas, or Calgary, Alberta, Canada; and

(b) (i) if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank Eurodollar market and (ii) if such day relates to a Loan denominated in Canadian Dollars, any such day shall also exclude any day on which commercial banks are not open for dealings in Canadian Dollar deposits in the interbank market in Toronto, Ontario.

“Business Optimization Costs and Savings” means (a) those certain costs and expenses paid or payable by the Credit Parties in connection with the transition, restructuring, integration and business optimization of the assets of the Credit Parties and other costs related to replacing services to be performed for the Credit Parties’ business, including in the case of each of the foregoing all one-time costs and charges in connection with the following: (i) restructuring, business optimization, set-up, recertification and integration, (ii) retention and severance, (iii) systems and information technology procurement, establishment and optimization, (iv) rebranding, (v) contract termination, (vi) the start-up, closure, relocation or reconfiguration, consolidation, or opening of facilities and future lease commitments, (vii) recruiting, retention, relocation, signing bonuses, severance and salary for interim employees, (viii) consulting fees and expenses not payable to any Affiliate of the Credit Parties, (ix) interim salary and bonus, and (x) and any other costs incurred in connection with any of the foregoing, (b) unrealized pro forma cost synergies and expenses comprised of headcount reductions, facility consolidations, and administrative expenses, such as insurance, audit & tax filings, information technology investments and facility costs and (c) run rate costs and savings in connection with any Acquisition.

“CAD” or “Canadian Dollars” or “Cdn$” means the lawful currency of Canada.

“Canadian Applicable Percentage” means, with respect to the Canadian Sublimit and each Canadian Lender, the ratio (expressed as a percentage) of such Canadian Lender’s Canadian Sublimit at such time to the aggregate Canadian Sublimit at such time.

“Canadian Availability” means, at any time, an amount equal to (a) the Canadian Loan Limit, minus (b) the Aggregate Canadian Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Canadian Loans).

“Canadian Base Rate” means, for any period, the rate per annum determined by the Administrative Agent to be the greater of (a) the rate of interest per annum most recently announced by JPMCB Canada as its reference rate in effect on such day for determining interest rates for U.S. Dollar denominated commercial loans in Canada and commonly known as “base rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMCB Canada, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Canadian Base Rate due to a change in the rate described in clause (i), the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the rate described in clause (i), the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Canadian Base Rate is being used as an alternate rate of interest pursuant to Section 2.19 hereof, then the Canadian Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Canadian Borrower” means Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada.

“Canadian Borrowing” means a Borrowing of Canadian Loans.

“Canadian Borrowing Base” means the Dollar Equivalent Amount of the sum of (a) 85% of the Canadian Credit Parties’ Eligible Accounts at such time, plus (b) 80% of the Canadian Credit Parties’ Eligible Unbilled Accounts at such time, in an aggregate amount, when combined with clause (b) of the definition of U.S. Borrowing Base, not to exceed $10.0 million, plus (c) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by the Canadian Credit Parties’ Eligible Inventory (valued at the lower of cost (FIFO) or market), minus (d) Reserves applicable to the Canadian Credit Parties established by the Administrative Agent in its Permitted Discretion; provided that, until both an acceptable appraisal and field exam with respect to the assets of the Magnum Targets are received by the Administrative Agent, the assets of the Magnum Targets included in the Canadian Borrowing Base shall be limited to 50% of the book value of the Accounts of the Magnum Targets that are Canadian Credit Parties; provided, further, that if such field exam and appraisal are not received on or prior to the date that is sixty (60) days after the Closing Date, no assets of the Magnum Targets shall be included in the Canadian Borrowing Base until such field examination and appraisal have been received by the Administrative Agent.

“Canadian Concentration Account” has the meaning assigned to such term in Section 5.10(c).

“Canadian Credit Parties” means (a) the Canadian Borrower and (b) each Subsidiary thereof that has guaranteed the Canadian Secured Obligations pursuant to Section 5.12(b), and their respective successors and assigns.

“Canadian Defined Benefit Plan” has the meaning assigned to such term in Section 4.09(c).

“Canadian Excluded Lender” means Amegy.

“Canadian Exposure” means, (a) solely for purposes of calculating the Available Commitment of any Canadian Lender, the principal amount of such Lender’s Canadian Loans, and (b) otherwise, for each Lender, at any time, such Lender’s Applicable Percentage of all Canadian Loans as if such Lender had funded its participations in all Canadian Loans outstanding at such time.

“Canadian Lender” means each Lender or its applicable Affiliate that is not a Canadian Excluded Lender.

“Canadian Loan Limit” means the least of (x) the aggregate Canadian Sublimit, (y) the Canadian Borrowing Base and (z) the Aggregate Commitments less the U.S. Exposure.

“Canadian Loan” means a Loan made pursuant to Section 2.24.

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest on the Canadian Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Canadian Credit Parties to any of the Lenders, the

Administrative Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, arising or incurred under this Agreement or any of the other Credit Documents in respect of any of the Canadian Loans or other instruments at any time evidencing any thereof.

“Canadian Pension Event” means (a) the wind-up or termination, in whole or in part, of a Canadian Defined Benefit Plan; or (b) the filing of an amendment with a Governmental Authority to wind-up or terminate, in whole or in part, a Canadian Defined Benefit Plan; (c) the institution of proceedings by any Governmental Authority to wind-up or terminate, in whole or in part, or to have a trustee appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition which would reasonably be expected to result in the termination of, winding up of, or partial termination or winding up of, or the appointment of a trustee to administer, any Canadian Defined Benefit Plan.

“Canadian Pension Plan” means each pension plan required to be registered under Canadian federal, provincial or territorial law that is maintained or contributed to by a Credit Party for its Canadian employees or former Canadian employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) as of 10:15 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest), plus 1% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or in the average rate for 30 day Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” shall be effective from and including the effective date of such change in the PRIMCAN Index or in the 30 day Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page”, respectively.

“Canadian Secured Obligations” means all Canadian Obligations, together with all (i) Banking Services Obligations owing by Canadian Credit Parties to one or more Lenders or their respective Affiliates and (ii) Swap Agreement Obligations owing by Canadian Credit Parties to one or more Lenders or their respective Affiliates (including a Person that is a party to a Swap Agreement with the Canadian Credit Parties that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be); provided, however, that the definition of “Canadian Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Canadian Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements or joinders thereto), substantially in the form in Exhibit D-2, dated as of the date hereof, between the Canadian Credit Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Canadian Sublimit” means, as to any Canadian Lender, (i) as of the Closing Date, the amount set forth on Schedule I or (ii) if such Canadian Lender has entered into an Assignment and Assumption or has otherwise assumed a portion of the Canadian Sublimit after the Effective Date, the amount set forth for such Lender as its portion of the Canadian Sublimit in the Register; provided that the aggregate amount of the Canadian Sublimit shall not exceed $25.0 million as such amount may be reduced pursuant to Section 2.9.

“Capital Expenditures” means, for any Person and period of its determination, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected as property, plant, equipment or other similar fixed asset accounts on the balance sheet of such Person, but excluding any such expenditure made to restore, replace or rebuild Property to the condition of such Property immediately prior to any damage, loss, destruction or condemnation of such Property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with the terms hereof.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Lender or the Lenders, as collateral for Secured Obligations, or the obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” shall occur at any time (a) Availability is less than the greater of (x) $18.75 million and (y) 12.5% of the lesser of the Borrowing Base and the Aggregate Commitment or (b) an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have elected to declare a Cash Dominion Event. Once commenced, a Cash Dominion Event shall be deemed to be continuing until such time as (x) no Event of Default is continuing and (y) Availability equals or exceeds for thirty (30) consecutive days the greater of (1) $18.75 million and (2) 12.5% of the lesser of the Borrowing Base and the Aggregate Commitment (such period, the “Cash Dominion Period”).

“Cash Dominion Period” has the meaning assigned to such term within the definition of Cash Dominion Event.

“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the loans comprising such Borrowing, bear interest at a rate determined by reference to the Canadian Base Rate.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the loans comprising such Borrowing, bear interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, for an Interest Period equal to one, two, three or six months (as selected by the Canadian Borrower), the Canadian dollar offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time (the “CDOR Screen Rate”), as of 10:15 a.m. Toronto local time on the first day of the applicable Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided, that (x) if the CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero and (y) if the CDOR Screen Rate is not available on the Reuters Screen CDOR Page on any particular day, then the Canadian dollar offered rate component of such rate on that day shall be calculated as the applicable Interpolated Rate as of such time on such day; or if such day is not a Business Day, then as so determined on the immediately preceding Business Day.

“CDOR Screen Rate” has the meaning assigned to such term in the definition of “CDOR Rate”.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, analogous state and local laws, and all rules and regulations and legally enforceable requirements promulgated thereunder, in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than SCF becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33% or more of the equity securities of the Company entitled to vote for members of the board of directors of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Company (iii) approved by the board of directors of the Company as director candidates prior to their election; provided that, the foregoing clause (b) shall not include any change to the board of directors of the Company solely to the extent required for the board of directors of the Company to comply with Section 303A.01 of the New York Stock Exchange listed company manual within one year after the Closing Date.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental

Authority or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Loans, Canadian Loans or Protective Advances.

“Closing Date” means the date on which all of the conditions set forth in Section 3.1 have been satisfied or waived in accordance therewith.

“Code” means the Internal Revenue Code of 1986, as amended, and Treasury regulations thereunder.

“Collateral” means all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is created, or purported to be created, by any Security Document. The Collateral shall not include any Excluded Collateral. In no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Collateral” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Credit Document.

“Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Collateral Deposit Account” has the meaning assigned to such term in Section 5.10(b).

“Commitment Fee” means the fees required under Section 2.12(a).

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit or Canadian Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.9 and (b) assignments by or to such Lender pursuant to Section 9.7. The initial amount of each Lender’s Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, provided that, after the Maturity Date, the Commitment for each Lender shall be zero.

“Commodity Account” has the meaning assigned to such term in the UCC.

“Communications” has the meaning assigned to such term in Section 9.9(b)(i).

“Company” has the meaning assigned to such term in the preamble.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower Representative or such other Person as required by this Agreement in substantially the same form as Exhibit E.

“Concentration Account” has the meaning assigned to such term in Section 5.10(c).

“Condemnation Event” means any event that gives rise to the receipt by any Restricted Entity of any condemnation awards in respect of any Property.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise, and the terms “Controlled by” or “under common Control with” shall have the correlative meanings.

“Controlled Account” means a Deposit Account, Securities Account or Commodity Account and the Concentration Account that is subject to an Account Control Agreement.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common Control which, together with the Company or any Subsidiary (as applicable), are treated as a single employer under Section 414 of the Code.

“CPR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the loans comprising such Borrowing, bear interest at a rate determined by reference to the Canadian Prime Rate.

“Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranty, the Notices of Borrowing, the Notices of Continuation or Conversion, the Security Documents, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Credit Extension” means a Loan or a Letter of Credit Extension.

“Credit Parties” means the Borrowers and the Guarantors.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay in cash the deferred purchase price of Property or services (such obligations including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase) but excluding trade accounts payable in the ordinary course of business and, in each case, either not past due for more than ninety (90) days after the date on which such trade account payable was created or being contested in good faith and for which adequate reserves have been made in accordance with GAAP; (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Swap Agreement; (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (which obligations, for the avoidance of doubt, do not include any obligations to issue Equity Interests in respect of warrants); (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) Disqualified Equity Interests; (k) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above; and (l) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, but if recourse is only to such Property, then only to the extent of the lesser of the amount of the Debt secured thereby and the fair market value of the Property subject to such Lien.

“Debtor Relief Laws” means (a) the Bankruptcy Code, (b) the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada) and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law or other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it, and (c) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, corporate or similar other debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Applicable Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the Canadian Administrative Agent, the applicable Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Applicable Borrower, the Administrative Agent or the applicable Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Applicable Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or Bail-In Action, or (ii) had appointed for it a receiver, interim receiver, receiver manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Applicable Borrower, the applicable Issuing Lender and each Lender under the Facility.

“Deposit Account” has the meaning assigned to such term in the applicable Security Agreement.

“Disposition” means any sale, lease, transfer, assignment, conveyance, or other disposition of any Property and “Dispose” or similar terms shall have correlative meanings.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than another Equity Interest (which would not constitute a Disqualified Equity Interest), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of such Change in Control or asset sale event shall be subject to prior Payment in Full), or is convertible or exchangeable for Debt or redeemable for any consideration other than any Equity Interest (which would not constitute a Disqualified Equity Interest) at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred eighty (180) days after the earlier of (a) the Maturity Date and (b) Payment in Full; provided that, if such Equity Interest is issued pursuant to a Plan for the benefit of the Company or its Subsidiaries or their officers or employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement) pursuant to Section 18-217 of the Delaware Limited Liability Company Act, which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corporation (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Canadian Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” and “$” means U.S. Dollars unless otherwise specified herein.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary; provided that, neither an Excluded Domestic Holdco nor a Subsidiary of a Foreign Subsidiary shall be a Domestic Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is either (a) incorporated or organized under the laws of the United States, any State thereof or the District of Columbia or (b) disregarded for U.S. federal income tax purposes and the parent is either the Company or any other Domestic Subsidiary.

“EBITDA” means, for any period, Net Income of the Company and its consolidated Restricted Subsidiaries for such period (it being understood that no amounts of the Unrestricted Subsidiaries’ Net Income shall be taken into account in calculating EBITDA other than to the extent provided in clause (v) below) plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) provisions for taxes based on income, profits or capital (including federal, state, provincial, franchise, excise and similar taxes) net of tax refunds associated with such taxes, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary or non-recurring non-cash charges for such period, and any other non-cash charges or expenses for such period (but excluding any non-cash charge or expense in respect of an item that was included in Net Income in a prior period and any non-cash charge or expense that relates to the write-down or write-off of inventory), (v) cash dividends received by the Restricted Entities from the net income of Unrestricted Subsidiaries during such period, (vi) cash and non-cash charges associated with the Transactions, (vii) expenses reimbursed by a third party that is not a Credit Party, but only to the extent the Credit Parties actually receive payment in respect of such reimbursed expenses, (viii) (A) fees, costs and expenses relating to the Magnum Acquisition or any Permitted Acquisition (including cash-stay bonuses paid to employees, severance and reorganization costs and expenses in connection with any Permitted Acquisition), (B) fees, costs and expenses relating to any permitted issuance of Equity Interests, investment, debt incurrence (including a refinancing thereof, whether or not successful) or repayment, amortization or write-off (including discounts) of Debt, recapitalization, or any sale, transfer or other disposition of assets, (C) fees, costs and expenses relating to other Acquisitions which would have (if consummated) satisfied the requirements of the defined term “Permitted Acquisitions” and fees, costs and expenses relating to investments which would have (if consummated) satisfied the requirements of Section 6.3, and (D) purchase accounting adjustments in connection with Permitted Acquisitions, investments permitted by Section 6.3 and the Magnum Acquisition, (ix) non-cash costs or expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in each case of the Company or any Subsidiary for such period and funded with equity, (x) the amount of any fees, costs, expenses or charges incurred in connection with (A) Business Optimization Costs and Savings and (B) the closure, transfer or consolidation of facilities or other operations, (xi) any proceeds from business interruption insurance received by the Credit Parties during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Net Income, and (xii) one-time litigation costs and expenses; provided, that the aggregate amount of additions to EBITDA pursuant to clauses (viii)(B), (viii)(C), (x) and (xii) shall not, in an aggregate amount exceed fifteen percent (15%) of EBITDA for such period; minus (b) without duplication and to the extent included in Net Income, (y) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (z) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. Further, EBITDA shall be subject to pro forma adjustments for Material Acquisitions (including annualization of EBITDA if the target of such Material Acquisition has less than four full quarters of operating results at the time of such acquisition) and Material Dispositions assuming that such transactions had occurred on the first day of the applicable determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise reasonably acceptable to the Administrative Agent. As used in this definition, “Material Acquisition” means any Permitted Acquisition with consideration of $5.0 million or more and “Material Disposition” means any disposition with consideration of $5.0 million or more.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Lender and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means at any time, the Accounts of a Credit Party which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of U.S. Revolving Loans, Canadian Loans and the issuance of Letters of Credit provided that Eligible Accounts shall not include any Account of a Credit Party:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien permitted by paragraph (d) or (h) of Section 6.2;

(c) (i) with respect to which the scheduled due date is more than sixty (60) days after the original invoice date, (ii) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor, or (iii) which has been written off the books of the applicable Credit Party;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing by such Account Debtor and its Affiliates are ineligible pursuant to paragraph (c) above;

(e) which (i) is owing by an Account Debtor (other than an Account Debtor described in clause (ii) below) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Credit Party exceeds 20% of the aggregate amount of Eligible Accounts of all Credit Parties or (ii) is owing by an Account Debtor whose securities (or such Account Debtor’s parent company’s securities) are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Credit Party exceeds 25% of the aggregate amount of Eligible Accounts of all Credit Parties, solely to the extent of such excess;

(f) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreements has been breached in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Credit Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to the payment of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Credit Party or if such Account was invoiced more than once (unless such additional invoices were provided for a purpose other than the failure of the Account Debtor to timely make payment, provided that, in no event shall any such accounts be double-counted);

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver manager, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) had possession of all or a material part of its Property taken by any receiver, interim receiver, receiver manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor that fails to satisfy at least one of the following requirements: (i) it maintains its chief executive office or principal place of business in the U.S. or Canada or (ii) it is organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada or any province or territory of Canada, unless in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;

(m) which is owed in any currency other than CAD or U.S. Dollars;

(n) which is owed by (i) any Governmental Authority of any country other than the U.S. or Canada unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of Canada or the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with;

(o) which is owed by any Credit Party or any Affiliate of any Credit Party or any employee, officer, director, agent or stockholder of any Credit Party or any of its Affiliates;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which a Credit Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of any such counterclaim, deduction, defense, setoff or dispute;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument unless all steps necessary to perfect the Lien of the Administrative Agent in such promissory note, Chattel Paper or Instrument have been complied with in a manner reasonably satisfactory to the Administrative Agent;

(s) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Credit Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Company has filed such report or qualified to do business in such jurisdiction, or (ii) which is a Sanctioned Person;

(t) with respect to which a Credit Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or any Account which was partially paid and the Credit Party created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, territorial or local, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person (other than a Credit Party) has or has had an ownership interest in such goods, or which indicates any party (other than a Credit Party or the Administrative Agent) as payee or remittance party;

(w) which was created on cash on delivery terms;

(x) as to which the contract or agreement underlying such Account is governed by the laws of any jurisdictions other than (or, if no governing law is expressed therein, as to which, under applicable choice of law principles, such Account would not be governed by the laws of any of) (i) the United States, any state thereof or the District of Columbia or (ii) Canada or any province thereof; or

(y) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that an Account of a Credit Party which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Credit Party or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Credit Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Credit Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Credit Party to reduce the amount of such Account.

“Eligible Assignee” means (a) a Lender (other than a Defaulting Lender); (b) an Affiliate of a Lender (other than a Defaulting Lender); (c) an Approved Fund; and (d) any other Person approved by (i) the Administrative Agent, (ii) unless an Event of Default has occurred and is continuing at the time any assignment is effected, the Borrower Representative; provided that, if the Borrower Representative shall fail to promptly (and in any event within ten (10) Business Days) approve or reject such Person as an Eligible Assignee, the Borrower Representative shall be deemed to have approved such Person as an Eligible Assignee and (iii) in the case of any assignment under the Facility, each Issuing Lender, in each case, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company nor any natural person shall qualify as an Eligible Assignee.

“Eligible Inventory” means at any time, the Inventory of a Credit Party which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of U.S. Revolving Loans, Canadian Loans and the issuance of Letters of Credit provided that Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent, and (iii) a Permitted Lien permitted by paragraph (d) or (h) of Section 6.2;

(c) which is, in such Credit Party’s good faith judgment, slow moving, obsolete, unmerchantable, defective, unfit for sale or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreements has been breached or is not true and which does not conform to all applicable standards imposed by any Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or which constitutes spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors and suppliers;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion; provided that, such Reserve shall be for a rental period of no more than ninety (90) days;

(i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that, such Reserve shall be for a rental period of no more than ninety (90) days;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor, it being understood that Inventory being used by a customer in the ordinary course of business is not being “processed”;

(k) which is a discontinued product or component thereof;

(l) which is the subject of a consignment by such Borrower as consignor;

(m) which is perishable;

(n) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(o) for which reclamation rights have been asserted by the seller;

(p) which has been acquired from a Sanctioned Person; or

(q) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that Inventory of a Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Unbilled Accounts” means, with respect to each Credit Party, each Account of a Credit Party that would be an Eligible Account but for the fact that such Account has not been invoiced, in each case arising in the ordinary course of business; provided that, no more than thirty (30) days have elapsed from the date on which the Credit Party recognizes such Account on its books and records until its issuance of an invoice with respect thereto.

“Enhanced Reporting Period” means the period (a) commencing on (i) the day that an Event of Default occurs or (ii) the third consecutive day that (A) Availability falls below the greater of (x) $18.75 million and (y) 12.5% of the lesser of the Aggregate Commitments and the then effective Borrowing Base, and (b) continuing until, (i) with respect to the foregoing clause (a)(i), no Event of Default exists and (ii) with respect to the foregoing clause (a)(ii), Availability has been greater than or equal to the greater of (i) $18.75 million and (ii) 12.5% of the lesser of the Aggregate Commitments and the then effective Aggregate Borrowing Base during each of the preceding thirty (30) consecutive days.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. § 9601(8).

“Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or written notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, provincial, territorial, state, foreign, and local or municipal laws, rules, regulations, ordinances, orders, decisions, enforceable agreements, and other Legal Requirements, including duties imposed under common law, now or hereafter in effect and relating to, or in connection with the Environment, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization required or issued under Environmental Law.

“Equipment” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Equity Interests” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, capital stock, membership interests or partnership interests, beneficial interests in a trust (or any other ownership interests) of such Person and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Company, including any such issuance upon the exercise of warrants to purchase equity by the holders thereof.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent proceeds or cash equivalent investments received by the Company from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m), (n) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.1.

“Exchange Rate” means, on any Business Day, with respect to any calculation of the Dollar Equivalent Amount on such date, the rate at which a currency may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 a.m. New York City time on such date. In the event that such rate does not appear on any such Reuters page, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. local time at such date for the purchase of such currency with Dollars or the purchase of Dollars with such currency, as the case may be, for delivery two (2) Business Days later; provided that, if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error.

“Excluded Account” means accounts that are (a) solely used for the purposes of making payments in respect of payroll, taxes and employees’ wages and benefits for the benefit of any Credit Party or any of its Subsidiaries, (b) zero balance accounts, (c) trust accounts and (d) other accounts with funds on deposit with an average weekly balance for two weeks of any four week period less than $500,000, with respect to accounts located in the United States and Cdn$500,000 with respect to accounts located in Canada, individually for any single account and $1.0 million, with respect to accounts located in the United States and Cdn$1.0 million with respect to accounts located in Canada in the aggregate for all such other accounts, or, in each case, the Dollar Equivalent Amount.

“Excluded Collateral” has the meaning given to such term in the applicable Security Agreement.

“Excluded Domestic Holdco” means any direct or indirect Domestic Subsidiary (including any Domestic Subsidiary that is a disregarded entity under the Code) of any Credit Party that has no material assets (held directly or indirectly) other than Equity Interests or indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Excluded Perfection Collateral” means Property with respect to which the Administrative Agent has determined, in its reasonable discretion that the cost of perfecting a security interest in such Property are excessive in relation to the value of the Lien to be afforded thereby.

“Excluded Subsidiary” means any Domestic Subsidiary of any Credit Party (i) that is owned directly or indirectly by a Foreign Subsidiary or (ii) that is a FSHCO.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal or withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) any Canadian federal withholding Taxes imposed on amounts payable to or for the account of such Lender or Issuing Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment as a result of having been made to such Recipient that, at the time of making such payment, (x) is a person with which a Credit Party does not deal at arm’s length (for the purposes of the ITA or (y) is a “specified non-resident shareholder” (as defined in subsection 18(5) of the ITA) of a Credit Party or does not deal at arm’s length (for the purposes of the ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of a Credit Party, except, in each case, where such relationship or circumstance results from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (e) any withholding Taxes imposed under FATCA.

“Executive Officer” means any Responsible Officer of a Restricted Subsidiary who is, as part of his/her employment with such Restricted Subsidiary, in contact with any Responsible Officer of the Company regarding the business and operations of such Restricted Subsidiary on a regular basis.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 14, 2017, as amended, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the other financial institutions party thereto.

“Existing Letters of Credit” means each letter of credit listed on Schedule II issued under the Existing Credit Agreement that is outstanding on the Closing Date.

“Existing Nine Debt” means all Debt and other obligations of the Company and its Subsidiaries under the Existing Credit Agreement.

“Facility” means the revolving credit facility described in Section 2.1(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation or rules adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means collectively (a) that certain agency fee letter, dated as of October 15, 2018, between the U.S. Borrower and JPMorgan Chase Bank, N.A. and (b) that certain upfront fee letter dated as of October 15, 2018, between the U.S. Borrower, JPMorgan Chase Bank, N.A. and the other parties thereto.

“Financial Covenant Trigger Period” means the period (a) commencing on the first day on which (i) the Borrowers’ Availability is less than the greater of (A) $18.75 million, and (B) 12.5% of the Loan Limit or (ii) a Default has occurred and (b) ending on the day immediately succeeding the 30th consecutive day on which (i) the Borrowers’ Availability is not less than the greater of (A) $18.75 million, and (B) 12.5% of the Loan Limit and (ii) no Default has been continuing.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are held directly by the Company or a U.S. Credit Party.

“Fixed Applicable Margin Period” means the period commencing on the Closing Date and ending on the date on which a Compliance Certificate is delivered in accordance with Section 5.2(c) and the accompanying financial statements required under Sections 5.2(a) or 5.2(b), as the case may be.

“Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) EBITDA for the four consecutive fiscal quarters of the Company ended on such date (or, if such date is the not the last day of the fiscal quarter, the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.2(a) or 5.2(b)) (or, prior to the first delivery of any such financial statements, with respect to the most recently available financial statements) for such period minus Unfinanced Capital Expenditures to (b) the sum of Fixed Charges for such period.

“Fixed Charges” means, for any period, without duplication, (a) cash Interest Expense, plus (b) scheduled principal payments on Funded Debt due in cash, whether or not paid, plus (c) expenses for taxes paid in cash, plus (d) Restricted Payments paid in cash (other than Restricted Payments permitted pursuant to Section 6.9(a), (c) or (d)), plus (e) cash payments of obligations under Capital Leases, all calculated for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder

“Foreign Lender” means, with respect to the Company, any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition (i) the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, and (ii) Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary with no material assets or business activities other than the ownership of Equity Interests in one or more “controlled foreign corporations” as defined in Section 957 of the Code.

“Funded Debt” means, on a consolidated basis for the Borrowers and their consolidated Restricted Subsidiaries, without duplication:

(a) all Debt of such Restricted Entity of the type described in clauses (a), (b), (c), (d), (f) and (j) of the definition of “Debt” but excluding any Debt permitted under Section 6.1(l);

(b) all Debt of such Restricted Entity of the type described in clause (e) of the definition of “Debt” other than (i) trade accounts payable incurred in the ordinary course of business, and (ii) contingent obligations of such Restricted Entity to pay in cash the deferred purchase price of Property to the extent, and only to the extent, (A) such obligations are contingent and (B) with respect to earn-out obligations, the amount of such earn-out obligations is not known and payable;

(c) all Debt of such Restricted Entity of the type described in clause (h) of the definition of “Debt”;

(d) all Debt of such Restricted Entity of the type described in clause (i) of the definition of “Debt”, but only to the extent such Debt is of the type that would be included in clause (a)-(c) above; and

(e) all Debt of others of the type included in clauses (a)-(d) above secured by any Lien on or in respect of any Property of such Restricted Entity, but if recourse is only to such Property, then only to the extent of the lesser of the amount of the Debt secured thereby and the fair market value of the Property subject to such Lien.

“Funding Account” means any Deposit Account of the U.S. Borrower or the Canadian Borrower to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any Person that now or hereafter executes a Guaranty, including (a) the Company, (b) each of the Wholly-Owned Domestic Restricted Subsidiaries of the U.S. Borrower or Wholly-Owned Restricted Subsidiaries of the Canadian Borrower listed on Schedule 4.11; and (c) each of the Wholly-Owned Domestic Restricted Subsidiaries of the U.S. Borrower or Wholly-Owned Restricted Subsidiaries of the Canadian Borrower that becomes a guarantor of all or a portion of the Secured Obligations and which has entered into either a Joinder Agreement or a new Guaranty.

“Guaranty” means the Guaranty Agreements, dated as of the Closing Date, among the Guarantors and the Administrative Agent for the benefit of the Secured Parties and each Guaranty Agreement executed and delivered after the Closing Date in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as hazardous or extremely hazardous pursuant to CERCLA and those regulated as hazardous or toxic under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as a hazardous waste pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indemnified Taxes” means (a) taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.1(b).

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.8.

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense of the Company and its Restricted Subsidiaries, Letter of Credit fees and other fees and expenses incurred by such Person in connection with any Debt for such period whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases; provided that, notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Closing Date, no lease payments shall be treated as “Interest Expense” to the extent that such lease payments would not have been treated as “Interest Expense” prior to such change in GAAP), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, fees owed with respect to the Secured Obligations, and net costs under Swap Agreements entered into addressing interest rates, all as determined in conformity with GAAP; provided that, no amounts of the Unrestricted Subsidiaries’ Interest Expense (which, for the avoidance of doubt, the Company or any Restricted Subsidiary does not have liability to pay) shall be taken into account in calculating the Company’s consolidated Interest Expense.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the first day of each calendar quarter and the Maturity Date and (b) with respect to any Non-Base Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Non-Base Rate Loan with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means for each Non-Base Rate Loan comprising part of the same Borrowing, the period commencing on the date such Non-Base Rate Loan is made or deemed made and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below and Section 2.8, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below and Section 2.8. The duration of each such Interest Period shall be one (1), three (3), or six (6) months (or such longer or shorter period if agreed to by all the Lenders), in each case as the Borrower Representative may select, provided that:

(a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(c) the Borrower Representative may not select any Interest Period for any Loan which ends after the Maturity Date.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate or to the next 1/100th of 1% with respect to any CDOR Rate Loan, as applicable) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) with respect to the Adjusted LIBO Rate (i) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period, and (ii) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time, and (b) with respect to any CDOR Rate Loan, (i) the applicable CDOR Screen Rate for the longest period (for which the CDOR Screen Rate is available) that is shorter than the Interest Period for such CDOR Rate Loan, and (ii) the applicable CDOR Screen Rate for the shortest period (for which the CDOR Screen Rate is available) that is longer than the Interest Period for such CDOR Rate Loan, in each case, at such time.

“Inventory” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or a purchase or other acquisition of any Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means each of (i) JPMorgan, (ii) Amegy, (iii) Wells Fargo, and (iv) with the consent of the Administrative Agent, any other Lender that agrees to act as an Issuing Lender, each in its capacity as the issuer of Letters of Credit pursuant to the terms of this Agreement. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the other Credit Documents to the Issuing Lender shall be deemed to refer to the Issuing Lender in respect of the applicable Letter of Credit or to each Issuing Lender, as the context requires.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” means a joinder agreement substantially in the form attached to the Guaranty.

“JPMCB Canada” means JPMorgan Chase Bank, N.A., Toronto Branch.

“JPMCB U.S.” means JPMorgan Chase Bank, N.A.

“JPMorgan” means, collectively, JPMCB U.S. and/or JPMCB Canada, as the context requires.

“LC Collateral Account” has the meaning assigned to such term in Section 2.6(j).

“LC Disbursement” means any payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not been paid or reimbursed by or on behalf of the U.S. Borrower. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure.

“LC Fronting Limit” means, with respect to each Issuing Lender, initially, the amount set forth on Schedule I as its LC Fronting Limit and thereafter, amounts as may be agreed between each Issuing Lender and the Borrower Representative.

“Lead Arranger” means each of JPMCB U.S. and Wells Fargo Bank, National Association in its capacity as a lead arranger and bookrunner hereunder.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U, and X.

“Lender” means a Lender having a Commitment or if the Aggregate Commitments have been terminated, a lender that is owed Loans.

“Lender Parties” means the Lenders, the Issuing Lenders, and the Administrative Agent.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit Application” means the applicable Issuing Lender’s standard form letter of credit application for standby or commercial letters of credit which has been executed by a Borrower, the applicable Guarantor and accepted by the applicable Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Letter of Credit Maximum Amount” means $50.0 million; provided that, on and after the Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the U.S. Borrower under this Agreement in connection with the Letters of Credit.

“Letters of Credit” means the letters of credit issued pursuant to this Agreement for the account of the U.S. Borrower, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require, in such form as may be agreed by the U.S. Borrower and the applicable Issuing Lender.

“Leverage Ratio” means, at any date, the ratio of (a) total Funded Debt on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

“LIBO Rate” means, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any mortgage, lien, pledge, hypothecation, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250.0 million and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) other investments made through the Administrative Agent or its Affiliates. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, as of a date of determination, the sum of (a) Availability plus (b) readily available unrestricted cash held in Deposit Accounts of any Credit Party in the United States (other than the Cash Collateral Accounts); provided that, such Deposit Accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to Security Documents and the Liens described in Section 6.2(i).

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means each of the Loans (including Canadian Loans) made by the Lenders to either of the Borrowers pursuant to this Agreement.

“Loan Limit” means, at any time, the lesser of (a) the Aggregate Commitments and (b) the Aggregate Borrowing Base then in effect.

“Magnum Acquisition” means the direct or indirect acquisition by the U.S. Borrower of the total Equity Interests in Magnum Oil Tools International, Ltd and Magnum Oil Tools Canada Ltd (collectively the “Magnum Targets”) pursuant to the Magnum Purchase Agreement.

“Magnum Canada” has the meaning assigned to such term in Section 5.12(d).

“Magnum Purchase Agreement” means the securities purchase agreement dated as of October 15, 2018 among MOTI Holdco, LLC, the Borrowers and Warren Lynn Frazier, Garrett Lynn Frazier 2018 DG Trust, Derrick Chase Frazier 2018 DG Trust, Lynn Frazier Charitable Trust and Frazier Family Foundation, Inc.

“Magnum Targets” has the meaning assigned to such term in the definition of “Magnum Acquisition”.

“Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (a) the business, operations, Property or financial condition of the Company and its Restricted Subsidiaries, taken as a whole; (b) the validity or enforceability of any Credit Document or any right or remedy of any Secured Party under any Credit Document, (c) the ability of the Company and the other Credit Parties, taken as a whole, to perform their obligations under the Credit Documents or (d) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral and the priority of such Liens.

“Material Debt” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $15.0 million. For purposes of determining Material Debt, the “principal amount” of the obligations of any Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the earliest of (a) five (5) years after the Closing Date (the “Scheduled Maturity Date”), (b) the earlier termination in whole of the Commitments pursuant to Section 2.9 or Article VII or (c) April 28, 2023 to the extent that, on or before such date, the Senior Notes are not repurchased, redeemed or refinanced to have a maturity date at least one hundred eighty (180) days after the Scheduled Maturity Date.

“Maximum Rate” means the maximum nonusurious interest rate under applicable Legal Requirements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other Disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, in connection with any Disposition or any casualty loss of Collateral pursuant to Section 5.3(c), by any Restricted Entity, the proceeds thereof in the form of cash and Liquid Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and including casualty insurance settlements and condemnation awards, but in each case only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of the Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition or such casualty loss of Collateral and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-Base Rate Borrowing” means a Borrowing of the Type calculated at the Adjusted LIBO Rate or CDOR, as the context requires.

“Non-Base Rate Loan” means (a) with respect to U.S. Loans (and calculations of interest with respect to LC Exposure), Eurodollar Loans, (b) with respect to Canadian Loans, to the extent denominated in U.S. Dollars, Eurodollar Loans, and (c) with respect to Canadian Loans, to the extent denominated in Canadian Dollars, CDOR Loans.

“Non-Consenting Lender” means any Lender who does not agree to a consent, waiver or amendment which (a) requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 9.2 and (b) has been agreed by the Required Lenders.

“Non-Defaulting Lender” means any Lender that is not then a Defaulting Lender or a Potential Defaulting Lender.

“Note” means a promissory note of a Borrower payable to a Lender in the amount of such Lender’s Commitment, in the form provided by the Administrative Agent and reasonably acceptable to such Borrower.

“Notice” shall has the meaning assigned to such term in Section 9.9(b)(ii).

“Notice of Borrowing” means a notice of borrowing signed by the Borrower Representative in substantially the same form as Exhibit F or such other form as shall be reasonably approved by the Administrative Agent setting forth:

(i) the name of the Applicable Borrower;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, Eurodollar Borrowing, CBR Borrowing, CPR Borrowing or a CDOR Borrowing; and

(v) in the case of a Non-Base Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Issuing Lenders, or the Administrative Agent under this Agreement and the Credit Documents, including the Letter of Credit Obligations and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan, Letter of Credit or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing taxes or any other similar taxes, charges or levies imposed by any Governmental Authority arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.7(c).

“Participant Register” has the meaning assigned to such term in Section 9.7(c).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Conditions” shall be deemed to be satisfied with respect to an action or proposed action if:

(A)	no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such action or proposed action;

(B)

immediately after giving effect to and at all times during the thirty (30) day period (or if less, the number of days that have elapsed since the Closing Date) immediately prior to such action or proposed action, the Borrowers shall have (1) (x) Availability calculated on a pro forma basis after giving effect to such action or proposed action of not less than the greater of (A) 15% of the Loan Limit and (B) $22.5 million, and (y) a Fixed Charge Coverage Ratio calculated on a pro forma basis after giving effect to such action or proposed action of not less than 1.00 to 1.00 or (2) Availability calculated on a pro forma basis after giving effect to such action or proposed action of not less than the greater of (A) 20% of the lesser of the Aggregate Commitments and the Aggregate Borrowing Base or (B) $30.0 million; and

(C)

the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (A) and (B) above and attaching calculations for item (B).

“Payment in Full” means (a) the Commitments have expired or been terminated and the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, such Letters of Credit are Cash Collateralized or otherwise secured to the satisfaction of the applicable Issuing Lender), (c) the payment in full in cash of the accrued and unpaid fees, (d) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, and (e) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties that are counterparties thereto.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” means an Acquisition that is permitted under Section 6.4.

“Permitted Debt” has the meaning assigned to such term in Section 6.1.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.

“Permitted Investments” has the meaning assigned to such term in Section 6.3.

“Permitted Liens” has the meaning assigned to such term in Section 6.2.

“Person” means any natural person, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unlimited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or Governmental Authority, or any trustee, receiver, interim receiver, receiver manager, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Platform” has the meaning assigned to such term in Section 9.9(b)(i).

“Potential Defaulting Lender” means, at any time, a Lender (a) as to which the Administrative Agent has notified the Company that an event of the kind referred to in clause (d) of the definition of “Defaulting Lender” has occurred in respect of any financial institution affiliate of such Lender, or (b) as to which the Administrative Agent or an Issuing Lender has in good faith determined and notified the Company and, in the case of any good faith determination and notification made by an Issuing Lender, the Administrative Agent, that such Lender or its direct or indirect parent company or a financial institution affiliate thereof has notified the Administrative Agent or the applicable Issuing Lender, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar financing agreement. Any determination that a Lender is a Potential Defaulting Lender under any of clauses (a) or (b) above will be made by the Administrative Agent or, in the case of clause (b), an Issuing Lender, in its sole discretion acting in good faith.

“PPSA” means the Personal Property Security Act (Alberta), including the regulations thereto, as amended from time to time, and any other similar legislation of any Canadian province or territory; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest or other Lien on any Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Alberta, “PPSA” shall refer instead to the Personal Property Security Act or such other applicable federal, provincial or territorial legislation (including the Civil Code of Québec) pertaining to the granting, perfecting, opposability, priority, ranking or enforcement of security interests, liens, hypothecs on personal or moveable property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

“Prepayment Event” means:

(a) any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any Property or asset of any Credit Party, other than Dispositions described in Section 6.05(a) and Dispositions between or among Credit Parties, resulting in Net Proceeds in excess of $2.5 million;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of any Credit Party resulting in Net Proceeds in excess of $2.5 million.

“Prime Rate” means the per annum rate of interest established from time to time by JPMorgan as its prime rate for Dollar loans, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted), or interests similar thereto under applicable law, which rank or are capable of ranking prior or pari passu with the Liens created by the Canadian Security Agreement including for amounts owing for, or in respect of, employee source deductions, wages, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Protective Advance” has the meaning assigned to such term in Section 2.4.

“Qualified ECP Counterparty” means, in respect of any Swap Agreement, a Guarantor that (a) has total assets exceeding $10.0 million at the time any guaranty of obligations of any Credit Party owing to Swap Counterparties under any Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, or any combination thereof (as the context requires).

“Register” has the meaning assigned to such term in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other applicable Environmental Law.

“Removal Effective Date” has the meaning set forth in Section 8.6(b).

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Credit Parties from information furnished by or on behalf of the Borrowers, which Reports may be distributed to the Lenders by the Administrative Agent.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Required Lenders” means, (a) at any time when there are two (2) or more unaffiliated Lenders, two (2) or more unaffiliated Lenders holding more than 50% of (i) prior to the termination or expiration of the Commitments, the Aggregate Commitments and (ii) following the termination or expiration of the Commitments, the Aggregate Credit Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in the Letter of Credit Obligations and Canadian Loans being deemed “held” by such Lender for purposes of this definition) and (b) at any time when there is one Lender, such Lender; provided that the Commitments and Aggregate Credit Exposure of any Defaulting Lender shall be excluded for purposes of determining the Required Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, reserves applicable to Banking Services, volatility reserves, reserves for rent at locations leased by any Credit Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for obligations of any of the Credit Parties owing to Swap Counterparties under any Swap Agreement, reserves for contingent liabilities of any Credit Party, reserves for uninsured losses of any Credit Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges and, with respect to the Canadian Credit Parties, reserves for Prior Claims established in the Administrative Agent’s Permitted Discretion) with respect to the Collateral or any Credit Party.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.6(a).

“Response” shall have the meaning set forth in CERCLA, and includes any equivalent action, howsoever defined, under any other applicable Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s chief executive officer, president, chief financial officer, chief operating officer, general counsel, director of finance, treasurer, controller, or vice president, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s chief executive officer, president, chief financial officer, chief operating officer, general counsel, treasurer, or vice president, and if such Person is managed by members, then a chief executive officer, president, chief financial officer, chief operating officer, general counsel, treasurer or vice president of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a chief executive officer, president, chief financial officer, chief operating officer, general counsel, treasurer or vice president of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the chief executive officer, president, chief financial officer, chief operating officer, general counsel, treasurer or vice president of such Person’s general partner or partners.

“Restricted Entity” means (a) the Borrowers and (b) each Restricted Subsidiary.

“Restricted Payment” means, with respect to any Person, any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person; provided that, the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“Restricted Subsidiary” means (a) each Subsidiary of a Borrower on the Closing Date and (b) each other Subsidiary of a Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in Canadian Dollars, each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in Canadian Dollars, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Exposure” means, at any time, with respect to any Lender, the sum of such Lender’s U.S. Exposure and the Canadian Exposure.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.

“Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds.

“Sanctioned Entity” means (a) a country or a government of a country, region or territory, (b) an agency of the government of a country, region or territory, (c) an organization directly or indirectly controlled by a country, region or territory or its government, (d) a Person resident in a country, region or territory, in each case, that is subject to a country, region or territory sanctions program administered and enforced by OFAC or other applicable Sanctions authority, including, without limitation, currently, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) a Person named on any Sanctions-related list of designated Persons maintained by OFAC or other applicable Sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Entity or (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or (c) the Government of Canada.

“SCF” means, collectively, SCF-VII, L.P., a Delaware limited partnership, and its Affiliates (other than any portfolio company thereof).

“SEC” means, the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations owing by Credit Parties, and (c) obligations of any Credit Party owing to Swap Counterparties under any Swap Agreement, provided, that solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Credit Party shall in any event be excluded from “Secured Obligations” owing by such Credit Party.

“Secured Parties” means the Lender Parties, the Banking Services Providers who are owed Banking Services Obligations and Swap Counterparties who are owed any Obligations.

“Securities Account” has the meaning assigned to such term in the UCC.

“Security Agreements” means, collectively, the U.S. Security Agreement and the Canadian Security Agreement.

“Security Documents” means the Security Agreements, including any supplements thereto and any and all other instruments, documents or agreements, now or hereafter executed by any Credit Party or any other Person to secure the Obligations.

“Senior Notes” means the 8.750% senior unsecured notes due 2023 issued by the Company.

“Solvent” means on the date of any determination (a) as to any U.S. Credit Party (i) the fair value of the assets of the Company is not less than the amount that will be required to pay the total liability on existing debts as they become absolute and matured, (ii) the present fair saleable value of the assets of the Company is not less than the amount that will be required to pay the probable liability on existing debts of the Company as they become absolute and matured and (iii) the Company is able to pay its debts or other obligations as they generally become absolute and matured and (b) as to any Canadian Credit Party, such Person shall not be an “insolvent person” as such term is defined in the Bankruptcy and Insolvency Act (Canada). The term “debts” as used in this paragraph includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent and “values of assets” means the amount at which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender (including a Person that is a party to a Swap Agreement with the Borrowers or any of their Restricted Subsidiaries that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Counterparty” means Person that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Person entered into a Swap Agreement with a Credit Party.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Tangible Net Assets” means (a) the consolidated net book value of all assets of the Company and its consolidated Restricted Subsidiaries minus (b) the consolidated net book value of all intangible assets of the Company and its consolidated Restricted Subsidiaries, calculated in each case based on the Company’s consolidated balance sheet for the most recently ended fiscal quarter as to which its financial statements are available. Tangible Net Assets shall be subject to pro forma adjustments for Material Acquisitions and Material Dispositions.

“Tax Group” has the meaning assigned to such term in Section 4.13.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Company or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Transactions” means, collectively, (a) the initial borrowings and other extensions of credit under this Agreement, (b) the Magnum Acquisition, (c) the refinancing of the Existing Nine Debt, (d) the issuance of the Senior Notes and (e) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” has the meaning assigned to such term in Section 1.4.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed (a) from the proceeds of any Debt (other than the Loans), (b) with the proceeds of the sale of an asset, (c) with capital contributions to the Credit Parties or the proceeds from the issuance of Equity Interests by the Credit Parties, in each case, other than capital contributions from or Equity Interest issuances to another Credit Party, (d) with casualty insurance proceeds or condemnation awards, (e) through a trade-in of existing assets, (f) as a part of an Investment permitted by Section 6.3 or a Permitted Acquisition, or (g) with any combination of the foregoing.

“United States” and “U.S.” means the United States of America.

“Unrestricted Subsidiaries” means any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary in compliance with Section 5.7.

“U.S. Availability” means, at any time, an amount equal to (a) the U.S. Loan Limit, minus (b) the Aggregate U.S. Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding U.S. Loans).

“U.S. Borrower” has the meaning assigned to such term in the preamble.

“U.S. Borrowing Base” means the sum of (a) 85% of the U.S. Credit Parties’ Eligible Accounts at such time, plus (b) 80% of the U.S. Credit Parties’ Eligible Unbilled Accounts at such time, in an aggregate amount, when combined with clause (b) of the definition of Canadian Borrowing Base, not to exceed $10.0 million, plus (c) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by the

U.S. Credit Parties’ Eligible Inventory (valued at the lower of cost (FIFO) or market), minus (d) Reserves applicable to the U.S. Credit Parties established by the Administrative Agent in its Permitted Discretion; provided that, until both an acceptable appraisal and field exam with respect to the assets of the Magnum Targets are received by the Administrative Agent, the assets of the Magnum Targets included in the U.S. Borrowing Base shall be limited to 50% of the book value of the Accounts of the Magnum Targets that are U.S. Credit Parties; provided, further, that if such field exam and appraisal is not received on or prior to the date that is sixty (60) days after the Closing Date, no assets of the Magnum Targets shall be included in the U.S. Borrowing Base until such field examination and appraisal have been received by the Administrative Agent.

“U.S. Collateral Deposit Account” has the meaning assigned to such term in Section 5.13.

“U.S. Concentration Account” has the meaning assigned to such term in Section 5.10(c).

“U.S. Credit Parties” means (a) the U.S. Borrower and (b) each U.S. Domestic Subsidiary that has guaranteed the U.S. Secured Obligations pursuant to Section 5.12(b), and their successors and assigns. Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, neither an Excluded Subsidiary nor a Foreign Subsidiary will be deemed a U.S. Credit Party.

“U.S. Dollars” and “$” means lawful money of the United States.

“U.S. Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“U.S. Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s U.S. Revolving Loans and LC Exposure as such time plus (b) an amount equal to such Lender’s Applicable Percentage, if any, of the aggregate principal amount of all Protective Advances at such time.

“U.S. Loan Limit” means, at any time, the lesser of (a) the Aggregate Commitments (less the Aggregate Canadian Exposure) and (b) the U.S. Borrowing Base then in effect.

“U.S. Loans” means the U.S. Revolving Loans and the Protective Advances.

“U.S. Obligations” means all unpaid principal of and accrued and unpaid interest on the U.S. Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the U.S. Credit Parties to any of the Lenders, the Administrative Agent, any Issuing Lender or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in each case, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Credit Documents or in respect of any of the U.S. Loans or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a) (30) of the Code.

“U.S. Revolving Loan” means a Loan made to the U.S. Borrower pursuant to Section 2.1(a).

“U.S. Secured Obligations” means all U.S. Obligations, together with all (a) Banking Services Obligations owing by U.S. Credit Parties to one or more Lenders or their respective Affiliates and (b) Swap Agreement Obligations owing by U.S. Credit Parties owing to one or more Lenders or their respective Affiliates (including a Person that is a party to a Swap Agreement with the U.S. Credit Parties that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be); provided, however, that the definition of “U.S. Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“U.S. Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements or joinders thereto), substantially in the form in Exhibit D-1, dated as of the date hereof, among the U.S. Credit Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f) (ii) (B) (3).

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” has the meaning given to such term in the preamble.

“Wholly-Owned” means, as used in reference to a Restricted Subsidiary, any Restricted Subsidiary whose Equity Interest is owned 100%, either directly or indirectly, by the Borrowers.

“Withholding Agent” means a Borrower, any Guarantor and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the audited financial statements delivered to the Administrative Agent for the fiscal year ended December 31, 2017 pursuant to Section 3.1(k), except as provided in Section 6.6.

(b) Unless otherwise indicated, all financial statements of the Company, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Company and its Restricted Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Company financial statements referred to in Section 4.4. For the avoidance of doubt, references in this Agreement or in any other Credit Document to a Person’s consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Subsidiaries (or subset thereof if expressly provided herein) which eliminate offsetting intercompany transactions.

(c) If at any time any change in, or the application of, GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in, or application of, GAAP (subject to the approval of the Company and the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP (or its prior application) prior to such change in, or application of, GAAP and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in, or application of, GAAP; provided further that, the accounting for operating leases and Capital Leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 480) shall apply for the purposes of determining compliance with the provisions of this Agreement with respect to operating leases and Capital Leases (it being understood, for the avoidance of doubt, that no operating leases, or obligations in respect of operating leases, shall be treated as Capital Leases hereunder).

Section 1.4 Classes and Types of Loans. Loans are distinguished by Classes and Type. The “Type” of a Loan refers to the Rate (as defined below) by reference to which interest on such Loan is determined. For purposes hereof, the term “Rate” shall include ABR, CBR, CPR, the Adjusted LIBO Rate and CDOR.

Section 1.5 Other Interpretive Provisions; UCC, PPSA Terms.

(a) Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

(b) Unless otherwise defined herein, the following terms, as well as all uncapitalized terms which are defined in the UCC (whether or not capitalized or uncapitalized in the same manner therein) on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter of Credit Rights, Payment Intangibles, Proceeds, Securities Accounts, Supporting Obligations and Tangible Chattel Paper; provided that, if such terms are defined both in the UCC and the PPSA, in respect of the Canadian Credit Parties, such terms shall have the meaning herein ascribed to them in the PPSA. Other terms defined in the UCC or terms defined in the PPSA which are not otherwise defined in this Agreement or in any other Credit Document, as applicable, are used herein and/or therein as defined in the UCC or the PPSA, as the context requires.

Section 1.6 Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating compliance with any covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent Amount as so determined by the Administrative Agent or the applicable Issuing Lender.

Section 1.7 Currency Matters; Currency Indemnity. The U.S. Borrower shall, and shall cause the other Credit Parties to, make payment relative to any Obligation with respect to Letters of Credit in the currency in which such Obligation was effected (the “Agreed Currency”). If any payment is received on account of any Obligation in any currency other than the Agreed Currency (the “Other Currency”) (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any Collateral under the Security Documents or the liquidation of a Credit Party or otherwise), such payment shall constitute a discharge of the liability of the Credit Parties hereunder and under the other Credit Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Issuing Lender is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal banking procedures in the relevant jurisdiction and applicable law after deducting any costs of exchange. To the fullest extent permitted by applicable law, if the amount of the Other Currency received is insufficient to satisfy the obligation in the Agreed Currency in full, then the U.S. Borrower shall on demand indemnify the Issuing Lenders from and against any loss or cost arising out of or in connection with such deficiency; provided that, if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, voluntary prepayment, realization of Collateral, liquidation of a Credit Party or otherwise, then the Administrative Agent or the Lenders, as the case may be, agree to return the amount of any excess to the U.S. Borrower (or to any other Person who may be entitled thereto under applicable law). To the fullest extent permitted by applicable law, the foregoing indemnity and agreement by each party shall constitute an obligation separate and independent from all other obligations contained in this Agreement and shall give rise to a separate and independent cause of action.

ARTICLE II

CREDIT FACILITIES

Section 2.1 Commitments.

(a) Generally. Subject to the terms and conditions set forth in this Agreement, each Lender severally (and not jointly) agrees to make U.S. Revolving Loans in Dollars to the U.S. Borrower in Dollars from time to time during the Availability Period; provided that, after giving effect to such Loans, (A) the sum of the aggregate outstanding amount of all Loans plus the LC Exposure shall not exceed the Aggregate Commitments, (B) no Lender’s Revolving Exposure shall exceed such Lender’s Commitment, (C) no Lender’s U.S. Exposure shall exceed its Applicable Percentage of the U.S. Loan Limit, (D) the Aggregate U.S. Exposure shall not exceed the U.S. Loan Limit, (E) the Aggregate Canadian Exposure shall not exceed the Canadian Loan Limit, or (F) none of the U.S. Availability or the Availability may be less than zero, in each case, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances. Subject to the terms of this Agreement, the Borrowers may from time to time borrow, prepay, and reborrow Loans. No Lender (including the Administrative Agent) shall make any U.S. Loan to the Canadian Borrower.

(b) Change in Commitments.

(i) Defaulting Lender. At any time when a Lender is then a Defaulting Lender, the Borrowers, at their election, may elect to terminate such Defaulting Lender’s Commitment hereunder; provided that, (A) such termination must be of all of the Defaulting Lender’s Commitments, (B) the Borrowers shall pay all amounts owed by the Borrowers to such Defaulting Lender in such Lender’s capacity as a Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Loans owed to such Defaulting Lender, accrued Commitment Fees (subject to Section 2.15(a)(iii)), and Letter of Credit fees (subject to Section 2.15(a)(iii) but specifically excluding any amounts owing under Section 2.10 as result of such payment of such Loans) and shall deposit with the Administrative Agent into the Cash Collateral Account Cash Collateral in the amount equal to such Defaulting Lender’s ratable share of the LC Exposure (including any such portion thereof that has been reallocated pursuant to Section 2.15), (C) a Defaulting Lender’s Commitments may be terminated by the Borrowers under this Section 2.1(c)(iii) if and only if at such time, the Borrowers have elected, or are then electing, to terminate the Commitments of all then existing Defaulting Lenders, and (D) no Default has occurred and is continuing at the time of such election and termination. Upon written notice to the Defaulting Lender and Administrative Agent of the Borrowers’ election to terminate a Defaulting Lender’s Commitments pursuant to this clause (i) and the payment and deposit of amounts required to be made by the Borrowers under clause (B) and (C) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Lender under Section 2.9, Section 2.11, Section 2.13, Section 8.3 and Section 9.1 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Commitments shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender” except as to its obligations under Section 8.3 and Section 9.1 and any other obligations that expressly survive, which obligations shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, provided that, any such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Lender or any Lender may have against such Defaulting Lender.

(ii) All notices for a complete termination under clause (i) above delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Section 2.2 Loans and Borrowings.

(a) Each Loan (other than a Canadian Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance shall be made in accordance with the procedures set forth in Sections 2.4 and 2.5. Any Canadian Loan shall be made in accordance with Section 2.24

(b) Subject to Section 2.19, each Borrowing shall be comprised entirely of Base Rate Loans or Non-Base Rate Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Closing Date must be made as Base Rate Borrowings but may be converted into Non-Base Rate Borrowings in accordance with Section 2.4.

(c) At the commencement of each Interest Period for any Non-Base Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or Cdn$100,000 in the case of CDOR Rate Loans) and not less than $1.0 million (or Cdn$1.0 million in the case of CDOR Rate Loans). Base Rate Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that, there shall not at any time be more than a total of ten (10) Non-Base Rate Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3 Requests for Borrowing; Notice of Borrowing.

(a) Notice of Borrowing. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through Electronic System if arrangements for doing so have been approved by the Administrative Agent, a Notice of Borrowing not later than: (i) in the case of a Non-Base Rate Borrowing, 10:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing; or (ii) in the case of a Base Rate Borrowing, (A) of a U.S. Loan, noon, Chicago time, on the date of the proposed Borrowing and (B) of a Canadian Loan, 10:00 a.m., Chicago time, on the date of the proposed Borrowing; provided that, any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.6(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Notice of Borrowing shall be irrevocable.

(b) The Administrative Agent shall give each Lender prompt notice on the day of receipt of a timely Notice of Borrowing in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through Electronic System if arrangements for doing so have been approved by the Administrative Agent. Each Notice of Borrowing shall be by telephone or facsimile, and if by telephone, confirmed promptly in writing, specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Loans comprising such Borrowing, (iii) the aggregate amount of such Borrowing and (iv) if such Borrowing is to be comprised of Non-Base Rate Loans, the Interest Period to be applicable to each such Loan, which shall be a period contemplated by the definition of the term “Interest Period”. Each Lender shall before 2:00 p.m. (Chicago time) on the date of the proposed Borrowing, make available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in Same Day Funds, such Lender’s Applicable Percentage of such Borrowing. Promptly upon the Administrative Agent’s receipt of such funds (but in any event not later than 4:00 p.m. (Chicago time) on the date of the proposed Borrowing) and provided that, the applicable conditions set forth in Article III have been satisfied, the Administrative Agent will make such funds available to the Applicable Borrower at its account with the Administrative Agent (specified in the Notice of Borrowing).

(c) Election of Type of Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Non-Base Rate Borrowing, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.4 Protective Advances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the U.S. Borrower in Dollars, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.1) and other sums payable under the Credit Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $10.0 million; and provided further that, upon making such Protective Advance (A) the Aggregate Credit Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Commitment, (B) the Aggregate U.S. Exposure after giving effect to the Protective Advances shall not exceed the Aggregate Commitments less any Aggregate Canadian Exposure. Protective Advances may be made even if the conditions precedent set forth in Section 3.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Secured Obligations. All Protective Advances shall be Base Rate Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and U.S. Availability and the conditions precedent set forth in Section 3.2 have been satisfied, the Administrative Agent may request the Lenders to make a U.S. Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.4(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.5 Cash Dominion.

(a) Subsequent to the Credit Parties’ compliance with Section 2.5(b), all Deposit Accounts, Securities Accounts and Commodities Accounts (other than any Excluded Account for so long as such account is an Excluded Account) of the Credit Parties shall be Controlled Accounts.

(b) The Credit Parties will, in connection with any Deposit Account, Securities Account or Commodity Account (other than any Excluded Account for so long as such account is an Excluded Account) established on or before the date that is thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), enter into and deliver to the Administrative Agent an Account Control Agreement and/or lockbox agreement, in each case in form and substance acceptable to the Administrative Agent, on or before the following dates (or, in each case, such later date as the Administrative Agent may agree in its sole discretion): (i) the date that is sixty (60) days after the Closing Date or (ii) with respect to any Deposit Account, Securities Account or Commodity Account (other than any Excluded Account for so long as such account is an Excluded Account) established on or after the date that is thirty (30) days after the Closing Date, promptly but in any event within thirty (30) days of the date such account is established.

(c) Each Credit Party shall be subject to cash dominion at all times during a Cash Dominion Period. At any time that a Cash Dominion Event has occurred and is continuing, cash on hand and collections which are received into any Controlled Account, and to the extent necessary any securities (other than any Equity Interests of a Credit Party) held in any Securities Account shall be liquidated and the cash proceeds thereof, shall be swept on a daily basis into a blocked Concentration Account in the name of the U.S. Borrower or Canadian Borrower, as applicable, and held with and maintained by the Administrative Agent and subject to an Account Control Agreement and used to prepay Loans outstanding under this Agreement in accordance with Section 2.9. At any time during a Cash Dominion Period, all proceeds of the Funding Accounts shall be swept into the Concentration Account and any Loan shall be deposited into the Concentration Account that is maintained with the Administrative Agent.

Section 2.6 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of Letters of Credit for its own account or the account of any Restricted Subsidiary denominated in Dollars or CAD as the applicant thereof for the support of its or the other Credit Parties’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Availability Period; provided, that Wells Fargo shall not be obligated to issue Letters of Credit in any currency other than Dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The U.S. Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Credit Party’s obligations as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Restricted Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, no Issuing Lender shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing such Letter of Credit, or any Requirement of Law relating to the applicable Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Lender shall prohibit, or request that the applicable Issuing Lender refrain from, the issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the applicable Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the applicable Issuing Lender in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Lender applicable to Letters of Credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Closing Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall deliver by hand or facsimile (or transmit through Electronic Systems, if arrangements for doing so have been approved by the applicable Issuing Lender) to the applicable Issuing Lender and the Administrative Agent prior to 9:00 am, Chicago time, at least three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the U.S. Borrower also shall submit a Letter of Credit Application on the applicable Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $50.0 million, (ii) the Revolving Exposure shall exceed the lesser of the Aggregate Commitment and the Aggregate Borrowing Base, (iii) the Aggregate U.S. Exposure shall not exceed the U.S. Loan Limit, (iv) the Aggregate Canadian Exposure shall not exceed the Canadian Loan Limit and (v) the aggregate face amount of drawn and undrawn Letters of Credit (that have not been Cash Collateralized) of the applicable Issuing Lender shall not exceed such Issuing Lender’s LC Fronting Limit unless such Issuing Lender shall agree in its sole discretion.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) and provided, further, that the applicable Issuing Lender may consent to an expiration date of a Letter of Credit which is on or after the date that is five (5) Business Days prior to the Maturity Date if such Letter of Credit has been Cash Collateralized on terms acceptable to such Issuing Lender at least five (5) Business Days prior to the Maturity Date. If any such Letter of Credit has not been Cash Collateralized on terms acceptable to such Issuing Lender at least five (5) Business Days prior to the Maturity Date, then the U.S. Borrower shall, on the date that is five (5) Business Days prior to the Maturity Date, notwithstanding any conditions to Borrowing set forth herein, be deemed to have requested, and the U.S. Borrower does hereby request under such circumstances, an ABR Borrowing in an amount equal to the LC Exposure of such Letter of Credit and such ABR Loans shall be provided to replace such LC Exposure.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, the U.S. Borrower hereby absolutely and unconditionally agrees to pay in the currency of the LC Disbursement to the Administrative Agent, for the account of the applicable Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by the applicable Issuing Lender and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrower shall reimburse such LC Disbursement by paying in the currency of such LC Disbursement to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (A) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with a Base Rate Borrowing in U.S. Dollars equal to the Dollar Equivalent Amount of such LC Disbursement) and, to the extent so financed, the U.S. Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the U.S. Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the U.S. Borrower in U.S. Dollars, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Lender, then to such Lenders and the Issuing Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The U.S. Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower’s obligations hereunder. None of the Administrative Agent, the

Lenders, any Issuing Lender or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lenders from liability to the U.S. Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by an Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that, any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Lender shall make any LC Disbursement, then, unless the U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans and such interest shall be payable on the date when such reimbursement is due; provided that, if the U.S. Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Lender. An Issuing Lender may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.12(b). From and after the effective date of any such replacement, (A) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to one hundred three percent (103%) of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that, the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) of Article VII. Such deposit shall be held by the Administrative Agent as Collateral for the payment and performance of the U.S. Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the U.S. Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the U.S. Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of such an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Restricted Subsidiary, the U.S. Borrower shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under any Letter of Credit issued under the Facility by such Issuing Lender. The U.S. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Restricted Subsidiaries inures to the benefit of the U.S. Borrower, and that the U.S. Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(m) Reports from Issuing Lenders. Each Issuing Lender (other than the Administrative Agent or any of its Affiliates) shall, upon any issuance of a Letter of Credit or any drawing under a Letter of Credit by such Issuing Lender, provide the Administrative Agent and each other Issuing Lender with a list of all Letters of Credit issued by such Issuing Lender that are outstanding at such time; provided that, upon written request from the Administrative Agent, the applicable Issuing Lender shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Lender.

(n) Existing Letters of Credit. The Existing Letters of Credit will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit issued hereunder. Without limiting the foregoing (i) each such Existing Letter of Credit shall be included in the calculation of the LC Exposure, (ii) all liabilities of the Credit Parties with respect to such Existing Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit as provided in Section 2.6(e).

Section 2.7 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided, that Canadian Loans shall be made as provided in Section 2.24. The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that, Base Rate Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.6(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Lender and the Applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (in the case of Dollar denominated amounts) or the Administrative Agent’s cost of funds (in the case of CAD denominated amounts) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Applicable Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.8 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Non-Base Rate Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Non-Base Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing, provided that, a Borrowing in one currency may only be converted to another type of Borrowing denominated in the same currency as the Borrowing to be so converted. This Section shall not apply to Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Notice of Borrowing would be required under Section 2.3 if the Borrower Representative were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.2:

(i) the name of the Applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Non-Base Rate Borrowing; and

(iv) if the resulting Borrowing is a Non-Base Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Non-Base Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Non-Base Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Non-Base Rate Borrowing and (ii) unless repaid, each Non-Base Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.9 Increase, Reduction and Termination of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon Payment in Full of the Secured Obligations.

(c) The Borrowers may from time to time reduce the Commitment; provided that, (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Borrowers shall not terminate or reduce such Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Revolving Exposure would exceed the lesser of the Aggregate Commitments and the Aggregate Borrowing Base, (B) the Aggregate U.S. Exposure would exceed the U.S. Loan Limit or (C) the Aggregate Canadian Exposure would exceed the Canadian Loan Limit.

(d) The Canadian Borrower may from time to time reduce the Canadian Sublimit; provided that, (i) each reduction shall be in an amount that is an integral multiple of $1.0 million and not less than $1.0 million and (ii) the Canadian Borrower shall not terminate or reduce the Canadian Sublimit if, after giving effect to any concurrent prepayment of the Canadian Loans in accordance with Section 2.11, the Aggregate Canadian Exposure would exceed the Canadian Loan Limit.

(e) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b), (c) or (d) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that, a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(f) The Borrowers shall have the right to increase the Commitment by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that, (i) any such request for an increase shall be in a minimum amount of $5.0 million, (ii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $50.0 million, (iii) the Administrative Agent and the Issuing Lenders have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedure described in Section 2.9(g) has been satisfied. Nothing contained in this Section 2.9 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(g) Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower Representative and each Lender being added or increasing its Commitment, subject only to the approval of the Required Lenders if any such increase or addition would cause the Commitments to exceed $250.0 million. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Credit Party signed by an authorized officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Credit Documents are true and correct in all material respects with the same effect as though made on and as of the date of such increase or addition (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), (2) no Default exists and (3) the Borrowers are in compliance (on a pro forma basis after giving effect to any additional Borrowings to be made on the effective date of such increase or addition) with any then operative covenant contained in Section 6.1(i) or 6.18 and (ii) legal opinions and documents consistent with those delivered on the Closing Date, to the extent reasonably requested by the Administrative Agent.

(h) On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Loans then outstanding and amounts of principal, interest, Commitment Fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) to the extent necessary to implement the matters set forth in clause (i) above, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Non- Base Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule I to reflect such increase or addition and shall distribute such revised Schedule I to each of the Lenders and the Borrower Representative, whereupon such revised Schedule I shall replace the old Schedule I and become part of this Agreement.

Section 2.10 Repayment of Loans. Evidence of Debt.

(a) The Applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Canadian Loan or U.S. Loan, as applicable, on the Maturity Date and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b) At all times during a Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all funds credited to the U.S. Concentration Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding and any other U.S. Obligations that are then due and payable, pro rata, second to prepay the U.S. Loans, third if an Event of Default exists and is continuing, to Cash Collateralize outstanding LC Exposure, fourth to prepay any Canadian Obligations that are then due and payable, and fifth to prepay the Canadian Loans. At all times during a Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all funds credited to the Canadian Concentration Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to any Canadian Obligations that are then due and payable, pro rata, and second to prepay the Canadian Loans. Notwithstanding the foregoing, to the extent that any funds credited to a Concentration Account constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.7) be represented by one or more promissory notes in such form.

Section 2.11 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b) In the event and on such occasion that (i) the Aggregate Credit Exposure exceeds the lesser of (A) the Aggregate Commitment and (B) the Aggregate Borrowing Base, (ii) the Aggregate U.S. Exposure exceeds the U.S. Loan Limit, or (iii) the Aggregate Canadian Exposure exceeds the Canadian Loan Limit, the Applicable Borrower shall prepay the applicable Loans and LC Exposure or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.6(j), as applicable, in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Credit Party in respect of any Prepayment Event, the Applicable Borrower shall, promptly after such Net Proceeds are received by any Credit Party, prepay the applicable Obligations and, if any Event of Default exists and is continuing, Cash Collateralize the LC Exposure as set forth in Section 2.11(d) below, in an aggregate amount equal to 100% of the Net Proceeds of such Prepayment Event; provided that, if no Cash Dominion Period is in effect, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Credit Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within one hundred eighty (180) days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, Equipment or other tangible assets (excluding Inventory) to be used in the business of the applicable Credit Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as no Cash Dominion Period is in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Cash Dominion Period is in effect, then, if the Net Proceeds specified in such certificate are to be applied to acquire, replace or rebuild such assets by (A) the

U.S. Borrower, such Net Proceeds of a U.S. Borrower shall be applied by the Administrative Agent (1) first to reduce the outstanding principal balance of the U.S. Loans until paid in full and second to reduce the outstanding principal balance of the Canadian Loans if the applicable Property or asset is owned by a U.S. Credit Party or (2) to reduce the outstanding principal balance of the Canadian Loans (in each case without a permanent reduction of the Commitments) and upon such application, the Administrative Agent may in its Permitted Discretion, establish a Reserve against the Aggregate Borrowing Base, the U.S. Borrowing Base, and/or the Canadian Borrowing Base, as applicable, in an amount not to exceed the amount of such proceeds so applied, (B) the Canadian Borrower, such Net Proceeds of the Canadian Borrower shall be applied by the Administrative Agent to reduce the outstanding balance of the Canadian Loans, and (C) any Credit Party that is not a Borrower, such Net Proceeds shall be deposited in a Cash Collateral Account for the U.S. Credit Parties or the Canadian Credit Parties, and in the case of either (A) or (B), thereafter, such funds shall be made available to the applicable Credit Parties as follows:

(1) the Borrower Representative shall request a Borrowing (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Credit Party shall request a release from the Cash Collateral Account be made in the amount needed;

(2) so long as the conditions set forth in Section 4.2 have been met, the applicable Lenders shall make such Borrowing or the Administrative Agent shall release funds from the Cash Collateral Account; and

(3) in the case of Net Proceeds applied against any Borrowing, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Borrowing;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180 day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied. Notwithstanding the foregoing, in no event will U.S. Obligations be repaid pursuant to this Section 2.11(c) if such Net Proceeds are received by any Restricted Subsidiary that is an Excluded Subsidiary or a Foreign Subsidiary.

(d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances that may be outstanding, pro rata, and second to prepay the Loans without a corresponding reduction in the Commitments and, if an Event of Default exists and is continuing to Cash Collateralize outstanding LC Exposure.

(e) The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than (i) 10:00 a.m., Chicago time, (A) in the case of prepayment of a Non-Base Rate Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of a Base Rate Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied first to Base Rate Borrowings and second to Non-Base Rate Borrowings and otherwise ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments, if any, pursuant to Section 2.16.

Section 2.12 Fees.

(a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a Commitment Fee, which shall accrue at 0.50% per annum, with a reduction to 0.375% per annum for so long as greater than 50% of the Commitments are drawn, of the average daily amount of such Lender’s Available Commitment during the period from and including the Closing Date to but excluding the date on which the Commitments terminate. Accrued Commitment Fees shall be payable quarterly in arrears on the first day of each calendar quarter and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed, (including the first day but excluding the last day).

(b) Fees for Letters of Credit. The U.S. Borrower agrees to pay:

(i) to the Administrative Agent for the pro rata benefit of and for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any applicable LC Exposure; and

(ii) to each Issuing Lender, a fronting fee in an amount to be agreed between such Issuing Lender and the Borrower Representative for each Letter of Credit issued by such Issuing Lender, which fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

Participation fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each calendar quarter following such last day, commencing on the first such date to occur after the Closing Date; provided that, all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All other fees payable to the Issuing Lenders pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent as set forth in the Fee Letter.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising (i) each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, (ii) each CBR Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Margin and (iii) each CPR Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Margin for U.S. Revolving Loans plus, at the option of the Required Lenders, 2% per annum.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring the consent of “each Lender directly and adversely affected thereby” for reductions in interest rates), declare that (i) all Loans (other than Protective Advances) shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder (other than Protective Advances), such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e) Accrued interest on each Loan (for Base Rate Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that, (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Non-Base Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Base Rate, the Canadian Prime Rate or CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, Canadian Prime Rate, CDOR Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Credit Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. The Administrative Agent agrees that if requested in writing by the Borrower Representative it shall calculate the nominal and effective per annum rate of interest on any outstanding Borrowing at any time and provide such information to the Borrower Representative, provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers or any of the other Credit Parties of any of its obligations under this Agreement or any other Credit Documents, nor result in any liability to the Administrative Agent or the Lenders. Each Borrower hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Credit Documents, that the interest payable under the Credit Documents and the calculation thereof has not been adequately disclosed to any Borrower or Credit Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

(h) If any provision of this Agreement or of any of the other Credit Documents would obligate any Credit Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13 and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Credit Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers. Any amount or rate of interest referred to in this Section 2.13 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 2.14 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing, or CDOR Rate Borrowing, as applicable:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the CDOR Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate or the CDOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders via telephone or Electronic System as provided in Section 9.1 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing or CDOR Rate Borrowing, as applicable, shall be ineffective and any such Eurodollar Borrowing or CDOR Rate Borrowing, as applicable, shall be repaid or converted into an ABR Borrowing or CPR Borrowing, as applicable, on the last day of the then current Interest Period applicable thereto, and (B) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing or CPR Borrowing, as applicable.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest and other related changes (including, to the extent necessary, corresponding changes to the definition of “Applicable Margin” and other definitions referenced therein) is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.15 Increased Costs; Illegality.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or an Issuing Lender;

(ii) impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (in each case, other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any taxes (other than (A) Indemnified Taxes, (B) taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Applicable Borrower will pay to such Lender, Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Canadian Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Applicable Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) If any Lender shall notify the Borrower Representative that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Loans of such Lender then outstanding hereunder, (a) the Applicable Borrower shall, no later than 11:00 a.m. (New York City time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Loan, or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Loans of such Lender then outstanding, together with accrued interest on the principal amount prepaid or defeased to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment or defeasance being made on such date, (b) such Lender shall simultaneously make a Base Rate Loan to the Applicable Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Loans prepaid to such Lender, and (c) the right of the Applicable Borrower to select Eurodollar Loans from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower Representative that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.16 Breakage Costs. In the event of (a) the payment of any principal of any Non-Base Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Non-Base Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Non-Base Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(e) and is revoked in accordance therewith), or (d) the assignment of any Non-Base Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.2(d), then, in any such event, the Applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Non-Base Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Non-Base Rate Loan had such event not occurred, at the Adjusted LIBO Rate or the CDOR Rate that would have been applicable to such Non-Base Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Non-Base Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market, or for the CAD deposits of a comparable amount and period to such CDOR Rate Loan from other banks in the Canadian bankers acceptance market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Withholding of Taxes; Gross-Up.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The applicable Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.17, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient on any payment by or on account of any Credit Party under any Credit Document or required to be withheld or deducted from such payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Credit Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, an executed IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or before the date on which JPMorgan Chase Bank, N.A. (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower Representative executed copies of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that each Borrower can make payments to the Administrative Agent without deduction or withholding of any taxes imposed by the United States, including taxes imposed under FATCA.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-Offs.

(a) The Applicable Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the applicable Issuing Lender or Canadian Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, and 9.1 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable Obligations are denominated, and, if not otherwise specified, in Dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Credit Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a Concentration Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall:

(i) with respect to Collateral of U.S. Credit Parties (“U.S. Payments”), be applied ratably first, to pay any fees, indemnities, or expense reimbursements owing by the Credit Parties including amounts then due to the Administrative Agent and the Issuing Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Credit Parties (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements owing by the Credit Parties, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash Collateral for such Obligations, eighth, to pay any amounts owing from Credit Parties with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Credit Parties. Notwithstanding the foregoing amounts received from any Credit Party shall not be applied to any Excluded Swap Obligation of such Credit Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Non-Base Rate Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(ii) with respect to Collateral of Canadian Credit Parties (“Canadian Payments”), be applied ratably: first, to pay any fees, indemnities, or expense reimbursements owing by the Canadian Credit Parties including amounts then due to the Administrative Agent and the Issuing Lenders from the Canadian Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnification or expense reimbursements then due to the Lenders from the Canadian Credit Parties (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Canadian Loans ratably, fourth, to prepay principal on the Canadian Loans, fifth, to pay any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations of the Canadian Credit Parties up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Canadian Credit Parties.

(iii) Notwithstanding anything else in this Section 2.18(b)(i) to the contrary, any portion of the U.S. Payments otherwise payable on behalf of Secured Obligations of the Canadian Credit Parties pursuant to Section 2.18(b)(i) may be temporarily held in reserve pending the receipt of Canadian Payments and, upon receipt of any Canadian Payments, 100% of such Canadian Payments shall be applied in accordance with Section 2.18(b)(ii) and thereby reduce by an equivalent amount the application of U.S. Payments to the Secured Obligations of the Canadian Credit Parties pursuant to Section 2.18(b)(i).

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.1), and other sums payable under the Credit Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.3 or a deemed request as provided in this Section or may be deducted from any Deposit Account of the Applicable Borrower maintained with the Administrative Agent. The Applicable Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Credit Documents and agrees that all such amounts charged shall constitute Loans and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.3, 2.4 or 2.5, as applicable, and (ii) the Administrative Agent to charge any Deposit Account of any Applicable Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due from the Applicable Borrower hereunder or any other amount due under the Credit Documents.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements and Canadian Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Canadian Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the applicable Loans and participations in LC Disbursements and Canadian Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Canadian Loans; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Canadian Loans to any assignee or Participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Notwithstanding anything to the contrary in this Agreement, a Lender may not exercise any right of set-off or counterclaim against, or otherwise apply, Collateral of a Canadian Credit Party to, or with respect to, any of the U.S. Obligations.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or applicable Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(g) The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Applicable Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Applicable Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive Payment in Full at another time.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If (i) any Lender requests compensation under Section 2.15 or (ii) the Applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (1) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (2) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any of the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.7), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, (1) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.7, each Issuing Lender), which consent shall not unreasonably be withheld, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Canadian Loans, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (3) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lender Provisions. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.2(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.2) or under any other Credit Document; provided, that, except as otherwise provided in Section 9.2, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly and adversely affected thereby;

(c) if any LC Exposure or Canadian Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure or Canadian Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, Cash Collateralize, for the benefit of the applicable Issuing Lender, the Company’s obligations corresponding to such Defaulting Lender’s applicable LC Exposure or Canadian Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.6(j) for so long as such LC Exposure or Canadian Exposure is outstanding;

(iii) if the Company Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s applicable LC Exposure during the period such Defaulting Lender’s applicable LC Exposure is Cash Collateralized;

(iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure or Canadian Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure or Canadian Exposure shall be payable to the applicable Issuing Lender or Canadian Lender until and to the extent that such LC Exposure or Canadian Exposure is reallocated and/or Cash Collateralized; and

(d) If (i) a Bankruptcy Event or a Bail-In Action with respect to the parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) an Issuing Lender or Canadian Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender or Canadian Lender shall not be required to issue, amend or increase any Letter of Credit or make any Canadian Loan, unless such Issuing Lender or Canadian Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Lender or Canadian Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(e) In the event that the Administrative Agent, the Borrower Representative, the Canadian Lenders and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure and Canadian Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

Section 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Credit Party or any Subsidiary or Affiliate of a Credit Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Credit Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

Section 2.23 Excess Resulting From Exchange Rate Change. With respect to the Commitments, if on any Revaluation Date following one or more fluctuations in the Exchange Rate of the CAD against the Dollar, (i) Aggregate Credit Exposure exceeds the lesser of the Aggregate Commitment and the Aggregate Borrowing Base or (ii) the Aggregate Canadian Exposure exceeds the Canadian Loan Limit, the Applicable Borrower shall, within two (2) Business Days of notice from the Administrative Agent (x) make the necessary payments or repayments to reduce such Revolving Exposure to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Secured Parties) deposits as continuing collateral security for the Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without limiting the foregoing provisions, the Administrative Agent shall, on the first Business Day of each month or more frequently in the sole discretion of the Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrower Representative such excess exists.

Section 2.24 Canadian Loans.

(a) Subject to the terms and conditions set forth herein, each Canadian Lender agrees to make Canadian Loans to the Canadian Borrower in Dollars and CAD an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Loans exceeding the aggregate Canadian Sublimit, (ii) the sum of the aggregate outstanding amount of all Loans plus the LC Exposure exceeding the Aggregate Commitments, (iii) any Lender’s Revolving Exposure exceeding such Lender’s Commitment, (iv) the Aggregate Canadian Exposure exceeding the Canadian Loan Limit, or (v) the U.S. Availability or the Availability being less than zero. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Loans. The Canadian Lenders shall make each Canadian Loan available to the Borrowers by means of a credit to the Funding Account, and each Canadian Lender shall make its ratable portion of the requested Canadian Loan (such ratable portion to be calculated based upon such Canadian Lender’s Canadian Applicable Percentage).

(b) Any Canadian Lender may by written notice given to the Canadian Administrative Agent require the Lenders to acquire participations on such Business Day in all or a portion of the Canadian Loans outstanding. Such notice shall specify the aggregate amount of Canadian Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Canadian Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Canadian Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Canadian Administrative Agent (and in any event, if such notice is received by 11:00 a.m., Chicago time, on a Business Day no later than 4:00 p.m., Chicago time on such Business Day and if received after 11:00 a.m., Chicago time, “on a Business Day” means no later than 9:00 a.m. Chicago time on the immediately succeeding Business Day), to pay to the Canadian Administrative Agent, for the account of the applicable Canadian Lender, the Dollar Equivalent of such Lender’s Applicable Percentage of such Canadian Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Canadian Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Canadian Administrative Agent shall promptly pay to the Canadian Lender the amounts so received by it from the Lenders. The Canadian Administrative Agent shall notify the Borrower Representative of any participations in any Canadian Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Canadian Loan shall be made to the Canadian Administrative Agent and not to the Canadian Lender. Any amounts received by the Canadian Lender from the Canadian Borrower (or other party on behalf of the Canadian Borrower) in respect of a Canadian Loan after receipt by the Canadian Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Canadian Administrative Agent; any such amounts received by the Canadian Administrative Agent shall be promptly remitted by the Canadian Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Canadian Lender or to the Canadian Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Canadian Borrower for any reason. The purchase of participations in a Canadian Loan pursuant to this paragraph shall not relieve the Canadian Borrower of any default in the payment thereof.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to the Closing Date. The obligations of each Lender to make Loans on the Closing Date and for the Issuing Lenders to issue or confirm any initial Letters of Credit shall be subject to the satisfaction or waiver (in accordance with Section 9.2 of this Agreement) of the following conditions:

(a) Documentation. The Administrative Agent shall have received this Agreement and all attached Exhibits and Schedules, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and fully executed by all parties hereto.

(b) Acquisition. The Administrative Agent shall have received a copy of the Magnum Purchase Agreement certified as being true and correct by a duly authorized officer of the Borrower Representative. The Magnum Acquisition shall have been, or shall substantially concurrently be, consummated in accordance with the terms of the Magnum Purchase Agreement without giving effect to any amendment, change or supplement or waiver of any provision thereof, in each case, in any manner that is materially adverse to the interests of the Lenders or the Administrative Agent (in each case in their capacities as such) without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent.

(c) Representations. The representations and warranties (i) made by the Credit Parties under Sections 4.1, 4.2, 4.3, 4.15, 4.19 and 4.20 of this Agreement and (ii) made by the Magnum Targets and their affiliates in the Magnum Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the breach of any such representations results in the Company or any of its affiliates having the right to terminate its obligations under the Magnum Purchase Agreement (after giving effect to any applicable notice and cure period) or otherwise decline to consummate the Magnum Acquisition, shall be true and correct in all material respects on the Closing Date.

(d) Solvency Certificate. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a Responsible Officer of the Company certifying that, (i) before giving effect to the initial Borrowings made hereunder on the Closing Date, the Credit Parties, taken as a whole, are Solvent and (ii) after giving effect to the initial Borrowings made hereunder on the Closing Date and the other Transactions, the Credit Parties, taken as a whole, are Solvent.

(e) No Material Adverse Change. Since October 15, 2018, no “Material Adverse Effect” (as defined in the Magnum Purchase Agreement) has occurred.

(f) USA Patriot Act; Beneficial Ownership Certification. The Administrative Agent shall have received (i) all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) Business Days prior to the Closing Date, any Lender that has requested, in a written notice to the Company at least ten (10) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(g) Payment of Fees. The Company shall have paid the fees and expenses required to be paid as of the Closing Date by Section 2.12(d), Section 2.12(e) and Section 9.1(a) (other than legal fees) or any other provision of a Credit Document (including, for the avoidance of doubt, the Fee Letter). The Company shall have paid the legal fees for the Administrative Agent’s counsel as required under Section 9.1 to the extent such fees have been invoiced at least three (3) Business Days prior to the Closing Date.

(h) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Canadian Borrowing Base and the U.S. Borrowing Base as of September 30, 2018.

(i) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and, where applicable, fully executed by all parties thereto:

(i) a Note payable to each Lender requesting a Note;

(ii) the Guaranty and the Security Agreements, together with such other documents, agreements, or instruments necessary to create an Acceptable Security Interest in the Collateral;

(iii) certificates of insurance naming the Administrative Agent as loss payee or lender’s loss payable with respect to property insurance, or additional insured with respect to liability insurance, and covering the Credit Parties’ Properties with such insurance carriers, for such amounts and covering such risks as required by Section 5.3;

(iv) a secretary’s certificate from each Credit Party certifying and appending such Credit Party’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(v) a certificate from an authorized officer of the Company dated as of the Closing Date stating that as of such date all conditions precedent set forth in this Section 3.1 have been met or waived;

(vi) certificates of status or good standing for each Credit Party in the state in which each such Person is organized, which certificates shall be (A) dated as of a recent date or (B) otherwise effective on the Closing Date;

(vii) a legal opinion of (A) Vinson & Elkins LLP as outside counsel to the Credit Parties and (B) local counsel in each relevant jurisdiction, in form and substance reasonably acceptable to the Administrative Agent; and

(j) Field Examinations. The Administrative Agent or its designee shall have conducted a field examination of the Accounts and Inventory of the Credit Parties (other than the Magnum Targets) and such other information or materials as the Administrative Agent shall include within the scope of such field examination and audit, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent acknowledges and agrees that this condition (k) has been satisfied.

(k) Delivery of Financial Statements; Projections. With respect to the Company and its Subsidiaries, the Administrative Agent shall have received (i) the audited consolidated balance sheets of the Company and its Subsidiaries and the Magnum Targets as of the end of the fiscal years ended December 31, 2017 and December 31, 2016 and related audited and consolidated statements of operations, changes in shareholders’ equity or partners’ capital and cash flows of each of the Company and its Subsidiaries and the Magnum Targets for such fiscal years; (ii) the unaudited consolidated balance sheets and related statements of operations, changes in shareholders’ equity or partners’ capital and cash flows of each of the Company and its Subsidiaries and the Magnum Targets for each fiscal quarter of Nine Energy and the Magnum Targets that started after December 31, 2017 and ended at least forty-five (45) days prior to the Closing Date; and (iii) (A) a pro forma statement of operations of the Company and its Subsidiaries (including the Magnum Targets) for the fiscal year ended December 31, 2017, (B) a pro forma statement of operations of the Company and its Subsidiaries (including the Magnum Targets) for the latest interim period (and the comparative period of the prior year) of the Company covered by the financial statements specified in clause (i), and (C) a pro forma balance sheet as of the last day of the latest quarterly period of the Company and its Subsidiaries (including the Magnum Targets).

(l) Refinancing; Payment in Full of Funded Debt. Prior to, or concurrently with, the making of the initial Loans hereunder, all outstanding obligations owing with respect to the Existing Nine Debt (subject to Section 2.6(n)) shall have been paid in full and the Administrative Agent shall have received evidence that on the Closing Date, after giving effect to the Transactions, neither the Borrowers nor any of their Subsidiaries shall have Funded Debt except for (i) Funded Debt under this Facility and the Senior Notes and (ii) any Funded Debt of the Borrowers or the Magnum Targets and their respective Subsidiaries incurred in respect of short term debt for working capital, capital leases, purchase money debt or equipment financings or deferred purchase price obligations (excluding earn out obligations under the Magnum Purchase Agreement) up to an aggregate amount not exceeding $3.0 million. Such evidence may include (without limitation) one or more “pay-off” letters (or such other evidence) in form and substance reasonably satisfactory to the Administrative Agent with respect to any such Funded Debt being refinanced with the initial Loans to be made hereunder; and arrangements reasonably satisfactory to the Administrative Agent shall have been made with any Person holding any Lien securing any such Funded Debt, for the release and delivery of such UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, and other instruments, in each case in proper form for recording or filing, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Funded Debt.

(m) Availability. The Administrative Agent shall have received evidence satisfactory to it that, immediately after giving effect to the Transactions, (a) Availability on the Closing Date shall not be less than $60.0 million and (b) Liquidity shall not be less than $80.0 million.

(n) Appraisals. The Administrative Agent shall have received an appraisal of certain Credit Parties’ Inventory from one or more firms reasonably satisfactory to the Administrative Agent, which appraisal shall be satisfactory to the Administrative Agent. The Administrative Agent acknowledges and agrees that this condition (o) has been satisfied.

(o) Closing Date. The Closing Date shall have occurred on or prior to December 31, 2018.

Section 3.2 Conditions Precedent to Each Credit Extension After Closing Date. The obligation of each Lender to make any Credit Extension on the occasion of each Borrowing (excluding the initial Borrowing), the obligation of each Issuing Lender to make any Credit Extension after the Closing Date and any reallocation provided in Section 2.20, in each case, shall be subject to the satisfaction or waiver (in accordance with Section 9.2 of this Agreement) of the following conditions as of the date of such Borrowing, such Credit Extension or such reallocation:

(a) Representations and Warranties. As of the date of the making of such Credit Extension, Borrowing or reallocation, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date and each request for the making of any Borrowing, Credit Extension or reallocation, and the making of such Borrowing, Credit Extension or reallocation shall be deemed to be a reaffirmation of such representations and warranties. Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Applicable Borrower of the proceeds of such Borrowing, Credit Extension or reallocation, shall constitute a representation and warranty by the Applicable Borrower that on the date of such Borrowing, Credit Extension or reallocation, as applicable, the foregoing condition has been met.

(b) Event of Default. As of the date of each Borrowing, Credit Extension or reallocation, no Default or Event of Default shall exist, and the making of such Borrowing, Credit Extension or reallocation would not cause a Default or Event of Default. Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Applicable Borrower of the proceeds of such Borrowing, Credit Extension or reallocation, shall constitute a representation and warranty by the Applicable Borrower that on the date of such Borrowing, Credit Extension or reallocation, as applicable, the foregoing condition has been met.

(c) Availability. After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, (i) Availability and (ii) as applicable, Canadian Availability or U.S. Availability shall not be less than zero.

Each Borrowing after the Closing Date and each issuance, amendment, renewal or extension of a Letter of Credit after the Closing Date shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Section 3.3 Determinations Under Section 3.1 and Section 3.2. For purposes of determining compliance with any of the conditions specified in Section 3.1 and Section 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Credit Extensions hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Credit Extensions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

From and after the Closing Date, each Borrower represents and warrants as follows:

Section 4.1 Organization. Each Borrower and each of its Restricted Subsidiaries is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, each Credit Party’s type of organization and jurisdiction of incorporation, formation or organization are set forth on Schedule 4.1.

Section 4.2 Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the Transactions and any related transactions contemplated thereby (a) are within such Credit Party’s organizational powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, of such Credit Party, (c) do not contravene any articles or certificate of incorporation or formation, bylaws, partnership or limited liability company agreement or other equivalent organization documents, as applicable, binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party except for immaterial laws or contractual restrictions the noncompliance with which would not reasonably be expected to be adverse to any Secured Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except for immaterial authorizations, approvals, other actions, notices or filings the failure to obtain of which would not reasonably be expected to be adverse to any Secured Party. At the time of each Credit Extension, such Credit Extension and the use of the proceeds of such Credit Extension are within the Applicable Borrower’s corporate powers, have been duly authorized by all necessary action, do not contravene (i) the Applicable Borrower’s certificate or articles of incorporation, bylaws or other organizational documents, or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Applicable Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.

Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable Debtor Relief Laws or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a) The Borrower Representative has delivered to the Lenders the financial statements identified in Section 3.1(k) and such financial statements were prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial condition and results of operations and cash flows of the Persons covered thereby as of the respective dates thereof for the periods covered therein, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b) Since October 15, 2018, after giving pro forma effect to the Transactions, no event or condition has occurred that could reasonably be expected to result in a Material Adverse Change.

Section 4.5 Ownership and Liens; Real Property. Each Restricted Entity (i) has good and marketable fee simple title to, or a valid leasehold interest or easement in, all material real property, and good title to all material personal Property, used in its business, and (ii) none of the Property owned by the Borrowers or a Restricted Subsidiary is subject to any Lien except Permitted Liens.

Section 4.6 True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrowers and their Restricted Subsidiaries and furnished to any Lender Party for purposes of or in connection with this Agreement or any other Credit Document, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading as of the date such information is dated or certified. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Company or any of its Restricted Subsidiaries (or on behalf of the Company or any such Restricted Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished (it being recognized by the Lender Parties, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Credit Parties make no representation that such projections will be realized).

Section 4.7 Litigation. There are no actions, suits, or proceedings pending or, to any Restricted Entity’s knowledge, threatened against the Company or any Restricted Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent, there is no pending or, to the knowledge of any Restricted Entity, threatened action or proceeding instituted against the Company or any Restricted Subsidiary which seeks to adjudicate the Company or any Restricted Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver manager, custodian, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8 Compliance with Agreements.

(a) No Restricted Entity is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. No Restricted Entity is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which any Restricted Entity is a party and which could reasonably be expected to cause a Material Adverse Change. To the knowledge of the Credit Parties, no Restricted Entity is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which any Restricted Entity is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9 Pension Plans.

(a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(j), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred with respect to any Plan, and for plan years after December 31, 2007, no unpaid minimum required contribution exists with respect to any Plan, and there has been no excise tax imposed under Section 4971 of the Code with respect to any Plan, (d) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (e) neither the Company nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(i), and (f) neither the Company nor any member of the Controlled Group has incurred any liability as a result of a Multiemployer Plan being in reorganization or insolvent that could reasonably be expected to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Restricted Entity has any reason to believe that the annual cost during the term of this Agreement to the Company or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Company or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

(b) Each Canadian Credit Party is in compliance with the requirements of all federal or provincial or territorial laws applicable to any Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change. No fact or situation that may reasonably be expected to result in a Material Adverse Change exists in connection with any Canadian Pension Plan. No Canadian Credit Party has any material withdrawal liability in connection with a Canadian Pension Plan that is a “multi-employer pension plan” under applicable federal or provincial pension standards legislation in Canada. No Canadian Pension Event has occurred that would reasonably be expected to have a Material Adverse Change. No Lien has arisen, choate or inchoate, in respect of any Canadian Credit Party or their Property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

(c) As of the Closing Date, no Credit Party contributes to, sponsors or maintains a Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(i) of the ITA (“a Canadian Defined Benefit Plan”).

Section 4.10 Environmental Condition. Except as set forth on Schedule 4.10:

(a) Permits, Etc. Each Restricted Entity (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) is and, during the relevant time periods specified under applicable statutes of limitation, has been in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. To each Restricted Entity’s knowledge, none of the present or previously owned or operated Property of any Restricted Entity or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified by a Governmental Authority as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Restricted Entity, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further material action is required under current applicable Environmental Law as to each Response or other restoration or remedial project required to be undertaken by a Borrowers, any of its Subsidiaries or any of a Borrowers’ or such Subsidiary’s former Subsidiaries pursuant to any Environmental Law, on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ knowledge, future liability, if any, of the Company or of any of its Subsidiaries which could reasonably be expected to arise in connection with requirements under Environmental Laws is not expected to result in a Material Adverse Change.

Section 4.11 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 4.11, each of which is a Restricted Subsidiary hereunder. Each Restricted Subsidiary (including any such Restricted Subsidiary formed or acquired subsequent to the Closing Date) has complied with the requirements of Section 5.6.

Section 4.12 Investment Company Act. No Restricted Entity is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13 Taxes. Proper and accurate (in all material respects), federal and all material state, provincial, territorial local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by each Restricted Entity or any member of an affiliated group of such Restricted Entities as determined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all material taxes and other impositions due and payable with respect to such tax returns have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP. No Restricted Entity nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, provincial, territorial, local or foreign taxes. Proper and accurate amounts have been withheld by the Restricted Entities and all other members of the Tax Group from their employees and in respect of payments to any other Persons for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, provincial, territorial, local and foreign law.

Section 4.14 Permits, Licenses, etc. Each Restricted Entity possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each Restricted Entity manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that, this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15 Use of Proceeds. The proceeds of the Loans will be used by the Company for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U, or X.

Section 4.16 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Restricted Entities, taken as a whole, are in good working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of any Restricted Entity has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17 Insurance. Each Borrower and each Restricted Subsidiary carries insurance (which may be carried by the U.S. Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.18 Security Interest. The provisions of the Security Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties and each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien can be perfected by filing financing statements. When such financing statements (including, to the extent required to perfect in Equity Interests of Canadian Restricted Subsidiaries not constituting Excluded Collateral, PPSA financing statements in Canada) are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements (excluding, for perfection purposes, the Excluded Perfection Collateral).

Section 4.19 OFAC; Anti-Terrorism; Anti-Corruption Laws; Sanctions(a) .

(a) Neither the Company nor any Subsidiary of the Company is in violation of any Sanctions. Neither the Company nor any Subsidiary of the Company, nor any of their respective officers, directors, nor to the knowledge of the Company, any of their respective employees or agents (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has assets located in Sanctioned Entities, or (iii) derives revenues from Investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan will be used to fund any operations in, finance any Investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(b) Neither the Company nor any Subsidiary, nor any of their directors or officers, nor to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any Anti-Corruption Laws. Furthermore, each Borrower and its Affiliates, and to the knowledge of the Borrowers, each Credit Party and each of their Restricted Subsidiaries has conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 4.20 Solvency. Before and after giving effect to the making of each Credit Extension after the Closing Date, the Company and its Restricted Subsidiaries are, when taken as a whole, Solvent.

Section 4.21 EEA Financial Institution. No Credit Party is an EEA Financial Institution.

Section 4.22 Qualified ECP Counterparty. Each Borrower is a Qualified ECP Counterparty.

ARTICLE V

AFFIRMATIVE COVENANTS

Commencing on the Closing Date and until Payment in Full, each Borrower covenants and agrees with the Lenders that it shall and shall cause the Restricted Subsidiaries to comply with the following covenants:

Section 5.1 Organization. Each Credit Party shall, and shall cause each of its respective Restricted Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization. Each Credit Party shall, and shall cause each of its respective Restricted Subsidiaries to qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, except where failure to so qualify could not reasonably be expected to cause a Material Adverse Change. Nothing contained in this Section 5.1 shall prevent any transaction permitted by Section 6.6 or Section 6.7.

Section 5.2 Reporting.

(a) Annual Financial Reports. (i) The Borrower Representative shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2018), the audited consolidated balance sheet of the Company and its Subsidiaries (and, to the extent that any Unrestricted Subsidiaries existed during the applicable period, consolidating balance sheets of the Company and its Subsidiaries, including Unrestricted Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Company and its Subsidiaries (and, to the extent that any Unrestricted Subsidiaries existed during the applicable period, consolidating statements of income or operations, shareholders’ equity and cash flows of the Company and its Subsidiaries, including Unrestricted Subsidiaries) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP. Such consolidated statements shall be audited and accompanied by a report and opinion of PriceWaterhouseCoopers LLC or other independent certified public accountant of recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated and, if applicable, consolidating statements to be certified by the chief executive officer, chief financial officer, director of finance, treasurer or controller of the Borrower Representative to the effect that such statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in all material respects in accordance with GAAP.

(b) Quarterly Financial Reports. (i) The Borrower Representative shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries (and, to the extent that any Unrestricted Subsidiaries existed during the applicable period, consolidating balance sheets of the Company and its Subsidiaries, including Unrestricted Subsidiaries) as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Company and its Subsidiaries (and, to the extent that any Unrestricted Subsidiaries existed during the applicable period, consolidating statements of income or operations, shareholders’ equity and cash flows of the Company and its Subsidiaries, including Unrestricted Subsidiaries) for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements and, if applicable consolidating statements to be certified by the chief executive officer, chief financial officer, director of finance, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries, in all material respects, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and Section 5.2(b) and upon any calculation of the Fixed Charge Coverage Ratio pursuant to Section 6.18, the Borrower Representative shall provide to the Administrative Agent a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative and attaching thereto detailed supporting information for the calculations made thereunder.

(d) Annual Budget. As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Company, the Company shall provide to the Administrative Agent an annual budget consisting of projected balance sheets, income statements and cash flow statements for the immediately following fiscal year and reasonably detailed on a quarterly basis.

(e) Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after a Responsible Officer of any Credit Party obtains knowledge thereof, a notice of any Default, together with a statement of a Responsible Officer of the Company setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto.

(f) Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any material default notices given or received by the Company or by any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement evidencing Debt in an amount in excess of $3.0 million.

(g) Litigation. The Credit Parties shall provide to the Administrative Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting any Restricted Entity that could reasonably be expected to result in a Material Adverse Change.

(h) Environmental Notices. Promptly upon, and in any event no later than fifteen (15) days after, the receipt thereof, or the acquisition of knowledge thereof, by any Executive Officer of any Restricted Entity, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $3.0 million, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $3.0 million or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the Environment and such action or clean-up could reasonably be expected to exceed $3.0 million, including without limitation any information request related to, or notice of, potential responsibility under CERCLA which could reasonably result in the imposition of liability in excess of $3.0 million, or (iii) concerning the filing of a Lien (other than a Permitted Lien) upon, against or in connection with any Credit Party, any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located pursuant to any Environmental Law.

(i) Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any condition or event of which any Responsible Officer of any Credit Party obtains knowledge and which could reasonably be expected to result in a Material Adverse Change.

(j) Termination Events. As soon as possible and in any event (i) within thirty (30) days after the Company or any member of the Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after the Company or any member of the Controlled Group knows that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Company describing such Termination Event and the action, if any, which the Company or any Affiliate of the Company proposes to take with respect thereto;

(k) Termination of Plans. Promptly and in any event within five (5) Business Days after receipt thereof by the Company or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Company or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(l) Other ERISA Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Company or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Company or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Company or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(m) Termination of Canadian Plans. Promptly and in any event within five Business Days after a Canadian Credit Party knows that a Canadian Pension Event has occurred, the Credit Parties shall provide the Administrative Agent with a statement of an authorized officer of the Credit Party describing such Canadian Pension Event and the action, if any, which the Credit Party proposes to take thereto;

(n) Other Governmental Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Company or any Restricted Subsidiary, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify, revoke, or suspend any contract, license, permit, or agreement with any Governmental Authority the modification, revocation or suspension of which could reasonably be expected to result in a Material Adverse Change;

(o) Disputes; etc. The Credit Parties shall provide to the Administrative Agent prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting the Company or any Restricted Subsidiary, in any event, which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which any Credit Party has knowledge resulting in or reasonably considered to be likely to result in a strike against the Company or any Restricted Subsidiary, and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Company or any Restricted Subsidiary, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $3.0 million;

(p) Management Letters; Other Accounting Reports. Promptly upon receipt thereof (to the extent permitted by the Company’s auditors), a copy of each “management letter” submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company and its Restricted Subsidiaries, and a copy of any response by the Company or any Restricted Subsidiary of the Company, or the board of directors or managers (or other applicable governing body) of the Company or any Restricted Subsidiary of the Company, to such letter;

(q) Borrowing Base Certificates. As soon as available but in any event within twenty-five (25) days of the end of each calendar month, and at such other times as may be necessary to re-determine Availability or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith including, without limitation, together with any additional reports with respect to the U.S. Borrowing Base and the Canadian Borrowing Base as the Administrative Agent may reasonably request; provided that, during an Enhanced Reporting Period, in addition to the foregoing, on the third (3) Business Day of each week, Borrower Representative shall deliver a Borrowing Base Certificate, with respect to the prior week.

(r) Collateral Reporting; Borrowing Base.

(i) As soon as available but in any event within twenty-five (25) days of the end of each calendar month (and weekly during an Enhanced Reporting Period, on the third (3rd) Business Day of each week) and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;

(A) a detailed aging of the Credit Parties’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(B) a schedule detailing the Credit Parties’ Inventory, in form satisfactory to the Administrative Agent, by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate;

(C) a worksheet of calculations prepared by the Credit Parties to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; and

(D) as soon as available but in any event within twenty (20) days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(ii) Promptly upon the Administrative Agent’s request:

(A) copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(B) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Credit Party; and

(C) a schedule detailing the balance of all intercompany accounts of the Credit Parties.

(s) Customer List. Concurrently with the annual field examination and at any time promptly upon the Administrative Agent’s request, an updated customer list for each Credit Party, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative;

(t) Other Documentation.

(i) Promptly upon the Administrative Agent’s request, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal.

(ii) Concurrently with the annual field examination and at any time promptly upon the Administrative Agent’s request, a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Credit Party from the appropriate governmental officer in such jurisdiction.

(u) Intellectual Property. If, subsequent to the Closing Date, a Credit Party shall acquire or obtain any Inventory that contains or bears intellectual property rights licensed to any Credit Party that may be sold or otherwise disposed of without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to the sale of such Inventory under the current licensing agreement, then the Company shall provide an annex with each Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 8.2(f) immediately following the date that such Inventory is acquired or obtained, notifying the Administrative Agent of such acquisition, which annex shall specify all reasonable details (including the location, title, patent number(s) and issue date) as to the Inventory so acquired or obtained and the intellectual property rights licensed to the Credit Party in connection therewith.

(v) Other Information. Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Company or any Restricted Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 5.2(a) or Section 5.2(b) (to the extent such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of such date (i) on which such documents are delivered by e-mail to the Administrative Agent, (ii) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet or (iii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request to the Company to deliver such paper copies and (B) the Company shall arrange for the prompt notification of the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents pursuant to clause (ii) or (iii) (unless posted by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.3 Insurance.

(a) Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, carry and maintain all such insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and with reputable insurers.

(b) Copies of all certificates of insurance for policies covering the Property or business of the Credit Parties, and endorsements and renewals thereof, shall be delivered by the Company to and retained by the Administrative Agent. At the request of the Administrative Agent, copies of such policies of insurance, certified as true and correct copies of such documents by a Responsible Officer of the Company shall be delivered by the Company to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Company, its Restricted Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least thirty (30) days’ (or such shorter period as such insurance company may require and which is acceptable to the Administrative Agent) prior written notice to the Administrative Agent.

(c) Prior to the occurrence and continuance of an Event of Default or Cash Dominion Period, (i) all Net Proceeds of property insurance received by a Credit Party for the casualty loss of Property which constitutes Collateral not in excess of $2.5 million shall be paid directly to the applicable Credit Party to repair or replace the damaged or destroyed Property covered by such policy; provided that, such Credit Party shall make such repair or replace such Property within one hundred eighty (180) days from the receipt of such proceeds and (ii) the remaining amount of such proceeds and any amount of proceeds that were paid to such Credit Party as permitted under clause (i) above and not used toward the repair or replacement of such Property within the one hundred eighty (180) days required under such clause (i), shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent to be, at the election of the Administrative Agent, (A) applied in accordance with Section 7.6(b) of this Agreement, whether or not the Secured Obligations are then due and payable, or (B) returned to such Credit Party to repair or replace the damaged or destroyed Property covered by such policy or to make such other Investments permitted under Section 6.2 of this Agreement.

(d) After the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, all proceeds of insurance of any Credit Party, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6(b) of this Agreement, whether or not the Secured Obligations are then due and payable.

(e) In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d) or clause (e), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each Credit Party shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4 Compliance with Laws. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, comply with Legal Requirements (including Environmental Laws) which are applicable to such Restricted Entity, including the operations, business or Property of such Restricted Entity and maintain all related permits necessary for the ownership and operation of such Restricted Entity’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5 Taxes. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to pay and discharge all material taxes, assessments, and other charges and claims related thereto imposed on the Company or any of its Restricted Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6 Security. The Company agrees that at all times, the Administrative Agent shall have an Acceptable Security Interest in the applicable Collateral as required below, subject to any permitted releases pursuant to the terms of this Agreement or the Security Documents, to secure the performance and payment of the Secured Obligations as set forth in the Security Documents. The Company shall, and shall cause each Restricted Subsidiary to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in the following Property, whether now owned or hereafter acquired: (i) all Equity Interests issued by any Subsidiary (other than a Foreign Subsidiary) and held by a Wholly-Owned Domestic Restricted Subsidiary or the Company; (ii) (x) 100% of Equity Interests issued by First Tier Foreign Subsidiaries which are owned by the Company or any Wholly-Owned Domestic Restricted Subsidiary and are not Voting Securities and (y) 65% of the outstanding Voting Securities issued by any such First Tier Foreign Subsidiary; and (iii) all other Properties of the Credit Parties and their respective Domestic Restricted Subsidiaries, in each case, other than Excluded Collateral.

For the avoidance of doubt, notwithstanding the preceding provisions of this Section 5.6 or any other provisions of the Credit Documents, none of the Property of any Foreign Subsidiary shall ever serve as Collateral or other security for the U.S. Obligations and no actions outside of the United States shall be required with respect to any Collateral granted by the U.S. Credit Parties other than the filing of a PPSA or similar financing statement with respect to Equity Interests in First Tier Foreign Subsidiaries which are owned by the Company or any Wholly-Owned Domestic Restricted Subsidiary.

Section 5.7 Designations with Respect to Subsidiaries.

(a) Any Subsidiary formed or acquired after the Closing Date shall be deemed a Restricted Subsidiary unless initially designated by the Company as an Unrestricted Subsidiary in accordance with the terms of this Section 5.7(a) or subsequently designated by the Company as an Unrestricted Subsidiary in accordance with Section 5.7(b). No Borrower may acquire or form any new Subsidiary or initially designate such new Subsidiary as an Unrestricted Subsidiary unless each of the following conditions are satisfied in connection with such acquisition, formation or designation:

(i) immediately before and after giving effect to such acquisition, formation, or designation, no Default shall exist and be continuing;

(ii) the Company shall deliver to the Administrative Agent each of the items set forth in Schedule 5.7 attached hereto with respect to each Subsidiary created after the Closing Date (and not initially designated as an Unrestricted Subsidiary) to the extent required in Schedule 5.7;

(iii) the Company shall otherwise be in compliance with Section 5.6 and Section 6.3; and

(iv) such designation shall occur either (A) concurrently with the acquisition or formation of such new Subsidiary or (B) prior to such new Subsidiary becoming a Credit Party.

(b) The Company may designate any Restricted Subsidiary that was created or acquired after the Closing Date as an Unrestricted Subsidiary and may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (i) before and after giving effect to such designation, no Default shall exist, (ii) if such designation is to make a Restricted Subsidiary an Unrestricted Subsidiary, the Company can demonstrate compliance with Section 6.1 - Section 6.3, Section 6.7, Section 6.8, Section 6.14, Section 6.16 - Section 6.18 as of the date of such designation, both before and after giving effect to such designation, in such detail as is reasonably acceptable to the Administrative Agent, (iii) if such designation is to make a Credit Party an Unrestricted Subsidiary, no such designation may be made if such Credit Party has received from any Restricted Entity a Disposition that would not have been permitted under Section 6.7 had such Credit Party been an Unrestricted Subsidiary at the time of such Disposition, (iv) if such designation is to make an Unrestricted Subsidiary a Restricted Subsidiary, such Restricted Subsidiary shall deliver to the Administrative Agent each of the items set forth in Schedule 5.7 to the extent required therein, (v) only two such designations may be made as to any particular Subsidiary, (vi) such designation shall be made effective as of a quarter end, and (vii) at the time of any such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, Restricted Subsidiaries shall account for at least eighty-five percent (85%) of the Tangible Net Assets and the Net Income of the Company, each on a consolidated basis.

(c) The Company shall deliver to the Administrative Agent (i) with respect to any designation of an Unrestricted Subsidiary, prior to or concurrently with such designation and (ii) otherwise, within twenty (20) Business Days of any such designation, a certificate of a Responsible Officer of the Company stating the effective date of such designation and stating that the applicable foregoing conditions have been satisfied.

Section 5.8 Books and Records; Inspection; Field Examinations. Each Credit Party shall and shall cause each Restricted Subsidiary to maintain, in all material respects, proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. Each Credit Party will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice, (a) once during any 12-month period and (b) one additional time (for a total of two (2) such times during any 12-month period) at any time when Availability falls below the greater of (i) $26.25 million and (ii) 17.5% of the lesser of the Aggregate Commitment and Aggregate Borrowing Base, to conduct at such Credit Party’s premises field examinations of such Credit Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants. Each Credit Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Credit Party’s assets for internal use by the Administrative Agent and the Lenders. The Applicable Borrower shall be responsible for the costs and expenses of (a) one (1) field examination during any 12-month period and (b) one (1) additional field examination (for a total of two (2) such field examinations during any 12-month period) conducted at any time when Availability falls below the greater of (i) $26.25 million and (ii) 17.5% of the lesser of the Aggregate Commitment and Aggregate Borrowing Base. Additionally, there shall be no limitation on the number or frequency of field examinations if an Event of Default has occurred and is continuing, and the Applicable Borrower shall be responsible for the costs and expenses of any field examinations conducted while an Event of Default has occurred and is continuing.

Section 5.9 Maintenance of Property. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, maintain their owned, leased, or operated material Property, taken as a whole, in good condition and repair, except for normal wear and tear; and shall abstain from, and cause each of its Restricted Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.10 Controlled Accounts

(a) Within the time periods set forth in Section 2.5(b), each U.S. Credit Party shall execute and deliver to the Administrative Agent Account Control Agreements for each Deposit Account (other than Excluded Accounts) maintained by such U.S. Credit Party (each, a “U.S. Collateral Deposit Account”).

(b) Within the time periods set forth in Section 2.5(b), each Canadian Credit Party shall execute and deliver to JPMCB Canada as the Administrative Agent, an Account Control Agreement for each Deposit Account (other than Excluded Accounts) maintained by such Canadian Credit Party (each, a “Canadian Collateral Deposit Account” and collectively with each U.S. Collateral Deposit Account, the “Collateral Deposit Accounts”).

(c) Subject to the time periods referenced above, each Credit Party shall direct all of its Account Debtors to forward payments directly to Collateral Deposit Accounts subject to Account Control Agreements. During a Cash Dominion Period the Administrative Agent shall have sole access to the Collateral Deposit Accounts and each Credit Party shall take all actions necessary to grant the Administrative Agent such access. At no time during a Cash Dominion Period shall any Credit Party remove any item from a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Credit Party should refuse or neglect to notify any Account Debtor to forward payments directly to a Collateral Deposit Account subject to an Account Control Agreement after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Credit Party receives any proceeds of any Collateral, such Credit Party shall receive such payments as the Administrative Agent’s trustee, and shall promptly deposit all cash, checks or other similar payments related to or constituting payments made in respect of Collateral received by it to a Collateral Deposit Account. During a Cash Dominion Period, all funds deposited into any Collateral Deposit Account subject to a Collateral Deposit Account, as applicable, will be swept on a daily basis into a U.S. collection account maintained by such Credit Party with the Administrative Agent (the “U.S. Concentration Account”) or a Canadian collection account maintained by such Credit Party with the Administrative Agent (the “Canadian Concentration Account” and collectively with the U.S. Concentration Account, the “Concentration Accounts” and each a “Concentration Account”). The Administrative Agent shall hold and apply funds received into the Concentration Account as provided by the terms of Section 2.10(b).

Section 5.11 Appraisals. At any time that the Administrative Agent requests, each Borrower will, and will cause each Restricted Subsidiary to, provide the Administrative Agent with appraisals or updates thereof of its Inventory prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law. The Applicable Borrower shall be responsible for the costs and expenses of (a) one Inventory appraisal during any period of twelve (12) consecutive calendar months and (b) one additional Inventory appraisal in the event that Availability falls below the greater of (i) $26.25 million and (ii) 17.5% of the lesser of the Aggregate Commitment and Aggregate Borrowing Base. Additionally, there shall be no limitation on the number or frequency of appraisals if an Event of Default has occurred and is continuing, and the Applicable Borrower shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing.

Section 5.12 Post-Closing; Further Assurances.

(a) For a period of sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree), the Applicable Borrower shall exert commercially reasonable efforts to obtain each Collateral Access Agreement to be provided pursuant to Section 4.12 of the Security Agreement.

(b) Subject to any applicable Requirement of Law, each U.S. Credit Party will cause each of its U.S. Domestic Subsidiaries that is a Restricted Subsidiary, other than an Excluded Subsidiary, formed or acquired after the date of this Agreement to become a U.S. Credit Party by executing a Guaranty Agreement. Upon execution and delivery thereof, each such U.S. Domestic Subsidiary (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Credit Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any Property of such Credit Party which constitutes Collateral. Subject to any applicable Requirement of Law, the Canadian Borrower will cause each of its Subsidiaries, other than an Excluded Subsidiary, formed or acquired after the date of this Agreement to become a Canadian Credit Party by executing a guaranty of the Canadian Obligations.

(c) If any material assets (other than material assets of a type that would constitute Excluded Collateral) are acquired by any Credit Party after the Closing Date (other than assets constituting Collateral under the U.S. Security Agreement or the Canadian Security Agreement that become subject to the Lien thereunder upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations or Canadian Secured Obligations, as the case may be, and (ii) take, and cause each applicable Credit Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, all at the expense of the Applicable Borrower.

(d) Within sixty (60) days after the Closing Date (subject to extension as may be agreed by the Administrative Agent in its sole discretion), (i) the Canadian Borrower will cause Magnum Oil Tools Canada Ltd. ( “Magnum Canada”) to deliver to the Administrative Agent stock certificates and stock powers executed in blank, and any other documents, agreements or instruments necessary to perfect an Acceptable Security Interest in the Collateral and (ii) the Administrative Agent shall have received a customary perfection opinion from local counsel to the Canadian Borrower, in form and substance reasonably acceptable to the Administrative Agent, related to the pledged Equity Interests in Magnum Canada.

ARTICLE VI

NEGATIVE COVENANTS

Commencing on the Closing Date and until Payment in Full, each Borrower covenants and agrees with the Lenders that it shall and shall cause the Restricted Subsidiaries to comply with the following covenants:

Section 6.1 Debt. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) (i) the Obligations, and (ii) the Banking Services Obligations;

(b) Debt existing on the date hereof, including Debt relating to the Senior Notes, and set forth in Schedule 6.1 and extensions, refinancings, refundings, replacements and renewals of any such Debt subject to the last sentence of this Section 6.1.

(c) intercompany Debt incurred by any Credit Party owing to any other Credit Party; so long as such Debt is also permitted as an Investment under Section 6.3(e)(i); provided that, (i) to the extent such Debt is evidenced by an unsecured intercompany note, the Administrative Agent shall have a first priority Lien in such intercompany note and the receivable evidenced thereby and (ii) such Debt shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(d) intercompany Debt incurred by any Foreign Restricted Subsidiary that is not a Credit Party and owing to any Credit Party or Restricted Subsidiary; provided that, (i) such Debt is evidenced by an unsecured intercompany note, (ii) to the extent owed to a Credit Party, the Administrative Agent shall have a first priority Lien in such intercompany note and the receivable evidenced thereby, and (iii) the aggregate outstanding amount of all Debt pursuant to this clause (d) does not exceed (x) $5.0 million and (y) an additional $5.0 million to the extent that the Payment Conditions are met at the time of such incurrence;

(e) purchase money debt or Capital Leases (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last paragraph of this Section 6.1, and including those set forth on Schedule 6.1) in an aggregate outstanding principal amount not to exceed $40.0 million at any time;

(f) Swap Agreements permitted under Section 6.16;

(g) Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(h) Debt incurred by any Foreign Restricted Subsidiary under overdraft lines of credit made available for the purpose of supporting the operations of any Foreign Restricted Subsidiary in any jurisdiction that is not a Sanctioned Entity (and including extensions, refinancings, refundings, replacements and renewals thereof subject to the last paragraph of this Section 6.1); provided, that the aggregate outstanding principal amount of such Debt permitted under this clause (h) shall not exceed $5.0 million at any time;

(i) unsecured Debt of the Company evidenced by bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last sentence of this Section 6.1); provided that, (i) the scheduled maturity date of such Debt shall not be earlier than one year after the Maturity Date, (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments which are customary with respect to such type of Debt and that are triggered upon change in control and sale of all or substantially all assets, (iii) the aggregate amount of such Debt shall not exceed $200.0 million, (iv) the Company’s pro forma Leverage Ratio after giving effect to the incurrence or issuance of such Debt for the four most recent fiscal quarters for which financial statements are available shall be less than 2.50:1:00 and (v) the agreements and instruments governing such Debt shall not contain (A) (x) any financial maintenance covenants that are more restrictive than those in this Agreement, or (y) any other affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that, the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Company or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Credit Documents, (C) any restrictions on the ability of any Subsidiary of the Company to guarantee the Secured Obligations (as such Secured Obligations may be amended, supplemented, modified, or amended and restated), provided that, a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), (D) any restrictions on the ability of any Restricted Subsidiary or the Company to pledge assets as collateral security for the Secured Obligations (as such Secured Obligations may be amended, supplemented, modified, or amended and restated), or (E) any restrictions on the ability of any Restricted Subsidiary or the Company to incur Debt under this Agreement or any other Credit Document;

(j) any guaranty of Debt so long as such underlying Debt is otherwise permitted hereunder;

(k) Debt of any Restricted Entity that is non-recourse to any other Restricted Entity and that is assumed by such Restricted Entity in connection with any Permitted Acquisition (or, if such Restricted Subsidiary is acquired as part of such Permitted Acquisition, existing prior thereto) and the refinancing and renewal thereof; provided, however, that (i) such Debt exists at the time of such Permitted Acquisition at least in the amounts assumed in connection therewith and is not drawn down, created or increased in contemplation of or in connection with such Permitted Acquisition, (ii) that such Debt is not recourse to any other Restricted Entity or any Property thereof prior to the date of such Permitted Acquisition, and (iii) the aggregate principal amount of Debt outstanding pursuant to this clause (k) shall not exceed $10.0 million at any time;

(l) Debt arising from the financing of insurance premium of any Restricted Entity, so long as (i) such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the underlying term of such insurance policy, (ii) any unpaid amount of such Debt is fully cancelled upon termination of the underlying insurance policy, and (iii) the aggregate principal amount of Debt outstanding pursuant to this clause (l) shall not exceed $10.0 million at any time;

(m) secured Debt not otherwise permitted under the preceding provisions of this Section 6.1 (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last sentence of this Section 6.1); provided that, (i) the aggregate principal amount of such Debt shall not exceed $10.0 million at any time and (ii) the Properties encumbered by any Lien securing such Debt shall not be Collateral or any Property that is required to be Collateral under Section 5.6;

(n) unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1 (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last sentence of this Section 6.1); provided that, the aggregate outstanding principal amount of Debt permitted under this clause (n) shall not exceed, at the time such Debt is incurred (after giving effect to the incurrence thereof), $30.0 million;

(o) unsecured Debt constituting earn-out obligations, contingent obligations or similar obligations of any Restricted Entity arising from or relating to the Magnum Acquisition or any Permitted Acquisition; and

(p) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business.

Any extensions, refinancings, refundings, replacements and renewals of Debt as permitted above in this Section 6.1 shall be subject to the following conditions: (A) any such refinancing Debt is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and an amount equal to any unutilized active commitment under the Debt being renewed or refinanced and (B) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Company and its Subsidiaries than those contained in the Debt being renewed or refinanced; provided that, the foregoing conditions are not, and shall not be construed as, an increase in any dollar limit already provided in Section 6.1 above nor an amendment of any specific requirement set forth in Section 6.1 above, including the specific requirements under clause (i) above.

Section 6.2 Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Restricted Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations pursuant to the Security Documents;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, landlord’s liens and other similar liens, and such Liens granted under contract with such materialmen, mechanic, carrier, workmen, repairmen and landlord, in any case, arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessments, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP;

(e) undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or of which written notice has not been duly given in accordance with applicable law or which although filed or registered, relate to obligations not due or delinquent or, if due, the validity of such Lien is being contested in good faith by appropriate actions diligently conducted;

(f) Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(e); provided that, each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds);

(g) Liens arising from PPSA or precautionary UCC financing statements regarding operating leases;

(h) encumbrances consisting of easements, zoning restrictions, servitudes or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business;

(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only Deposit Accounts or other funds maintained with a depository institution;

(j) Liens on cash or securities with an aggregate value not to exceed $3.0 million pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(k) judgment and attachment Liens not giving rise to an Event of Default, provided that, (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;

(l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC or by contract in favor of a reclaiming seller of goods or buyer of goods (including purchase money security interests in favor of vendors in the ordinary course of business);

(m) Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(n) Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license;

(o) Liens created pursuant to joint venture agreements and related documents (to the extent requiring a Lien on the Equity Interest owned by the Company or Restricted Entity in the applicable joint venture is required thereunder) having ordinary and customary terms (including with respect to Liens) and entered into in the ordinary course of business and securing obligations other than Debt;

(p) Liens encumbering Property of the Restricted Entities which is not Collateral (as defined in the Security Agreements) or Property required to be Collateral under Section 5.6 and securing Debt permitted under Section 6.1(m);

(q) Liens encumbering Properties not constituting Collateral (as defined in the Security Agreements) of Foreign Subsidiaries securing Debt permitted under Section 6.1(h);

(r) Liens on Property of a Person which becomes a Restricted Subsidiary after the date hereof, to the extent that (i) such Liens are in existence at the time such Person becomes a Restricted Subsidiary and were not created in anticipation thereof and (ii) the Debt secured by such Liens does not thereafter increase in amount; and

(s) Liens existing as of the date hereof and set forth on Schedule 6.2.

The permitted existence of any Permitted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the collateral agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the collateral agent and the other Secured Parties.

Section 6.3 Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make or hold (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Wholly-Owned Subsidiary prior to such merger or Division) any Investment other than the following (collectively, the “Permitted Investments”):

(a) Investments in the form of trade credit to customers of a Restricted Entity arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) Investments made prior to the Closing Date as specified in the attached Schedule 6.3(c);

(d) Investments in any Unrestricted Subsidiary by any Credit Party (including the creation of any Unrestricted Subsidiary in compliance with Section 5.7); provided that, (i) the aggregate amount of all such Investments permitted under this clause (d), does not exceed $5.0 million (other than as a result of appreciation), (ii) if any Restricted Payments made by Unrestricted Subsidiaries are included in the calculation of EBITDA of any period for any purpose under this Agreement, then no Investments may be made by any Restricted Entity in such applicable Unrestricted Subsidiary during such period (under this clause (d) or otherwise) unless the Credit Party would otherwise be in compliance with the applicable covenant without taking into account such Restricted Payments from the Unrestricted Subsidiaries, and (iii) any such Investment that constitutes an Equity Interest or intercompany Debt shall become Collateral to the extent required by Section 5.6;

(e) (i) Investments by any Credit Party in any other Credit Party, (ii) Investments by any Domestic Restricted Subsidiary that is not Credit Party in any other Domestic Restricted Subsidiary that is not Credit Party, (iii) Investments by any Foreign Restricted Subsidiary in any other Foreign Restricted Subsidiary and (iv) Investments by any Credit Party in a Foreign Restricted Subsidiary to the extent permitted under Section 6.1(d);

(f) Investments in the form of Permitted Acquisitions; provided that, if such Permitted Acquisition involves a Subsidiary, such Acquisition otherwise complies with this Agreement, including Section 5.7 as to Wholly-Owned Restricted Subsidiaries and clause (d) above with respect to Investments in any Unrestricted Subsidiary;

(g) Investments consisting of the creation and de minimis (on both an individual basis and on an aggregate basis with any other entities capitalized pursuant to this clause (e)) initial capitalization of any additional Restricted Subsidiaries in compliance with Section 5.6 and Section 5.7;

(h) loans or advances to (x) directors, officers and employees of any Restricted Entity for expenses or other payments incident to such Person’s employment or association with any Restricted Entity and (y) former owners of Equity Interests in any Restricted Entity in connection with or relating to their acquisition of Equity Interests in such Restricted Entity; provided that, the aggregate amount of such loans and advances pursuant to this Section 6.3(h) shall not exceed $5.0 million;

(i) Investments (including debt obligations and Equity Interests) and other assets received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement or delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or received upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) Investments in the form of mergers, amalgamations and consolidations of Restricted Entities in compliance with Section 6.7(a); provided that, if such Investment involves a Subsidiary, such Investment otherwise complies with this Agreement, including Section 5.7 as to Restricted Subsidiaries and clause (d) above with respect to any Subsidiary that is not a Credit Party;

(k) Capital Expenditures and Investments to the extent funded exclusively with Equity Issuance Proceeds (of Equity Interests not constituting Disqualified Equity Interests);

(l) Investments with respect to which the Payment Conditions are satisfied on a pro forma basis for such Investment; and

(m) other Investments in an aggregate amount not to exceed $7.5 million (other than as a result of appreciation), during the term hereof.

Section 6.4 Acquisitions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make an Acquisition in a single transaction or related series of transactions other than:

(a) mergers, amalgamations and consolidations permitted by Section 6.7(a);

(b) any Acquisition approved by the Required Lenders; or

(c) any Acquisition with respect to which the Payment Conditions are satisfied on a pro forma basis.

Section 6.5 Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Restricted Subsidiary from paying Restricted Payments to any Borrower, or which requires the consent of or notice to other Persons in connection therewith other than:

(a) this Agreement and the Security Documents;

(b) agreements governing Debt permitted by Section 6.1(e) to the extent such restrictions govern only the assets financed pursuant to such Debt and the proceeds thereof;

(c) agreements governing Debt permitted by Section 6.1 (k), and (m) to the extent such restrictions do not apply to Collateral or Properties which are required to be Collateral under Section 5.6 and such agreements do not require the direct or indirect granting of any Lien securing such Debt or other obligation by virtue of the granting of Liens on or pledge of Collateral to secure the Secured Obligations;

(d) any prohibition or limitation that (i) exists pursuant to applicable requirements of a Governmental Authority, (ii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of the Company or a Restricted Subsidiary and customary provisions in other contracts restricting assignment thereof, or (iii) exists in any agreement in effect at the time a Subsidiary becomes a Restricted Subsidiary of the Company, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary; and

(e) any prohibition or limitation that exists in any contract to which a Credit Party is a party on the date hereof so long as (i) such prohibition or limitation is generally applicable and does not specifically address any of the Secured Obligations or the Liens granted under the Credit Documents, and (ii) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to any Secured Party.

Section 6.6 Use of Proceeds; Use of Letters of Credit. No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) use the proceeds of the Loans for any purpose other than (i) to repay the Existing Nine Debt, (ii) to pay a portion of the consideration for the Magnum Acquisition, (iii) for the payment of fees and expenses related to the Transactions, (iv) for working capital purposes of the Company and the Restricted Subsidiaries and (v) for other general corporate purposes of the Company and the Restricted Subsidiaries, including Permitted Acquisitions, Permitted Investments and permitted Restricted Payments; (b) use the proceeds of the Letters of Credit for any purposes other than (i) working capital purposes of the Company and the Restricted Subsidiaries and (ii) other general corporate purposes of the Company and the Restricted Subsidiaries. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the Loans or the Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X. Neither Borrower will request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall ensure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.7 Corporate Actions; Accounting Changes.

(a) No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, merge, amalgamate or consolidate with or into, any other Person or consummate a Division as the Dividing Person after the Closing Date, except:

(i) that the Company may merge or amalgamate with any of its Wholly-Owned Restricted Subsidiaries and any Credit Party may merge, amalgamate or be consolidated with or into any other Credit Party; provided that, immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger or amalgamation to which the Company is a party, the Company is the surviving entity;

(ii) that any Foreign Restricted Subsidiary may merge, amalgamate or be consolidated with or into any other Foreign Restricted Subsidiary; provided that, immediately after giving effect to any such proposed transaction no Default would exist;

(iii) that any Restricted Entity that is not a Credit Party may merge, amalgamate or consolidate with any other Restricted Entity that is not a Credit Party;

(iv) any other merger, amalgamation or consolidation to effect a Permitted Acquisition under Section 6.4(c), subject to the conditions set forth therein;

(v) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided, that (A) the assets of any such dissolving Restricted Subsidiary that is a Domestic Subsidiary become owned by the Company or another Domestic Restricted Subsidiary and (B) to the extent that the dissolving Restricted Subsidiary is a Credit Party, the assets of any such dissolving Restricted Subsidiary that is a Credit Party become owned by the Company or another Credit Party and provided further that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Change. Any such Subsidiary may effect the same by merger, amalgamation or consolidation; and

(vi) any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division in the aggregate would otherwise result in a Disposition permitted by Section 6.8.

(b) No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (i) without at least fifteen (15) days (or such shorter period as agreed to by the Administrative Agent) prior written notice to the Administrative Agent, change its name, change its jurisdiction of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) amend, supplement, modify or restate its articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents, in any manner that could reasonably be expected to be materially adverse to the Lenders, (iii) change the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 unless such changes are required to conform to GAAP or such changes are to conform the accounting practices of the Company and its Restricted Subsidiaries and notice of such changes have been delivered to the Administrative Agent prior to effecting such changes or (iv) change the fiscal year end of a Borrower.

(c) The Company shall not reorganize in any jurisdiction other than the United States, any State thereof or the District of Columbia. The Canadian Borrower shall not reorganize in any jurisdiction other than Canada or any province or territory thereof.

Section 6.8 Disposition of Assets. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make a Disposition other than:

(a) Disposition by any Restricted Entity (other than a Credit Party) of any of its Properties to any Credit Party; provided that, at the reasonable request of the Administrative Agent, the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) pursuant to documentation reasonably satisfactory to the Administrative Agent;

(b) Disposition by any Credit Party of any of its Properties to any other Credit Party; provided that (i) any Disposition by a U.S. Credit Party to a Canadian Credit Party must be made in the ordinary course of business and (ii) at the reasonable request of the Administrative Agent, the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c) Disposition by any Restricted Entity that is not a Credit Party of any of its Properties to any Domestic Restricted Subsidiary that is not a Credit Party; provided that, if such Property is an Equity Interest that is Collateral or otherwise required to be Collateral under Section 5.6, then at the reasonable request of the Administrative Agent, the receiving Restricted Entity (other than a Foreign Subsidiary) shall ratify, grant and confirm the Liens on such Equity Interest (and any other related Collateral) pursuant to documentation reasonably satisfactory to the Administrative Agent;

(d) Sale of Inventory in the ordinary course of business and Disposition of cash or Liquid Investments in the ordinary course of business;

(e) Disposition of worn out, obsolete or surplus Property in the ordinary course of business and the abandonment or other Disposition of patents, trademarks and copyrights that, in the reasonable judgment of the Company and its Restricted Subsidiaries, should be replaced or is no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(f) mergers, amalgamations and consolidations in compliance with Section 6.7(a);

(g) Dispositions of Permitted Investments;

(h) assignments and licenses of patents, trademarks or copyrights of any Restricted Entity in the ordinary course of business;

(i) Disposition of any assets required under Legal Requirements;

(j) Dispositions of Equipment by any Credit Party in the ordinary course of business the proceeds of which are reinvested in the acquisition of Equipment of comparable value and type within ninety (90) days and on which the Administrative Agent has an Acceptable Security Interest;

(k) Dispositions of Equipment by any Foreign Restricted Subsidiary in the ordinary course of business;

(l) Dispositions of Equity Interests in a joint venture or Unrestricted Subsidiary;

(m) leases of real or personal property in the ordinary course of business;

(n) Dispositions of Property permitted by Section 6.15; and

(o) Disposition of Properties not otherwise permitted under the preceding clauses of this Section 6.8; provided that, such Disposition, taken together with all such other Dispositions completed since the Closing Date, does not exceed ten percent (10%) of the Tangible Net Assets in the aggregate and calculated at the time of such subject Disposition; provided, that, at least seventy-five percent (75%) of the consideration for each Disposition effected pursuant to this Section 6.8(n) shall be cash or Liquid Investments.

Section 6.9 Restricted Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to make any Restricted Payments except that:

(a) (i) the Restricted Subsidiaries of a Borrower may make Restricted Payments to another Borrower or any other Credit Party, and (ii) the Foreign Restricted Subsidiaries may make Restricted Payments to any Credit Party;

(b) so long as no Default exists or would result from the making of such Restricted Payment, a Borrower or any Restricted Subsidiary may (i) make cash Restricted Payments to existing and former officers, directors, and employees of the Company or such Restricted Subsidiary; provided, that such Restricted Payments are in consideration for the retirement, purchase, or redemption of any of the Equity Interests of such Restricted Entity, or any option, warrant or other right to purchase or acquire such Equity Interest, in any event, held by such Person and (ii) make repurchases, redemptions or exchanges of Equity Interests of the Company deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options and may make repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Company made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights, in an aggregate amount with respect to this clause (b) not to exceed $5.0 million in the aggregate per fiscal year; provided that any amounts permitted but not used pursuant to this clause (b) may be carried over to next fiscal year but not thereafter.

(c) a Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock (not constituting Disqualified Equity Interests) or in shares of its common stock;

(d) the Company may make Restricted Payments to purchase, redeem, retire, or otherwise acquire its Equity Interests, to the extent such Restricted Payments are made from the substantially concurrent receipt by the Company of Net Proceeds from capital contributions or the substantially concurrent issuance of new Equity Interests of the Company (not constituting Disqualified Equity Interests); and

(e) the Company may make Restricted Payments so long as the Payment Conditions are satisfied.

Section 6.10 Certain Payments, Prepayments and Redemptions of Debt. No Credit Party will, nor will it permit any Restricted Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

(a) payment of Debt created under the Loan Documents;

(b) payment of scheduled payments, required payments and redemptions as and when due in respect of any Debt permitted under Section 6.1;

(c) refinancings of Debt to the extent permitted by Section 6.1;

(d) payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt to the extent such sale or transfer is permitted by the terms of Section 6.5; and

(e) the Credit Parties may made payments in respect of Debt not otherwise permitted by this Section 6.10 so long as the Payment Conditions are satisfied.

Section 6.11 Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates that are not Restricted Entities other than:

(a) such transaction or series of transactions are arm’s length transactions entered into on terms that are not materially less favorable to the Borrowers or any Restricted Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate;

(b) the agreements described on Schedule 6.11; provided that, the terms thereof may not be amended, supplemented or otherwise modified unless such amended, supplemented or otherwise modified terms complies with clause (a) above;

(c) the Restricted Payments permitted under Section 6.8;

(d) Permitted Investments in the form of Equity Interests of Subsidiaries, including the purchase or acquisition thereof and capital contributions in connection therewith; and

(e) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans).

Section 6.12 Line of Business. No Credit Party shall, and shall not permit any of its Restricted Subsidiaries to, change the character of the Company’s and its Restricted Subsidiaries collective business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to, or a normal extension of, the Company’s and its Restricted Subsidiaries collective business as presently conducted.

Section 6.13 Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, Release any Hazardous Substance or Hazardous Waste into the Environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any material liability on the Lenders or the Administrative Agent.

Section 6.14 Compliance with ERISA. Except for matters that could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Company or any Subsidiary could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrowers, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrowers, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.15 Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Company or a Restricted Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Company or a Restricted Subsidiary intends to use for substantially the same purpose as the Property sold or transferred; provided that, the Restricted Entities may effect such transactions with Property that is not Collateral so long as such transactions do not exceed $10.0 million in the aggregate during the term hereof and if such Restricted Entity is a Foreign Restricted Subsidiary, the cash proceeds of such transaction are distributed or otherwise transferred to a Credit Party for repayment of Loans pursuant to Section 2.5.

Section 6.16 Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Swap Agreement for speculative purposes; or (b) be party to or otherwise enter into any Swap Agreement which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrowers’ or their Restricted Subsidiaries’ operations; provided that, for the avoidance of doubt, any Restricted Entity may enter into Swap Agreement (A) to mitigate risk to which such Restricted Entity has actual exposure, (B) to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of any Restricted Entities and (C) consisting of spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes.

Section 6.17 No Material Amendments. No Credit Party will, nor will they permit any of their respective Restricted Subsidiaries to, amend, modify or waive any of its rights under any agreement relating to any Material Debt if the effect of such amendment, modification or waiver would be materially adverse to the Lenders.

Section 6.18 Fixed Charge Coverage Ratio. At any time during a Financial Covenant Trigger Period, the Fixed Charge Coverage Ratio of the Company, as of the last day of the most recent fiscal quarter for which financial statements are available shall not be less than 1.00 to 1.00.

Section 6.19 Establishment of Canadian Defined Benefit Plan. No Credit Party shall, without the prior written consent of the Administrative Agent, (a) establish or contribute to any Canadian Defined Benefit Plan, or (b) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan, unless such acquisition would not result in a Credit Party assuming any liability or obligation in respect of any such Canadian Defined Benefit Plan.

ARTICLE VII

DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three (3) Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of interest fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(a), Section 5.2(e) or Article VI of this Agreement or the corresponding covenants in any Guaranty; or (ii) any breach by any Credit Party of any other covenant or agreement contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty (30) days after the earliest of (A) the date any Responsible Officer of the Company has actual knowledge of such breach, (B) the date any Executive Officer of any Restricted Subsidiary has actual knowledge of such breach, and (C) the date written notice thereof shall have been given to the Company by any Lender Party;

(d) Guaranties. (i) Any material provision in the Guaranties shall at any time (before the Guaranties expire in accordance with their terms) and for any reason be determined by a court of competent jurisdiction to cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any Guarantor party thereto or by a Borrower; (ii) the Company or any Guarantor shall deny in writing that it has any liability or obligation under the Guaranties; or (iii) any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest with respect to any Collateral having a fair market value, individually or in the aggregate, in excess of $2.5 million (unless released or terminated pursuant to the terms of such Security Document) or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing (unless released or terminated pursuant to the terms of such Security Document);

(f) Cross-Default. (i) Any Restricted Entity shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $15.0 million, individually or when aggregated with all such Debt of the Restricted Entities so in default (but excluding Debt owing to the Lenders hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Restricted Entities which is outstanding in a principal amount of at least $15.0 million individually or when aggregated with all such Debt of the Restricted Entities so in default (but excluding Debt owing to the Lenders hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of, or to permit the redemption of such Debt by the holder of, such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Swap Agreements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Swap Agreements were terminated at such time;

(g) Bankruptcy and Insolvency. (i) Except as otherwise permitted under this Agreement, any Restricted Entity shall terminate its existence or dissolve or (ii) any Restricted Entity (A) admits in writing its inability to pay its Debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, interim receiver, receiver manager, custodian, liquidator, fiscal agent, or trustee (or similar official) of itself or any of its Property; files a petition, application, case or proceeding under any Debtor Relief Law; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, interim receiver, receiver manager, custodian, liquidator, fiscal agent, or trustee (or similar official) of itself or any of its Property; any petition, application, case or proceeding filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under any Debtor Relief Law and such petition, application, case or proceeding shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Adverse Judgment. Any Restricted Entity suffers final non-appealable judgments against any of them since the date of this Agreement that results in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers have not denied, greater than $15.0 million and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to the Company by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $15.0 million;

(j) Multiemployer Plan Withdrawals. The Company or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $15.0 million;

(k) Canadian Pension Events. Any Canadian Pension Event shall have occurred, and such Canadian Pension Event could reasonably be expected to result in a liability of greater than $10.0 million;

(l) Invalidity of Credit Agreement. Any material provision of this Agreement shall cease to be in full force and effect and valid and binding on the Company or the Company shall so state in writing (except as permitted by the terms of this Agreement or as waived in accordance with Section 9.2); or

(m) Change in Control. The occurrence of a Change in Control.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default under Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower Representative, declare that the obligation of each Lender and each Issuing Lender to make Credit Extensions shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower Representative, declare all outstanding Loans, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Loans, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower Representative,

(b) the Company shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the outstanding LC Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,

(a) the obligation of each Lender and each Issuing Lender to make Credit Extensions shall immediately and automatically be terminated and all Loans, all interest on the Loans, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower Representative,

(b) the Company shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the outstanding LC Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document by appropriate proceedings.

Section 7.4 Set-off. If an Event of Default shall have occurred and be continuing, each Lender Party, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirement, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender Party or any such Affiliate to or for the credit or the account of a Borrower against any and all of the obligations of a Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender Party or Affiliate, irrespective of whether or not such Lender Party or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of a Borrower may be contingent or unmatured or are owed to a branch or office of such Lender Party or Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of the Administrative Agent, each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.5 Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender, Administrative Agent, or any Issuing Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender, Administrative Agent, or Issuing Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender, the Administrative Agent, or any Issuing Lender may take action to eliminate the circumstances giving rise to any Event of Default (it being understood that taking such action shall not waive such Event of Default). No notice to or demand upon the Company shall entitle the Company to similar notices or demands in the future.

Section 7.6 Application of Payments.

(a) Prior to Event of Default. Prior to an Event of Default, all payments made hereunder shall be applied as directed by the Applicable Borrower, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.11.

(b) After Event of Default. If an Event of Default has occurred and is continuing, any amounts received or collected from, or on account of assets held by, any Credit Party shall be applied to the Secured Obligations by the Administrative Agent in the order and manner set forth in Section 2.18(b) but subject to the marshaling rights of the Administrative Agent and Lenders.

Notwithstanding the foregoing, amounts received from the Company or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER

Section 8.1 Appointment, Powers, and Immunities.

(a) Appointment and Authority. Each Lender and Issuing Lender hereby (a) irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, and (b) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Lender Parties, and neither the Company nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. JPMorgan (and any successor acting as Administrative Agent) and their respective Affiliates may accept fees and other consideration from the Company or any Subsidiary or Affiliate of a Subsidiary for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Issuing Lenders.

(c) Exculpatory Provisions. The Administrative Agent (which term as used in this Section 8.1(c) shall include its Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of their respective Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.1 and Section 1.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower Representative, a Lender or an Issuing Lender. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, enforceability, sufficiency or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of any Credit Party or any Subsidiary or Affiliate thereof, (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Credit Document unless requested by the Required Lenders in writing and it receives indemnification satisfactory to it from the Lenders.

Section 8.2 Reliance by Administrative Agent and Issuing Lenders. The Administrative Agent and each Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension or any conversion or continuance of a Loan that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Credit Extension or conversion or continuance of a Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.3 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.4 Indemnification.

(a) INDEMNITY OF ADMINISTRATIVE AGENT. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE APPLICABLE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE LOANS THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE LOANS IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY CREDIT DOCUMENT OR ANY ACTION TAKEN

OR OMITTED BY SUCH ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF (i) ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, OR AMENDMENT, AND (ii) ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, IN ANY EVENT, INCLUDING LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE APPLICABLE BORROWER.

(b) INDEMNITY OF ISSUING LENDER. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE APPLICABLE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE LOANS THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE LOANS IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER OR ANY OF ITS RELATED PARTIES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY CREDIT DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 8.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders or an Issuing Lender by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.6 Resignation of Administrative Agent or an Issuing Lender.

(a) The Administrative Agent or an Issuing Lender may at any time give notice of its resignation to the other Lender Parties and the Borrower Representative. Upon receipt of any such notice of resignation, (i) with respect to the Administrative Agent, the Required Lenders shall have the right, with the prior written consent of the Borrower Representative (which consent is not required if a Default or Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint a successor Administrative Agent and (ii) with respect to an Issuing Lender, the Required Lenders shall have the right, with the prior written consent of the Borrower Representative (which consent is not required if a Default or Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed) to appoint a successor Issuing Lender, which shall be a Lender. If no such successor Administrative Agent or Issuing Lender shall have been so appointed (and, if with respect to an Issuing Lender, there is no remaining Issuing Lender) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Issuing Lender gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Issuing Lender, as applicable, may on behalf of the Lenders and the applicable Issuing Lender, appoint a successor agent or Issuing Lender meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation by the Administrative Agent or an Issuing Lender shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Legal Requirement, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that (y) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (z) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the applicable Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit); provided, that promptly after request therefor by the retiring Issuing Lender, the

Borrower Representative shall request from the successor Issuing Lender replacement Letters of Credit to replace Letters of Credit issued by the retiring Issuing Lender and (ii) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall instead be made by or to each applicable class of Lenders, until such time as the Required Lenders, appoint a successor Administrative Agent or Issuing Lender as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent or Issuing Lender hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Issuing Lender, as applicable, and the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower Representative to a successor Administrative Agent or Issuing Lender, as applicable shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor. After the retiring or removed Administrative Agent’s or Issuing Lender’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 9.1 and Section 2.6(j) shall continue in effect for the benefit of such retiring or removed Administrative Agent and the Issuing Lender, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Issuing Lender, as applicable, was acting as Administrative Agent or Issuing Lender.

Section 8.7 Collateral Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Required Lenders as set forth in Section 7.2 or Section 7.3 above) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Lenders under the Credit Documents or applicable Legal Requirement.

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon Payment in Full; (b) constituting Property sold or to be sold or Disposed of as part of or in connection with any Disposition permitted under this Agreement or any other Credit Document; (c) constituting Property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting Property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under the Guaranty and any other applicable Credit Document if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.

(c) Upon request by the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 8.7. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Secured Parties or any other Lender Party for any failure to monitor or maintain any portion of the Collateral.

(d) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Guaranties and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents.

(e) By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this Section 8.7.

(f) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (ii) at any other sale, foreclosure or acceptance of Collateral in lieu of Debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (B) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (C) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.2), (D) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (E) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (including as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (B) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, and Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, Lender or Issuing Lender hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company shall pay, within thirty (30) days of invoice, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent; provided that, counsel shall be limited to (x) one counsel to such Persons, taken as a whole and one local counsel in each relevant jurisdiction, taken as a whole and (y) solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected Persons), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Lender Party (including the fees, charges and disbursements of any counsel for any Lender Party), in connection with the enforcement or protection of its rights, (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, negotiations or legal proceedings in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company. The Company shall, and does hereby indemnify, the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that, counsel shall be limited to (x) one counsel to such Persons, taken as a whole and one local counsel in each relevant jurisdiction, taken as a whole and (y) solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified Persons), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged Release of Hazardous Substance on or from any Property owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment in favor on the Company or such other Credit Party to have resulted (x) from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) from a claim brought by the Company or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s material obligations hereunder or under any other Credit Document or (z) a dispute among or between Indemnitees (except to the extent that such indemnified loss was incurred by or asserted against the Administrative Agent, any arranger or Issuing Lender in its capacity as such) and not involving any act or omission of the Credit Parties or any of their Affiliates. THIS SECTION 9.1(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Legal Requirement, no Credit Party shall assert, agrees not to assert and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable Legal Requirement, no Indemnitee shall assert, agrees not to assert, and hereby waives, any claim against any Credit Party or any Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. For the avoidance of doubt, the parties hereto acknowledge and agree that a claim for indemnity under Section 9.1(b) above, to the extent covered thereby, is a claim of direct or actual damages. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d) Survival. Without prejudice to the survival of any other agreement hereunder, the agreements in this Section shall survive the resignation of the Administrative Agent and any Issuing Lender, the replacement of any Lender, the termination of the Aggregate Commitments, termination or expiration of all Letters of Credit, and the repayment, satisfaction or discharge of all the other Obligations.

(e) Payments. All amounts due under this Section 9.1 shall, unless otherwise set forth above, be payable not later than ten (10) days after demand therefor.

(f) Reimbursement by Lenders. To the extent that the Company for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof, including the Canadian Administrative Agent), an Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that, with respect to such unpaid amounts owed to the Administrative Agent or the applicable Issuing Lender solely in its capacity as such, only the Lenders under the Facility shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent, including the Canadian Administrative Agent), or Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (f) are subject to the provisions of Section 2.1(c)(i).

Section 9.2 Waivers and Amendments. Subject to Section 2.14(b) and Section 9.2(c) below, no amendment or waiver of any provision of this Agreement or any other Credit Document (other than the Fee Letter), nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower Representative, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower Representative (in addition to such other parties that may be required under this Section 9.2), to change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document (including the definition of “Required Lenders”);

(b) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower Representative, do any of the following: (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce the principal or interest amounts payable hereunder or under any other Credit Document (provided that, the consent of the Required Lenders shall be sufficient to waive or reduce the increased portion of interest resulting from Section 2.13(a)), (iii) release all or substantially all of the Guarantors from their respective obligations under any Guaranty except as specifically provided in the Credit Documents or release the Company from its obligations under the Guaranty, or (iv) release all or substantially all of the Collateral except as permitted under Section 8.7(b) or subordinate the Administrative Agent’s Lien on any material portion of the Collateral;

(c) no amendment, waiver, or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following: (i) postpone any date fixed for any interest, fees or other amounts payable hereunder, extend the Maturity Date with respect to Loans or extend the expiration of any Letter of Credit to a date after the Maturity Date with respect to Loans, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than the principal or interest) with respect to Loans or (iii) amend Section 2.18(d), Section 2.20, Section 7.6, or this Section 9.2;

(d) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower Representative increase the advance rates set forth in the definition of Canadian Borrowing Base or U.S. Borrowing Base, add new categories of eligible assets, or modify the categories of eligible assets or components of the Canadian Borrowing Base or U.S. Borrowing Base if the result thereof is to increase the amounts available to be borrowed, without the written consent of each Lender;

(e) no Commitment of a Lender, no Canadian Sublimit of any Canadian Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(f) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; and

(g) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the applicable Issuing Lender under this Agreement or any other Credit Document.

Notwithstanding the foregoing, (a) the Borrower Representative and Administrative Agent may amend this Agreement and the other Credit Documents without the consent of any Lender (i) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (ii) to add a Guarantor with respect to the Loans or Collateral to secure the Loans, (iii) to make administrative changes that do not adversely affect the rights of any Lender or (iv) make changes that enhance the rights of the Lenders. For the avoidance of doubt, no Lender or any Affiliate of a Lender shall have any voting rights under this Agreement or any Credit Document as a result of the existence of obligations owed to it under Swap Agreements or Banking Services Obligations.

If, in connection with any proposed amendment, waiver or consent requiring the consent of “all of the Lenders” or “each Lender directly and adversely affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower Representative, the Administrative Agent and the Issuing Lenders shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 9.7, and (ii) the Borrowers shall pay to such Non-Consenting Lender in Same Day Funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.3 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.4 Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of Credit Extensions and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. Without limiting the provisions hereof which expressly provide for the survival of obligations, all obligations of the Company or any other Credit Party provided for in Section 2.8(c), Section 2.10, Section 2.11, Section 2.13(c), and Section 9.1(a), Section 9.1(b), Section 9.1(c) and Section 9.1(e) and all of the obligations of the Lenders in Section 8.3, Section 9.1(c) and Section 9.1(f) shall survive any termination of this Agreement, Payment in Full, and termination or expiration of all Letters of Credit.

Section 9.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Credit Parties, and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it.

Section 9.6 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender Party or pursuant to a transaction permitted under Section 6.7(a) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 9.7, (b) by way of participation in accordance with the provisions of Section 9.7(c), or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.7(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.7(e) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 9.7 Lender Assignments and Participations.

(a) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment and the Loans under such Commitment at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5.0 million unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Class of Loans or the applicable Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) any assignment of a Commitment or a Loan must be approved by the Issuing Lenders, unless the Person that is the proposed assignee is itself a Lender with a Commitment or an outstanding Loan (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.10, Section 2.11, Section 2.13(b) and Section 9.1 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. For the avoidance of doubt, (a) commitments to fund U.S. Loans and Canadian Loans may only be assigned on a ratable basis and (b) no assignment of a commitment to fund U.S. Loans or Canadian Loans may be made without a ratable assignment of an obligation to fund Canadian Loans or U.S. Loans, respectively.

(b) Register. The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Credit Parties, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the applicable Register shall be conclusive absent manifest error, and each Borrower and the Lender Parties shall treat each Person whose name is recorded in the applicable Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Borrower hereby agrees that the Administrative Agent acting as its nonfiduciary agent solely for the purpose set forth above in this clause (b), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrowers.

(c) Participations. Any Lender may at any time, without the consent of, or notice to, the Applicable Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Applicable Borrower and the Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a)-(e) of Section 9.2 (that adversely affects such Participant). Subject to paragraph (d) of this Section, the Applicable Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the requirements of, Section 2.10, Section 2.11 and Section 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Credit Parties, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations under the Credit Documents (the “Participant Register”) and no Lender shall have any obligation to disclose any information contained in any Participant Register (including the identity of any Participant or any information relating to the Participant’s interests under this Agreement) except to the extent that such disclosure is necessary to ensure that the rights and obligations reflected in such register, or in any Register, are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Each Borrower hereby agrees that each Lender acting as its nonfiduciary agent solely for the purpose set forth above in this clause (c) shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrowers.

(d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation), unless the sale of the participation to such Participant is made with the Applicable Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Applicable Borrower, to comply with Section 2.15(d), in which case Section 2.13 shall be applied as if such Participant had become a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that, in no event shall such Participant be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.8 Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis who are involved in evaluating, approving, structuring or administering the Loans and the Commitments (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or any self-regulatory authority or agency possessing investigative powers and the ability to sanction members for non-compliance, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as, or otherwise consistent with, those of this Section 9.8, to (i) any assignee (other than any non-Eligible Assignee) of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than a Credit Party or (i) to the Administrative Agent, any Issuing Lender or any Lender or Affiliate thereof. For the purposes of this Section, “Information” means all information received from any Restricted Entity relating to any Restricted Entity or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by any Restricted Entity and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry provided that, in the case of information received from any Restricted Entity after the date hereof, such information shall be deemed confidential to the extent a reasonable person would understand it to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.8 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning the Company and its Affiliates and its Related Parties or its respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and its Related Parties or its respective securities. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

Section 9.9 Notices, etc.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to a Borrower, at the applicable address (or facsimile numbers) set forth on Schedule I or if to any other Credit Party, at the address of the Borrower Representative set forth on Schedule I; (ii) if to the Administrative Agent or an Issuing Lender, at the applicable address (or facsimile numbers) set forth on Schedule I; and

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.

(i) The Company and the Lenders agree that the Administrative Agent may make any material delivered by the Company to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Company, any of its Subsidiaries, or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, or a substantially similar Electronic System (the “Platform”). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) none of the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of their respective Affiliates in connection with the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Company or the other Credit Parties, any Lender Party or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Lender Party’s transmission of communications through the Platform.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.10 Usury Not Intended. It is the intent of each Credit Party and each Lender Party in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Loans of each Lender including such applicable laws of the State of New York, if any, and the United States of America

from time to time in effect. In furtherance thereof, the Lender Parties and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans, include amounts which by applicable Legal Requirement are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Obligations (or if such Obligations shall have been paid in full, refund said excess to the Applicable Borrower). In the event that the maturity of the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Obligations (or, if the applicable Obligations shall have been paid in full, refunded to the Applicable Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lender Parties shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Obligations all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11 Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon Payment in Full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Applicable Borrower shall, to the extent permitted by applicable Legal Requirement, pay the Administrative Agent for the account of the applicable Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by applicable Legal Requirement, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Applicable Borrower.

Section 9.12 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Applicable Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the specified currency with such other currency at any of the Administrative Agent’s offices in the United States of America on the Business Day preceding that on which final judgment is given. The obligations of the Applicable Borrower in respect of any sum due to any Lender Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the applicable Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the applicable Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the applicable Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, the Applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the applicable Issuing Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the applicable Issuing Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.12, each Lender, Issuing Lender or the Administrative Agent, as the case may be, agrees to promptly remit such excess to the Applicable Borrower.

Section 9.13 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Lenders under clause (b) of the preceding sentence shall survive Payment in Full and the termination of this Agreement.

Section 9.14 Governing Law. This Agreement, the Notes and the other Credit Documents (other than such Credit Documents which expressly provide otherwise) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the ISP, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the applicable Issuing Lender.

Section 9.15 Submission to Jurisdiction. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY

OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENT. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 9.16 Waiver of Venue. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.15. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.17 Service of Process.

(a) Each Borrower hereby irrevocably appoints the Borrower Representative as its agent for service of process and agrees that the Borrower Representative shall be the agent for service of process with respect to any action or proceeding pertaining to each Borrower and service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower Representative.

(b) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.9.

(c) Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 9.18 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.19 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.20 Waiver of Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.21 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.22 Canadian AML.

(a) Each Borrower (a) acknowledges that, pursuant to the AML Legislation, the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each Credit Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Credit Party, and the transactions contemplated hereby. Each Credit Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of each Credit Party or any authorized signatories of each Credit Party for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding Section 9.22(b) and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of each Credit Party or any authorized signatories of each Credit Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Credit Party or any such authorized signatory in doing so.

Section 9.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.24 Integration. THIS AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 9.25 No Fiduciary Duty, etc. Each Borrower acknowledges and agrees that no Secured Party will have any obligations except those obligations with respect to the Facility expressly set forth herein and in the other Credit Documents, and each Secured Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Credit Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Secured Party based on an alleged breach of fiduciary duty by such Secured Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Secured Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Secured Parties shall have no responsibility or liability to such Borrower with respect thereto.

ARTICLE X

THE BORROWER REPRESENTATIVE

Section 10.1 Appointment; Nature of Relationship(a) . The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Credit Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Credit Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Accounts of the Borrowers, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Loan, such amount shall not exceed the Availability, U.S. Availability or Canadian Availability, as applicable. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.1.

Section 10.2 Powers. The Borrower Representative shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Borrower Representative.

Section 10.3 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Credit Document by or through authorized officers.

Section 10.4 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 10.5 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 10.6 Execution of Credit Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Credit Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Credit Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Credit Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER	NINE ENERGY SERVICE, INC.

	By:	/s/ Ann G. Fox
	Name:	Ann G. Fox
	Title:	President and Chief Executive Officer

BORROWER	NINE ENERGY CANADA INC.

	By:	/s/ Ann G. Fox
	Name:	Ann G. Fox
	Title:	President and Chief Executive Officer

Signature page to Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER AND A LENDER	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Arina Mavilian
	Name:	Arina Mavilian
	Title:	Authorized Signatory

Signature page to Credit Agreement

ADMINISTRATIVE AGENT for Canadian Loans	JPMORGAN CHASE BANK, N.A.. TORONTO BRANCH

	By:	/s/ Auggie Marchetti
	Name:	Auggie Marchetti
	Title:	Authorized Officer

Signature page to Credit Agreement

LENDER AND AN ISSUING LENDER	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Anand Sekaran
	Name:	Anand Sekaran
	Title:	Authorized Signatory

LENDER	WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

	By:	/s/ David G. Phillips
	Name:	David G. Phillips
	Title:	Senior Vice President Credit Officer, Canada Wells Fargo Capital Finance Corporation, Canada

Signature page to Credit Agreement

LENDER	GOLDMAN SACHS BANK USA

	By:	/s/ Thomas Manning
	Name:	Thomas M. Manning
	Title:	Vice President Authorized Signatory

Signature page to Credit Agreement

ISSUING LENDER AND A LENDER	Zions Bancorporation, N.A. dba Amegy Bank

	By:	/s/ Rachel Pletcher
	Name:	Rachel Pletcher
	Title:	Vice President

Signature page to Credit Agreement

SCHEDULE I

COMMITMENTS, CONTACT INFORMATION

ADMINISTRATIVE AGENT AND ISSUING LENDER

Notices: Principal/Interest/Fees JPMorgan Chase Bank, N.A. 712 Main Street, 5th Floor Houston, Texas 77002 Attn: Phone: Fax: Email:	Documentation Contact JPMorgan Chase Bank, N.A. 712 Main Street, 5th Floor Houston, Texas 77002 Attn: Phone: Fax: Email:

ISSUING LENDER

Notices: Zions Bancorporation, N.A. dba Amegy Bank 1801 Main Street Houston, Texas 77002 Attn: Fax: Email:	Documentation Contact: Zions Bancorporation, N.A. dba Amegy Bank 1717 West Loop South, 23rd Floor Houston, Texas 77027 Attn: Phone: Email:

Notices: Wells Fargo Bank, National Association 14241 Dallas Parkway, Suite 900 Dallas, Texas 75254 Attn: Phone: Email:	Documentation Contact: Wells Fargo Bank, National Association 14241 Dallas Parkway, Suite 900 Dallas, Texas 75254 Attn: Phone: Email:
CREDIT PARTIES

Borrowers:

Nine Energy Service, Inc.

Nine Energy Canada Inc.

Other Guarantors:

Beckman Production Services, Inc.

Beckman Production Services, Inc.

Big Lake Services, LLC

Big Lake Services Holdco, LLC

CDK Intermediate, LLC

CDK Perforating, LLC

Address c/o Nine Energy Service, Inc. 2001 Kirby Drive, Suite 200 Houston, Texas 77019 Attn: Ann Fox Fax: 713-227-7850

CDK Perforating Holdings, Inc.

Crest Pumping Technologies, LLC

Dak-Tana Wireline, LLC

J & R Well Service, LLC

Nine Downhole Technologies, LLC

Nine Energy Service, LLC

Northern Production Company, LLC

Northern States Completions, Inc.

Peak Pressure Control, LLC

R & S Well Service, Inc.

RedZone Coil Tubing, LLC

RedZone Holdco, LLC

SJL Well Service, LLC

MOTI Holdco, LLC

Magnum Oil Tools International, LTD

Magnum Oil Tools GP, LLC

Magnum Oil Tools Canada Ltd.

COMMITMENTS

LENDERS	TOTAL COMMITMENTS	CANADIAN SUBLIMIT	LC FRONTING LIMIT
JPMorgan Chase Bank, N.A.	$85,000,000.00	—	$10,000,000.00
JPMorgan Chase Bank, N.A., Toronto Branch	—	$13,750,000.00
Wells Fargo Bank, National Association	$65,000,000.00	—	$10,000,000.00
Wells Fargo Capital Finance Corporation Canada	—	$8,125,000.00	—
Goldman Sachs Bank USA	$25,000,000.00	$3,125,000.00	N/A
Zions Bancorporation, N.A. dba Amegy Bank	$25,000,000.00	N/A	$10,000,000.00

TOTAL	$200,000,000.00	$25,000,000.00	$30,000,000.00

SCHEDULE II

EXISTING LETTER OF CREDIT

That certain Letter of Credit No. SBFTX300457, issued by ZB, N.A dba Amegy Bank, in the amount of $450,000, for the account of Beckman Production Services, Inc. in favor of Zurich American Insurance Company.

SCHEDULE 4.1

ORGANIZATIONAL INFORMATION

Entity Name	Type of Organization	Jurisdiction of Formation
Beckman Production Services, Inc. (Delaware)	Corporation	Delaware

Beckman Production Services, Inc. (Michigan)	Corporation	Michigan

Big Lake Services Holdco, LLC	Limited Liability Company	Delaware

Big Lake Services, LLC	Limited Liability Company	Delaware

CDK Intermediate, LLC	Limited Liability Company	Delaware

CDK Perforating Holdings, Inc.	Corporation	Delaware

CDK Perforating, LLC	Limited Liability Company	Texas

Crest Pumping Technologies, LLC	Limited Liability Company	Delaware

Dak-Tana Wireline, LLC	Limited Liability Company	Delaware

J & R Well Service, LLC	Limited Liability Company	Michigan

Nine Downhole Technologies, LLC	Limited Liability Company	Delaware

Nine Energy Canada Inc.	Corporation	Alberta, Canada

Nine Energy Service, LLC	Limited Liability Company	Delaware

Nine Energy Service, Inc.	Corporation	Delaware

Northern Production Company, LLC	Limited Liability Company	Wyoming

Northern States Completions, Inc.	Corporation	Delaware

Peak Pressure Control, LLC	Limited Liability Company	Texas

R & S Well Service, Inc.	Limited Liability Company	Wyoming

RedZone Coil Tubing, LLC	Limited Liability Company	Texas

RedZone Holdco, LLC	Limited Liability Company	Delaware

SJL Well Service, LLC	Limited Liability Company	Oklahoma

MOTI Holdco, LLC	Limited Liability Company	Delaware

Magnum Oil Tools GP, LLC	Limited Liability Company	Texas

Magnum Oil Tools International, LTD	Limited Partnership	Texas

Magnum Oil Tools Canada Ltd.	Corporation	Alberta, Canada

SCHEDULE 4.10

ENVIRONMENTAL CONDITIONS

None.

SCHEDULE 4.11

SUBSIDIARIES

Entity Name:
Beckman Production Services, Inc. (Delaware)
Beckman Production Services, Inc. (Michigan)
Big Lake Services Holdco, LLC
Big Lake Services, LLC
CDK Intermediate, LLC
CDK Perforating Holdings, Inc.
CDK Perforating, LLC
Crest Pumping Technologies, LLC
Dak-Tana Wireline, LLC
First Call Well Services, LLC
J & R Well Service, LLC
Nine Downhole Technologies, LLC
Nine Energy Canada Inc.
Nine Energy Service, LLC
Northern Production Company, LLC
Northern States Completions, Inc.
Peak Pressure Control, LLC
R & S Well Service, Inc.
RedZone Coil Tubing, LLC
RedZone Holdco, LLC
SJL Well Service, LLC
MOTI Holdco, LLC
Magnum Oil Tools GP, LLC
Magnum Oil Tools International, LTD
Magnum Oil Tools Canada Ltd.
Frac Technology AS
Nine Downhole Norway AS

SCHEDULE 5.7

REQUIREMENTS FOR NEW SUBSIDIARIES

Within 30 days of (i) creating a new Subsidiary or acquiring a new Subsidiary, and (ii) 20 Business Days of designating an Unrestricted Subsidiary as a Restricted Subsidiary under Section 5.7(b), the Administrative Agent shall have received each of the following to the extent applicable:

(a) Guaranty. A joinder and supplement to the applicable Guaranty executed by such Subsidiary if such Subsidiary is either a Wholly-Owned Domestic Restricted Subsidiary or a Wholly-Owned Restricted Subsidiary organized or incorporated under the federal laws of Canada or those of a province or territory of Canada (a “Canadian Restricted Subsidiary”);

(b) Security Agreement. A joinder and/or supplement to the applicable Security Agreement (1) if such Subsidiary is either a Wholly-Owned Domestic Restricted Subsidiary or a Canadian Restricted Subsidiary, executed by such new Subsidiary and (ii) if such new Subsidiary is a Domestic Subsidiary, a Subsidiary organized or incorporated under the federal laws of Canada or those of a province or territory of Canada or a First Tier Foreign Subsidiary, executed by the applicable Borrower and any other Credit Party that owns Equity Interests in such new Subsidiary, together with, if applicable, stock certificates and stock powers executed in blank, UCC-1 financing statements, and any other documents, agreements, or instruments necessary to create and perfect an Acceptable Security Interest in the Collateral described in the Security Agreement, as so supplemented, which joinder and/or supplement will grant a Lien in, among other things, 100% of the Equity Interests of such new Subsidiary owned by the US Borrower or any other Credit Party (but in the case of any First Tier Foreign Subsidiary of a U.S. Credit Party limited to no greater than 65% of the Voting Securities issued by such First Tier Foreign Subsidiary);

(c) Corporate Documents. A secretary’s certificate from such new Wholly-Owned Domestic Restricted Subsidiary or Canadian Restricted Subsidiary certifying such Subsidiary’s (1) officers’ incumbency, (ii) authorizing resolutions, (iii) organizational documents, (iv) necessary governmental approvals, and (v) certificate of good standing from the state in which each such Person is organized dated a date not earlier than 15 days prior to date of delivery or otherwise in effect on the date of delivery;

(d) Patriot Act; Beneficial Ownership Certification. (i) All documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and (ii) to the extent such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary to the extent requested by a Lender or the Administrative Agent; and

(e) Opinion of Counsel. If reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent related to such new Restricted Subsidiary and substantially similar to the legal opinions delivered at the Funding Date with respect to the other Restricted Subsidiaries in existence on the Funding Date.

SCHEDULE 6.1

PERMITTED DEBT

None.

SCHEDULE 6.2

PERMITTED LIENS

Lien in favor of Air Liquide Industrial US LP granted by RedZone Coil Tubing, LLC encumbering Vessel - TW, S/N S1541, 13000 GAL Vaporizer - Thermax, S/N A6632-1 hose fill stand assem - acme S/N 44728 Telemetry - Dataquest, S/N FF793DE0.

Lien in favor of Air Liquide Industrial US LP granted by RedZone Coil Tubing, LLC encumbering Vessel 241105-1-5 Vessel VT13000-S1541 exchanger A6632-1 assembly 44728 telemetry FF793DE0 Vessel VT13000 exchanger A6762-1 telemetry 2563035 assembly 46806 assembly 241105-2-4.

Lien in favor of Rowley Brothers, Inc. dba Rowleys Wholesale granted by Beckman Production Services, Inc. encumbering the following described equipment, and any equipment previously loaned or which may be added or substituted for the following equipment, pursuant to a Loaned Equipment Agreement between “Secured Party” and “Debtor” dated 10/08/2012: 2-S3338 Samson 330 poly tank 5:1 pump with electronic meter, including 957 mini regulatore and 2051 1/4” steel nipple pre-installed on unit from factory.

Lien in favor of First Fleet Corporation granted by Nine Energy Service, Inc. encumbering the following described equipment: 1 new 2016 Mack GU813 Day Cab Tractor w/pumps VIN 1M1AX16Y6GM032506, 2 new 2018 Mack GU713R with LV201 6x4 CH Pump Down Logging IMaxx VINs 1M2AX09C4JM040360 and 1M2AX07Y0KM040971, and 2 new 2019 Mack GR64F with LV20-050i 6x4 CH Pump Down Logging IMaxx VINs 1M2GR3GCXKM004716 and 1M2GR3GC8KM004715.

SCHEDULE 6.3

PERMITTED INVESTMENTS

1. Promissory Note dated June 30, 2014, made by Kevin Palma in favor of Nine Energy Service, Inc., in the original principal amount of $532,052.73.

2. Promissory Note dated June 30, 2014, made by Christopher Cole Ortowski in favor of Nine Energy Service, Inc., in the original principal amount of $3,547,056.28.

3. Promissory Note dated June 30, 2014, made by Cody Joe Ortowski in favor of Nine Energy Service, Inc., in the original principal amount of $3,547,056.28.

4. Promissory Note dated April 4, 2018, made by Kenneth D. Preston in favor of Nine Energy Service, Inc., in the original principal amount of $1,250,000.00.

5. Promissory Note dated April 4, 2018, made by Christopher A. Payson, in favor of Nine Energy Service, Inc., in the original principal amount of $1,250,000.00.

SCHEDULE 6.11

PERMITTED AFFILIATE TRANSACTIONS

Commercial Lease Agreement dated January 1, 2018, by and between WTF Properties, LLC, as landlord, and Magnum Oil Tools International, LTD, as tenant, for those certain premises located at 5511 State Street, Midland, Midland County, Texas 79703.

Commercial Lease Agreement dated February 1, 2018 (as amended by that certain First Amendment to Commercial Lease Agreement dated April 1, 2018, and as further amended), by and between WTF Properties, LLC, as landlord, and Magnum Oil Tools International, LTD, as tenant, for those certain premises located at 5655 Bear Lane, Corpus Christi, Nueces County, Texas 78405.

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth fully herein.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, effective as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1 Assignor:

2. Assignee:	[an Affiliate of [identify Lender]1]

3. Borrowers:	Nine Energy Service, Inc., as U.S. Borrower, and Nine Energy Canada Inc., as Canadian Borrower

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of October 25, 2018 among Nine Energy Service, Inc., as U.S. Borrower, Nine Energy Canada Inc., as Canadian Borrower, the Lenders party thereto, the Issuing Lenders, and JPMorgan Chase Bank N.A., as Administrative Agent.

Assigned Interest:

[1]	Include as applicable.

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Signature Page

Assignment and Assumption

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][4]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of either Borrower and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

Signature Page

Assignment and Assumption

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement,

(ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex I

EXHIBIT C-1

[FORM OF]

GUARANTY AGREEMENT

This Guaranty Agreement dated as of October [25], 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (as defined below) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of October 25, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Nine Energy Service, Inc. (the “Borrower”), Nine Energy Canada Inc., the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).

B. Each Guarantor is a Domestic Restricted Subsidiary (as defined in the Credit Agreement) of the Borrower and (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) the Swap Agreements (as defined in the Credit Agreement) entered into by any Credit Party with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services provided by any Lender or any Affiliate of a Lender to any Credit Party, each are (a) in furtherance of such Domestic Restricted Subsidiary’s corporate purposes, (b) necessary or convenient to the conduct, promotion or attainment of such Domestic Restricted Subsidiary’s business, and (c) for such Domestic Restricted Subsidiary’s direct or indirect benefit.

C. The Borrower is a party to this Guaranty in order to guarantee the Secured Obligations (as defined in the Credit Agreement) to the extent that the Secured Obligations were directly incurred by a Credit Party other than the Borrower.

Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Loans under the Credit Agreement, (ii) to induce the Issuing Lenders to provide and to continue to provide Letters of Credit under the Credit Agreement, and (iii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) The Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee the punctual and complete payment and performance, when due, whether at the stated maturity, by acceleration or otherwise, of all Secured Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Credit Party to the Secured Parties but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Credit Party.

(b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(B) any liabilities of such Guarantor under this Guaranty; and

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(C) any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(c) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(c)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(c)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)); and

(D) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable Legal Requirement or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

(d) The Borrower, unconditionally and irrevocably, with respect to each other Guarantor, guarantees such Guarantor’s guarantee under Section 2(a) of any Swap Agreements constituting Secured Obligations. The obligations of the Borrower under this Section 2.1(d) shall remain in full force and effect until Payment in Full. The Borrower intends that this Section 2.1(d) constitutes, and this Section 2.1(d) shall be deemed to constitute, a guarantee or other agreement for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”).

Section 3. Guaranty Absolute. Until Payment in Full, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Lenders, any Lender, any Banking Service Provider or any Swap Counterparty with respect thereto but subject to Section 2(c) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Swap Agreement or Banking Services,

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and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Guarantor or any other Person or whether any Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Swap Agreements with a Swap Counterparty or Banking Services with a Banking Services Provider, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Swap Agreements with a Swap Counterparty or Banking Services with a Banking Services Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the either Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of any Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of any Guarantor;

(f) any failure of any Lender, the Administrative Agent, any Issuing Lender, or any other Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lenders, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

(g) any signature of any officer of any Guarantor being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other guarantor, surety or other Person.

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Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of Collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.

EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED SECURED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from (i) the financing arrangements involving any Guarantor contemplated by the Credit Documents, (ii) the Swap Agreements entered into by a Credit Party with a Swap Counterparty, and (iii) the Bank Services provided to any Credit Party, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

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Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against any Credit Party to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Credit Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until after Payment in Full. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Payment in Full, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(b) Each Guarantor agrees that all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Administrative Agent, execute or cause, if applicable, a Restricted Subsidiary to execute, a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination. Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to any other Guarantor or any Restricted Subsidiary, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent, any Lender or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from each Credit Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of each Credit Party.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited

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liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent, any Issuing Lender and any other Secured Party and each of their Affiliates is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party or any such Affiliates to or for the credit or the account of each Guarantor against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Such Secured Party shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent in accordance with Section 9.2 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to the Administrative Agent, the Issuing Lenders or any Lender, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered.

Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until Payment in Full, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and, subject to Section 8.7(d) of the Credit Agreement, be enforceable by the Administrative Agent, each Lender, each Issuing Lender, each other Secured Party and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent or an Issuing Lender in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 14. Submission to Jurisdiction. EACH GUARANTOR PARTY TO THIS GUARANTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GUARANTORS PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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Section 15. Waiver of Venue. EACH GUARANTOR PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN SECTION 14. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS GUARANTY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 16. Service of Process. Each Guarantor party hereto irrevocably consents to service of process in the manner provided for in Section 9.17 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 17. Waiver of Jury. EACH GUARANTOR PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 18. Indemnification. Each Guarantor shall, and does hereby indemnify, the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that counsel shall be limited to (x) one counsel to such Persons, taken as a whole and one local counsel in each relevant jurisdiction, taken as a whole and (y) solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified persons), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, whether brought by

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a third party or by any Guarantor, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment in favor of such other Guarantor to have resulted (x) from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) a dispute among or between Indemnitees (except to the extent that such indemnified loss was incurred by or asserted against the Administrative Agent, any arranger or Issuing Lender in its capacity as such) and not involving any act or omission of the Guarantors or any of their Affiliates. THIS SECTION 18 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

Section 19. Additional Guarantors. Wholly-Owned Domestic Restricted Subsidiaries of Borrower (a) may from time to time enter into this Guaranty as a Guarantor and (b) the other Credit Parties shall cause their Wholly-Owned Domestic Restricted Subsidiaries to become Guarantors hereunder to the extent required to comply with Section 5.7 of the Credit Agreement. Upon execution and delivery after the date hereof by the Administrative Agent and such Wholly- Owned Domestic Restricted Subsidiary of an instrument in the form of Annex 1, such Wholly- Owned Domestic Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 20. USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ingoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 21. No Fiduciary Duty, etc. The Guarantors hereby acknowledge and agree that no Secured Party will have any obligations except those obligations with respect to the Facilities expressly set forth in the Credit Agreement and in the other Credit Documents, and each Secured Party is acting solely in the capacity of an arm’s length contractual counterparty to the Guarantors with respect to the Credit Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Guarantor or any other person. Each Guarantor agrees that it will not assert any claim against any Secured Party based on an alleged breach of fiduciary duty by such Secured Party in connection with the Credit Documents

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and the transactions contemplated thereby. Additionally, each Guarantor acknowledges and agrees that no Secured Party is advising it as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Secured Parties shall have no responsibility or liability to any Guarantor with respect thereto.

Section 22. NOTICE OF FINAL AGREEMENT. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

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The Administrative Agent and each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

BECKMAN PRODUCTION SERVICES, INC. (DELAWARE)
BECKMAN PRODUCTION SERVICES, INC. (MICHIGAN)
BIG LAKE SERVICES HOLDCO, LLC BIG LAKE SERVICES, LLC
CDK INTERMEDIATE, LLC
CDK PERFORATING HOLDINGS, INC. CDK PERFORATING, LLC
CREST PUMPING TECHNOLOGIES, LLC DAK-TANA WIRELINE, LLC
J & R WELL SERVICE, LLC
NINE DOWNHOLE TECHNOLOGIES, LLC NINE ENERGY SERVICE, INC.
NINE ENERGY SERVICE, LLC
NORTHERN PRODUCTION COMPANY, LLC NORTHERN STATES COMPLETIONS, INC. PEAK PRESSURE CONTROL, LLC
R & S WELL SERVICE, INC. REDZONE COIL TUBING, LLC REDZONE HOLDCO, LLC
SJL WELL SERVICE, LLC MAGNUM OIL TOOLS GP, LLC
MAGNUM OIL TOOLS INTERNATIONAL, LTD MOTI HOLDCO, LLC

By:
Name: Ann G. Fox
Title: President, Chief Executive Officer

[Signature Page to Guaranty]

ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[Signature Page to Guaranty]

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO.              dated as of            (the “Supplement”), to the Guaranty Agreement dated as of [•], 20[•] (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), among Nine Energy Service, Inc., a Delaware corporation (the “Borrower”), each Domestic Restricted Subsidiary of the Borrower party thereto (together with the Borrower, individually, a “Guarantor” and collectively, the “Guarantors”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Nine Energy Canada Inc., the lenders from time to time party thereto (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit. Section 19 of the Guaranty Agreement provides that additional Domestic Restricted Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Restricted Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Lenders to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 19 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) guarantees the Guaranteed Obligations, (b) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (c) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate, limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Annex I-1

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. Governing Law. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be performed entirely within such state, including without regard to conflicts of laws principles.

SECTION 6. Submission to Jurisdiction. NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. NEW GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUPPLEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 7. Waiver of Venue. NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN SECTION 6. NEW GUARANTOR HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS SUPPLEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Annex I-2

SECTION 8. Service of Process. New Guarantor irrevocably consents to service of process in the manner provided for in Section 9.17 of the Credit Agreement. Nothing in this Supplement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9. Waiver of Jury. NEW GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). NEW GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Annex I-3

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT C-2

[FORM OF]

CANADIAN GUARANTY AGREEMENT

This Canadian Guaranty Agreement dated as of October [25], 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of October 25, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Nine Energy Service, Inc. (the “U.S. Borrower”), Nine Energy Canada Inc. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as the administrative agent.

B. Each Guarantor is a Wholly-Owned Restricted Subsidiary (as defined in the Credit Agreement) of the Borrower and organized under the federal laws of Canada or those of a province or territory of Canada (each, a “Canadian Restricted Subsidiary”) and (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) the Swap Agreements (as defined in the Credit Agreement) entered into by any Canadian Credit Party with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services provided by any Lender or any Affiliate of a Lender to any Canadian Credit Party, each are (a) in furtherance of such Canadian Restricted Subsidiary’s corporate purposes, (b) necessary or convenient to the conduct, promotion or attainment of such Canadian Restricted Subsidiary’s business, and (c) for such Canadian Restricted Subsidiary’s direct or indirect benefit.

C. The Borrower is a party to this Guaranty in order to guarantee the Canadian Secured Obligations (as defined in the Credit Agreement) to the extent that the Canadian Secured Obligations were directly incurred by a Canadian Credit Party other than the Borrower.

Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Loans to the Borrower under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) The Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee to and in favor of the Administrative Agent on behalf of the Secured Parties the punctual and complete payment and performance, when due, whether at the stated maturity, by acceleration or otherwise, of all Canadian Secured Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, winding-up, insolvency, receivership, reorganization, liquidation, arrangement or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Canadian Credit Party to the Secured Parties but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, winding-up, insolvency, receivership, reorganization, liquidation, arrangement or similar proceeding involving the Borrower or any Canadian Credit Party.

(b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

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(A) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(B) any liabilities of such Guarantor under this Guaranty; and

(C) any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(c) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(c)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(c)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)); and

(D) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable Legal Requirement or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

(d) The Borrower, unconditionally and irrevocably, with respect to each other Guarantor, guarantees such Guarantor’s guarantee under Section 2(a) of any Swap Agreements constituting Secured Obligations. The obligations of the Borrower under this Section 2.1(d) shall remain in full force and effect until Payment in Full. The Borrower intends that this Section 2.1(d) constitutes, and this Section 2.1(d) shall be deemed to constitute, a guarantee or other agreement for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”).

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Section 3. Guaranty Absolute. Until Payment in Full, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, any Lender, any Banking Service Provider or any Swap Counterparty with respect thereto but subject to Section 2(c) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Swap Agreement or Banking Services, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Guarantor or any other Person or whether any Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Swap Agreements with a Swap Counterparty or Banking Services with a Banking Services Provider, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Swap Agreements with a Swap Counterparty or Banking Services with a Banking Services Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the either Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of any Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of any Guarantor;

(f) any failure of any Lender, the Administrative Agent or any other Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

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(g) any signature of any officer of any Guarantor being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of Collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.

EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED SECURED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

(b) Each Guarantor, to the extent not prohibited by applicable Legal Requirement, hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from (i) the financing arrangements involving any Guarantor contemplated by the Credit Documents, (ii) the Swap Agreements entered into by a Canadian Credit Party with a Swap Counterparty, and (iii) the Bank Services provided to any Canadian Credit Party, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

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Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against any Canadian Credit Party to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Canadian Credit Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Canadian Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until after Payment in Full. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Payment in Full, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(b) Each Guarantor agrees that all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Administrative Agent, execute or cause, if applicable, a Restricted Subsidiary to execute, a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination. Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to any other Guarantor or any Restricted Subsidiary, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent, any Lender or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from each Credit Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of each Canadian Credit Party.

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(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent, and any other Secured Party and each of their Affiliates is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party or any such Affiliates to or for the credit or the account of each Guarantor against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Such Secured Party shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent in accordance with Section 9.2 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to the Administrative Agent or any Lender, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered.

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Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until Payment in Full, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and, subject to Section 8.7(d) of the Credit Agreement, be enforceable by the Administrative Agent, each Lender, each other Secured Party and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender or the Administrative Agent in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 14. Submission to Jurisdiction. EACH GUARANTOR PARTY TO THIS GUARANTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GUARANTORS PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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Section 15. Waiver of Venue. EACH GUARANTOR PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN SECTION 14. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS GUARANTY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 16. Service of Process. Each Guarantor party hereto irrevocably consents to service of process in the manner provided for in Section 9.17 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 17. Waiver of Jury. EACH GUARANTOR PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 18. Indemnification. Each Guarantor shall, and does hereby indemnify, the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that counsel shall be limited to (x) one counsel to such Persons, taken as a whole and one local counsel in each relevant jurisdiction, taken as a whole and (y) solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified persons), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub- agent thereof) and its Related Parties only, the administration of this Guaranty or (ii) any actual

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or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment in favor of such other Guarantor to have resulted (x) from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) a dispute among or between Indemnitees (except to the extent that such indemnified loss was incurred by or asserted against the Administrative Agent or any arranger) and not involving any act or omission of the Guarantors or any of their Affiliates. THIS SECTION 18 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON- TAX CLAIM.

Section 19. Additional Guarantors. Canadian Restricted Subsidiaries (a) may from time to time enter into this Guaranty as a Guarantor and (b) the other Canadian Credit Parties shall cause their Canadian Restricted Subsidiaries to become Guarantors hereunder to the extent required to comply with Section 5.7 of the Credit Agreement. Upon execution and delivery after the date hereof by the Administrative Agent and such Canadian Restricted Subsidiary of an instrument in the form of Annex 1, such Canadian Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 20. USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ingoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 21. CAML. (a) Each Guarantor (a) acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, in each case, applicable to Secured Parties operating in

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Canada or any of its provinces or territories (collectively, including any rules, regulations, directives, guidelines or orders thereunder, “CAML”), the Secured Parties may be required to obtain, verify and record information regarding each Guarantor, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Guarantor, and the transactions contemplated hereby. Each Guarantor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Secured Party, or any prospective assign or participant thereof, in order to comply with any applicable CAML, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of each Guarantor or any authorized signatories of each Guarantor for the purposes of applicable CAML, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Secured Party, and this Guarantee shall constitute a “written agreement” in such regard between each such Secured Party and the Administrative Agent within the meaning of applicable CAML legislation; and

(ii) shall provide to each Secured Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding Section 21(b) and except as may otherwise be agreed in writing, each of the Secured Parties agrees that the Administrative Agent has no obligation to ascertain the identity of each Guarantor or any authorized signatories of each Guarantor on behalf of any Secured Party, or to confirm the completeness or accuracy of any information it obtains from each Guarantor or any such authorized signatory in doing so.

Section 22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Guarantor in the currency expressed to be payable herein (the “specified currency”) into another currency, each Guarantor agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the specified currency with such other currency at any of the Administrative Agent’s offices in the United States of America on the Business Day preceding that on which final judgment is given. The obligations of any Guarantor in respect of any sum due to any Secured Party shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Secured Party or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Secured Party or the Administrative Agent, as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Secured Party or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Secured Parties as a result of allocations of such excess as a disproportionate payment to such Secured Party under Section 2.12 of the Credit Agreement, each Secured Party or the Administrative Agent, as the case may be, agrees to promptly remit such excess to the Borrower.

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Section 23. No Fiduciary Duty, etc. The Guarantors hereby acknowledge and agree that no Secured Party will have any obligations except those obligations with respect to the Facilities expressly set forth in the Credit Agreement and in the other Credit Documents, and each Secured Party is acting solely in the capacity of an arm’s length contractual counterparty to the Guarantors with respect to the Credit Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Guarantor or any other person. Each Guarantor agrees that it will not assert any claim against any Secured Party based on an alleged breach of fiduciary duty by such Secured Party in connection with the Credit Documents and the transactions contemplated thereby. Additionally, each Guarantor acknowledges and agrees that no Secured Party is advising it as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Secured Parties shall have no responsibility or liability to any Guarantor with respect thereto.

Section 24. NOTICE OF FINAL AGREEMENT. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

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The Administrative Agent and each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR[S]

[ ]

By:
Name:
Title:

[Signature Page to Guaranty]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:

Name:
Title:

[Signature Page to Guaranty]

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO.              dated as of                         (the “Supplement”), to the Guaranty Agreement dated as of [•], 20[•] (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), among Nine Energy Canada Inc. (the “Borrower”), each Canadian Restricted Subsidiary of the Borrower party thereto (together with the Borrower, individually, a “Guarantor” and collectively, the “Guarantors”) and JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Nine Energy Service, Inc., the lenders from time to time party thereto (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A., as administrative agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans. Section 19 of the Guaranty Agreement provides that additional Canadian Restricted Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Canadian Restricted Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows: SECTION 1. In accordance with Section 19 of the Guaranty Agreement, the New

Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) guarantees the Guaranteed Obligations, (b) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (c) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate, limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Annex I-1

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. Governing Law. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be performed entirely within such state, including without regard to conflicts of laws principles.

SECTION 6. Submission to Jurisdiction. NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. NEW GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUPPLEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 7. Waiver of Venue. NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN SECTION 6. NEW GUARANTOR HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS SUPPLEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Annex I-2

SECTION 8. Service of Process. New Guarantor irrevocably consents to service of process in the manner provided for in Section 9.17 of the Credit Agreement. Nothing in this Supplement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9. Waiver of Jury. NEW GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). NEW GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Annex I-3

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Administrative Agent

By:
Name:
Title:

EXHIBIT D-1

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of October [25], 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is by and among NINE ENERGY SERVICE, INC., a Delaware corporation (the “Borrower”), each Domestic Subsidiary (as defined in the Credit Agreement (as hereinafter defined)) of the Borrower party hereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

W I T N E S S E T H:

WHEREAS, this Security Agreement is entered into in connection with that certain Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Nine Energy Canada Inc., the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as Administrative Agent; and

WHEREAS, pursuant to the terms of the Credit Agreement, and in consideration of the credit extended by the Lenders to the Borrower and the letters of credit issued by the Issuing Lenders for the account of the Borrower or any subsidiary of the Borrower, the Grantors have executed and delivered the Guaranty (as defined in the Credit Agreement); and

WHEREAS, as a condition precedent to the initial extension of credit under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) the Swap Agreements (as defined in the Credit Agreement) entered into by the Borrower or any other U.S. Credit Party (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services (as defined in the Credit Agreement) provided by any Banking Services Provider to the Borrower or any other U.S. Credit Party, and each Grantor is willing to execute, deliver and perform its obligations under this Security Agreement to secure the U.S. Secured Obligations (as defined in the Credit Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following capitalized terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” has the meaning set forth in the preamble. “Borrower” has the meaning set forth in the preamble.

“Certificated Equipment” means any Equipment the ownership of which is evidenced by, or under any applicable Legal Requirement is required to be evidenced by, a certificate of title.

“Collateral” has the meaning set forth in Section 2.1(a).

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Account” has the meaning set forth in Section 4.3(b).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Credit Document.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form owned by a Grantor or leased or licensed to Grantor, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above owned by a Grantor or leased or licensed to a Grantor, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights (including renewal rights) and trade secrets rights, contract rights of a Grantor with respect to all or any of the foregoing, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

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“Control” shall have the meaning set forth in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent (for the benefit of the Secured Parties) to have Control over certain Collateral.

“Copyright Collateral” means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including those copyright registrations or applications therefor set forth in Schedule III-C hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.

“Credit Agreement” has the meaning set forth in the first recital.

“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Interest or other rights or interests constituting Collateral.

“Equipment” has the meaning set forth in Section 2.1(a)(i). “Excluded Collateral” has the meaning set forth in Section 2.1(b).

“Excluded Contracts” means any contract to which any of the Grantors is a party on the date hereof or which is entered into by any Grantor after the date hereof which complies with Section 6.5 of the Credit Agreement (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Lien granted hereunder) to the extent (but only to the extent) that the granting of a security interest therein would be prohibited by (a) such contract under a provision (unless a Restricted Entity may unilaterally waive such prohibition) in such contract in existence on the date hereof or, as to contracts entered into after the date hereof, in existence in compliance with Section 6.5 of the Credit Agreement (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Lien granted hereunder), or (b) an applicable Legal Requirement to which such Grantor or such contract is subject; provided, however, to the extent that (i) either of the prohibitions discussed in clause (a) and clause (b) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in such Excluded Contract, then such contract shall cease to be an “Excluded Contract” and shall automatically be subject to the lien and security interests granted hereby and to the terms and

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provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded Foreign Stock” means the Equity Interests issued by Foreign Subsidiaries other than (a) 65% of the Voting Securities issued by a First-Tier Foreign Subsidiary and (b) 100% of Equity Interests issued by a First-Tier Foreign Subsidiary that are not Voting Securities.

“Excluded Governmental Approvals” means any Governmental Approval to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of applicable Legal Requirement to which such Grantor or such Property is subject; provided, however, to the extent that (i) such prohibition is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9- 408 or 9-409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the applicable Governmental Authority to the creation of a lien and security interest in such Excluded Governmental Approval, then such Governmental Approval shall cease to be an “Excluded Governmental Approval” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Governmental Approval shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded JV Equity Interests” means the Equity Interests owned by any Grantor in a Joint Venture to the extent (but only to the extent) (a) the organizational documents of such Joint Venture prohibit the granting of a Lien on such Equity Interests or (b) such Equity Interests of such Joint Venture are expressly required to be pledged as collateral to secure (i) obligations to the other holders of the Equity Interests in such Joint Venture (other than a holder that is a Subsidiary of the Borrower) or (ii) Debt of such Joint Venture that is non-recourse to any of the Credit Parties or to any of the Credit Parties’ Properties; provided, however, if any of the foregoing conditions ceases to be in effect for any reason, then the Equity Interest in such Joint Venture shall cease to be an “Excluded JV Equity Interest” and shall automatically be subject to the Lien and security interest granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor in respect of any (including from the sale, transfer or other disposition of) Excluded JV Equity Interest shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above.

“Excluded Perfection Collateral” has the meaning set forth in the Credit Agreement. “Excluded PMSI Collateral” means any Property and proceeds thereof (including insurance proceeds) of a Grantor that is now or hereafter subject to a Lien securing (and, for the avoidance of doubt, acquired with the proceeds of) purchase money debt or a Capital Lease obligation to the extent (and only to the extent) that (a) the Debt associated with such Lien is permitted under Section 6.1(e), (k) or (m) of the Credit Agreement, and (b) the documents

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evidencing such purchase money debt or Capital Lease obligation prohibit or restrict the granting of a Lien in such Property; provided, however, to the extent that (i) either of the prohibitions discussed in clauses (a) and (b) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect or (ii) the holder of such Lien consents to the granting of a Lien in favor of the Administrative Agent, then such Property and proceeds thereof shall cease to be “Excluded PMSI Collateral” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded PMSI Collateral shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded Real Property” means all fee owned and leased real property (including all leases related thereto) of any Credit Party.

“Excluded Trademark Collateral” means all United States intent to use trademark applications with respect to which the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark application under federal law; provided, however, to the extent that such law is no longer in effect, then such trademark application shall cease to be “Excluded Trademark Collateral” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Trademark Collateral shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are held directly by the Borrower or a Wholly-Owned Domestic Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a United States Person within the meaning of Section 7701(a)(30) of the Code.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Governmental Approval” has the meaning set forth in Section 2.1(a)(vi). “Grantor” has the meaning set forth in the preamble.

“Indemnitee” has the meaning set forth in Section 6.3(a).

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

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“Inventory” has the meaning set forth in Section 2.1(a)(ii).

“Joint Venture” means, with respect to any Person (the “holder”) at any time, any incorporated, formed or organized corporation, limited liability company, partnership, association or other entity, which is not a Subsidiary of the Borrower and less than a majority of whose outstanding Voting Securities are at such time owned by the holder or one or more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein to any “Joint Venture” or “Joint Ventures” means a Joint Venture or Joint Ventures of a Grantor.

“Lenders” has the meaning set forth in the first recital.

“Letter-of-Credit Rights” has the meaning given to such term in the UCC.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including those patents and patent applications referred to in Schedule III-A hereto, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Pledged Interests” means all Equity Interests or other ownership interests of any Pledged Interests Issuer, including those described in Schedule I-A hereto; all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interests Issuer” means each Person identified in Schedule I-A hereto as the issuer of the Pledged Interests identified opposite the name of such Person or any other issuer of Pledged Interests.

“Pledged Note Issuer” means any issuer of Pledged Notes.

“Pledged Notes” means all promissory notes listed on Schedule I–B hereto together with any intercompany notes and any other promissory notes issued to or held by any Grantor, excluding, in each case, any Excluded Collateral.

“Pledged Property” means all Pledged Notes, Pledged Interests, all assignments of any amounts due or to become due with respect to the Pledged Interests, all other instruments which are now being delivered by any Grantor to the Administrative Agent or may from time to time hereafter be delivered by any Grantor to the Administrative Agent for the purpose of pledging under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.

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“Receivables” has the meaning set forth in Section 2.1(a)(iii). “Related Contracts” has the meaning set forth in Section 2.1(a)(iii).

“Secured Obligations” means the Secured Obligations as defined in the Credit Agreement.

“Secured Parties” has the meaning set forth in the Credit Agreement. “Security Agreement” has the meaning set forth in the preamble. “Payment in Full” has the meaning set forth in the Credit Agreement.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including those trademarks referred to in Schedule III-B hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable, clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, and any patent applications in preparation for filing (all of the foregoing being collectively called a “Trade Secret”), including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

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Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Section 1.3 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

Section 1.4 Miscellaneous. Article, Section, Schedule, Annex and Exhibit references are to Articles and Sections of and Schedules, Annexes and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Security Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules, annexes and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

ARTICLE II

SECURITY INTEREST

Section 2.1 Grant of Security Interest.

(a) Each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for the ratable benefit of each Secured Party, and hereby grants to the Administrative Agent, for the ratable benefit of each Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by such Grantor, and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i) all equipment in all of its forms (including all drilling platforms and rigs and remotely operated vehicles, trenchers, and other equipment used by any Grantor, vehicles, motor vehicles, rolling stock, vessels and aircraft) of such Grantor, wherever located, and all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and

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any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (any and all of the foregoing being the “Equipment”);

(ii) all inventory in all of its forms of such Grantor, wherever located, including (A) all oil, gas, or other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (B) all documents of title covering any inventory, including work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, (C) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), (D) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefore, and (E) any other item constituting “inventory” under the UCC (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(iii) all accounts, money, payment intangibles, deposit accounts (including the Collateral Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, and General Intangibles of such Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, and General Intangibles (any and all such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, and General Intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

(iv) all Intellectual Property Collateral of such Grantor;

(v) all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1(a);

(vi) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other Legal Requirements (each a “Governmental Approval”);

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(vii) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Grantor against fluctuations in commodity prices (including any Swap Agreement);

(viii) to the extent not included in the foregoing, all bank accounts, investment property, fixtures, supporting obligations, and goods;

(ix) all Pledged Interests, Pledged Notes, and any other Pledged Property and all Distributions, interest, and other payments and rights with respect to such Pledged Property;

(x) (A) all policies of insurance now or hereafter held by or on behalf of such Grantor, including casualty, liability, key man life insurance, business interruption, foreign credit insurance, and any title insurance, (B) all proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xi) all Commercial Tort Claims as set forth on Schedule IV;

(xii) all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in sub-clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) and proceeds deposited from time to time in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Administrative Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral);

(xiii) any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or contract is granted hereunder;

(xiv) any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any instrument, chattel paper, or contract, which are pledged hereunder;

(xv) all of such Grantor’s other property and rights of every kind and description and interests therein, including all other “Account”, “Certificated Securities”, “Chattel Paper”, “Commodity Accounts”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Money”, “Payment Intangibles”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Securities” as each such term is defined in the UCC.

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(b) Notwithstanding anything to the contrary contained in Section 2(a) and other than to the extent set forth in this Section 2(b), the following property shall be excluded from the lien and security interest granted hereunder (and shall not be included as “Collateral” for purposes of this Agreement) (collectively, the “Excluded Collateral”):

(i) Letter-of-Credit Rights (other than to the extent constituting Supporting Obligations);

(ii) Excluded Governmental Approvals;

(iii) Excluded Contracts;

(iv) Excluded JV Equity Interests;

(v) Excluded PMSI Collateral;

(vi) Excluded Real Property;

(vii) Excluded Foreign Stock (with respect to the U.S. Secured Obligations only); and

(viii) Excluded Trademark Collateral;

provided, however, that (x) the exclusion from the Lien and security interest granted by any Grantor hereunder of any Excluded Collateral shall not limit, restrict or impair the grant by such Grantor of the Lien and security interest in any accounts or receivables arising under any such Excluded Collateral or any payments due or to become due thereunder unless the conditions in effect which qualify such Property as Excluded Collateral applies with respect to such accounts and receivables, (y) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Collateral shall constitute Collateral unless the conditions in effect which qualify such Property as an Excluded Collateral applies with respect to such proceeds and (z) for the avoidance of doubt, no Excluded Foreign Stock shall secure the U.S. Secured Obligations and all of the Pledged Interests of a Foreign Subsidiary shall secure the Canadian Secured Obligations.

Section 2.2 Security for Obligations.

(a) This Security Agreement, and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by each Grantor, secures the prompt and complete payment in cash and performance of the Secured Obligations.

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(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable Legal Requirement.

Section 2.3 Continuing Security Interest; Transfer of Loans; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) except as otherwise provided in the Credit Agreement, remain in full force and effect until Payment in Full, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party and its respective permitted successors, transferees and assigns, subject to the limitations as set forth in the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) all or any part of its Commitment and Loans held by or owing to it as provided in Section 9.7 of the Credit Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Credit Document (including this Security Agreement), or otherwise. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any other Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent or any such Secured Party for any reason whatsoever (including the insolvency, bankruptcy, reorganization or other similar proceeding of any Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Administrative Agent or such Secured Party or any termination agreement or release provided to any Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent or such Secured Party had not been made.

Section 2.4 Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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Section 2.5 Delivery of Pledged Property; Instruments and Tangible Chattel Paper. Other than as provided in the first sentence of Section 4.5 below, all certificates or instruments representing or evidencing (i) all Pledged Interests and Pledged Notes and (ii) other Collateral consisting of Instruments and Tangible Chattel Paper individually or collectively evidencing amounts payable in excess of $3,000,000 shall be delivered to and held by or on behalf of (or in the case of the Pledged Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank. To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8- 102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), then at the Administrative Agent’s request and its determination that such Property is not an Excluded Perfection Collateral, the applicable Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Agent (for the benefit of the Secured Parties) over such Collateral.

Section 2.6 Distributions on Pledged Interests. So long as no Event of Default shall have occurred and be continuing, in the event that any Distribution with respect to any Pledged Interest pledged hereunder is permitted to be paid (in accordance with Section 6.9 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 6.9 of the Credit Agreement or this Section 2.6, the applicable Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1(e).

Section 2.7 Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until Payment in Full. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Credit Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (other than Payment in Full) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or any other Credit Party, any surety or any guarantor.

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Section 2.8 Waiver of Subrogation. Until 91 days after Payment in Full, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Credit Party that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Security Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Credit Party or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and Payment in Full shall not have occurred, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Administrative Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.8 is knowingly made in contemplation of such benefits.

Section 2.9 Election of Remedies. Except as otherwise provided in the Credit Agreement, if any Secured Party may, under applicable Legal Requirement, proceed to realize its benefits under this Security Agreement or the other Credit Documents giving any Secured Party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable Legal Requirements pertaining to “election of remedies” or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

Section 2.10 Pledged Securities. The granting of the foregoing security interest does not make the Administrative Agent or any Secured Party a successor to Grantor as a partner or member in any Pledged Interests Issuer that is a partnership, limited partnership or limited liability company, as applicable, and neither the Administrative Agent, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Issuer, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Pledged Interests Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and extend credit to the Borrower thereunder and for the Issuing Lenders to issue Letters of Credit thereunder, and to induce the Secured Parties to enter into Swap Agreements and Banking Services, each Grantor represents and warrants unto each Secured Party as set forth in this Article.

Section 3.1 Ownership, No Liens, etc. Such Grantor is the legal and beneficial owner    of, and has good title to (and has full right and authority to pledge, grant and assign) the Collateral free and clear of all Liens, except for any Lien that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for (a) the proper filing of the applicable financing statements with the filing offices listed on Schedule II-A attached hereto, (b) the recordation of security agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and (c) taking possession of any Pledged Property with necessary endorsements, all filings and other actions necessary to perfect and protect such security interest in the Collateral (other than, as to perfection, Excluded Perfection Collateral) have been duly taken and, subject to Permitted Liens, such security interest shall be a first priority security interest.

Section 3.2 As to Equity Interests of the Subsidiaries, Investment Property.

(a) With respect to the Pledged Interests, all such Pledged Interests (i) other than with respect to Pledged Interests in limited liability companies and partnerships, are duly authorized and validly issued, fully paid and non-assessable, and (ii) unless otherwise noted on Schedule I, are represented by a certificate.

(b) With respect to the Pledged Interests, no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, or (ii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A) for which the Administrative Agent is the registered owner or (B) with respect to which the Pledged Interests Issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

(c) Such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

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(d) With respect to Uncertificated Securities constituting Collateral, such Grantor has caused the Pledged Interests Issuer or other issuer thereof either (i) to register the Administrative Agent as the registered owner of such security, or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such Pledged Interests Issuer or other issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(e) The percentage of the issued and outstanding Pledged Interests of each Pledged Interests Issuer pledged by such Grantor hereunder is as set forth on Schedule I-A and the percentage of the total membership, partnership and/or other Equity Interests in the Pledged Interests Issuer is indicated on Schedule I-A, in each case, as such Schedule I-A may be supplemented from time to time pursuant to the terms hereof. All of the Pledged Interests constitute one hundred percent (100%) of such Grantor’s interest in the applicable Pledged Interests Issuer, except in the case of the Pledged Interests that are issued by First-Tier Foreign Subsidiaries with respect to which such Grantor has pledged (i) up to sixty-five percent (65%) of the outstanding Voting Securities issued by such First-Tier Foreign Subsidiaries and (ii) one hundred percent (100%) of all Equity Interests issued by such First-Tier Foreign Subsidiaries that are not Voting Securities, in any case, as indicated on Schedule I-A.

(f) There are no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire shares, member interests or units of any Pledged Interests Issuer other than (i) as to Pledged Interests Issuers that are not Wholly-Owned Subsidiaries or (ii) such rights that constitute Collateral.

(g) In the case of each Pledged Note, all of such Pledged Notes are as set forth on Schedule I-B and have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and, as of the Closing Date, are not in default.

Section 3.3 Grantor’s Name, Location, etc.

(a) Other than as otherwise permitted pursuant to any Credit Document, (i) the jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Schedule II-A hereto, (ii) as of the Closing Date or such later date on which such Grantor joins this Security Agreement, the place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, is set forth in Schedule II-B hereto, and (iii) such Grantor’s federal taxpayer identification number is set forth in Schedule II-C hereto.

(b) Within the past five years, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Schedule II-D hereto.

(c) None of the Receivables in excess of $3,000,000 is evidenced by a promissory note or other instrument other than a promissory note or instrument that has been delivered to the Administrative Agent (with appropriate endorsements).

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(d) As of the Closing Date or such later date on which such Grantor joins this Security Agreement, the name set forth on the signature page attached hereto (or, if applicable, the signature page to the supplement document pursuant to which such Grantor joins this Security Agreement) is the true and correct legal name (as defined in the UCC) of such Grantor.

Section 3.4 Possession of Inventory; Control. Such Grantor has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory, except as otherwise required, necessary or customary in the ordinary course of its business. Such Grantor has not consented to, and is otherwise unaware of, any Person (other than, if applicable, the Administrative Agent pursuant to Section 4.3(b) or Section 4.1(b)(i) hereof) having control (within the meaning of Section 9-104 or Section 8-106 of the UCC) over any Collateral, or any other interest in any of such Grantor’s rights in respect thereof other than, with respect to Deposit Accounts and Securities Accounts, as to Liens permitted under Section 6.2(b), (h), (i), (l) and (m) of the Credit Agreement.

Section 3.5 Pledged Property, Instruments and Tangible Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all certificates or instruments representing or evidencing (i) any Pledged Interests and Pledged Notes, and (ii) other Collateral consisting of Instruments and Tangible Chattel Paper individually, or collectively, evidencing amounts payable in excess of $3,000,000, owned or held by such Grantor (duly endorsed, in blank, if requested by the Administrative Agent).

Section 3.6 Intellectual Property Collateral. Such Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, respectively, of Schedule III hereto, and any and all Trade Secrets Collateral, as of the date hereof, such Grantor does not own and has no interests in any other Intellectual Property Collateral material to the operations or business of such Grantor, other than the Computer Hardware and Software Collateral. Such Grantor further represents and warrants that, with respect to all Intellectual Property Collateral material to the conduct of such Grantor’s business (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, (b) other than with respect to Intellectual Property Collateral licensed to it, such Grantor is the sole and exclusive owner of the right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Liens, and, to such Grantor’s knowledge, no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of any of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and, if requested by the Administrative Agent, in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and, if requested by the Administrative Agent, in corresponding offices throughout the world, (d) such Grantor has taken all reasonable steps to safeguard its material Trade Secrets Collateral and to its knowledge none of such Trade Secrets Collateral of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor, the Borrower or any Subsidiary thereof, (e) to such Grantor’s knowledge, no third party is infringing upon any such Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of

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its respective licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any such Intellectual Property Collateral, and (g) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of such Intellectual Property Collateral.

Section 3.7 Commercial Tort Claims. As of the date hereof, no Grantor has rights in any commercial tort claim with potential value in excess of $3,000,000.

Section 3.8 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby, (b) except with respect to Excluded Perfection Collateral, for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the financing statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Administrative Agent of its rights and remedies hereunder, or (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any Pledged Interests, as may be required in connection with a disposition of such Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

Section 3.9 Best Interests. It is in the best interests of each Grantor to execute this Security Agreement in as much as such Grantor will, as a result of being the Borrower, or a Restricted Subsidiary of the Borrower, derive substantial direct and indirect benefits from (a) the extensions of credit (including Letters of Credit) made from time to time to the Borrower or any other Grantor by the Lenders and the Issuing Lenders pursuant to the Credit Agreement, (b) the Swap Agreements entered into with the Swap Counterparties, and (c) the Banking Services provided by the Banking Services Providers, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such extensions of credit pursuant to the Credit Agreement to the Borrower. Furthermore, such extensions of credit, Swap Agreements and Banking Services are (i) in furtherance of each Grantor’s corporate purposes, and (ii) necessary or convenient to the conduct, promotion or attainment of each Grantor’s business.

Section 3.10 Inventory and Real Property Locations.

(a) As of the date of this Agreement, Schedule IV (as such Schedule IV may be supplemented from time to time) to this Security Agreement sets forth the address of each parcel of real property that is owned or leased by any Grantor at which Inventory with a book value in excess of $1,000,000 (the “Material Inventory Locations”) is located. To the extent such real property is leased, each of such leases and subleases is valid and enforceable against the applicable Grantor in accordance with its terms and is in full force and effect, and no material default by such Grantor to any such lease or sublease exists. Each of the Grantors and each of its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property, free of all Liens other than those permitted by Section 6.2 of the Credit Agreement.

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(b) With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (i) all such Inventory is located at a Material Inventory Location, in transit, located at a customer’s location, being replaced or repaired, or located at locations which are not Material Inventory Locations, (ii) no such Inventory (other than Inventory in transit, Inventory located at a customer’s location and Inventory which is being replaced or repaired) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.11, (iii) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 6.2 of the Credit Agreement, (iv) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any material defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (vi) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (vii) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any material contract or agreement to which such Grantor is a party or to which such property is subject.

Section 3.11 Accounts. All of the Deposit Accounts of each Grantor as of the Closing Date are identified as such on Exhibit A to this Agreement.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until Payment in Full, it will perform, comply with and be bound by the obligations set forth below.

Section 4.1 As to Investment Property, etc.

(a) Equity Interests of Subsidiaries. No Grantor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities, unless such Person promptly (and, in any case, within five (5) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) of such issuance) takes the actions set forth in Section 4.1(b)(ii) with respect to any such Uncertificated Securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its organizational documents that its Equity Interests are securities governed by Article 8 of the UCC, or (C) place such Subsidiary’s Equity Interests in a Securities Account, unless such Person promptly (and, in any case, within five (5) Business Days (or such

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later date as the Administrative Agent may agree in its sole discretion) of such placement) takes the actions set forth in Section 4.1(b)(ii) with respect to any such Equity Interests, and (iii) to issue Equity Interests in addition to or in substitution for the Pledged Property or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Grantor; provided that (x) such Equity Interests are pledged and delivered to the Administrative Agent promptly (and in any event within ten (10) Business Days of issuance), and (y) such Grantor delivers a supplement to Schedule I to the Administrative Agent identifying such new Equity Interests as Pledged Property, in each case pursuant to the terms of this Security Agreement. No Grantor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing (except as to Equity Interests issued by Subsidiaries that are not Wholly-Owned) or that entitle any Person to purchase any of the foregoing, and except for this Security Agreement or any other Credit Document, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

(b) Investment Property (other than Certificated Securities).

(i) With respect to any Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will, (A) with respect to any Commodity Contracts or Security Entitlements existing on the Closing Date, within 60 days of the Closing Date and (B) with respect to Commodity Contracts or Security Entitlements acquired after the Closing Date, within 30 calendar days of such acquisition, cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such Investment Property without further consent by such Grantor, or (2) transfer such Investment Property to intermediaries that have or will agree to execute such Control Agreements.

(ii) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) owned or held by any Grantor, such Grantor will (y) cause the Pledged Interests Issuer or other issuer of such securities to either (A) register the Administrative Agent as the registered owner thereof on the books and records of the issuer, or (B) execute a Control Agreement relating to such Investment Property pursuant to which the Pledged Interests Issuer or other issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities (provided that, it is understood that the Administrative Agent shall not deliver such instructions except following the occurrence and during the continuance of an Event of Default), and (z) take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all other actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Administrative Agent (for the ratable benefit of the Secured Parties) over such Collateral.

(c) Certificated Securities (Stock Powers). Each Grantor agrees that all Pledged Interests which are certificated (and all other certificated shares of Equity Interests constituting Collateral) delivered by such Grantor pursuant to this Security Agreement will be accompanied by duly endorsed undated blank stock powers, or other equivalent instruments of

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transfer reasonably acceptable to the Administrative Agent. Each Grantor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral and will, from time to time upon the request of the Administrative Agent during the continuance of any Event of Default, promptly transfer any Pledged Interests or other shares of Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

(d) Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and this Security Agreement) at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Pledged Property and all Distributions with respect thereto, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral (other than, as to perfection, Excluded Perfection Collateral). Each Grantor agrees that it will promptly (and no later than ten (10) Business Days following receipt thereof unless consented to by the Administrative Agent) deliver to the Administrative Agent possession of all originals of Pledged Property that it acquires following the Closing Date and shall deliver to the Administrative Agent a supplement to Schedule I identifying any such new Pledged Property.

(e) Voting Rights; Dividends, etc. Each Grantor agrees:

(i) that promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest principal and other cash payments on the Pledged Property and all Proceeds of the Pledged Property, in case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(ii) if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this Section 4.1(e)(ii),

(A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests, Investment Property or other Equity Interests constituting Collateral. EACH GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL SUCH EVENT OF DEFAULT SHALL HAVE BEEN CURED OR WAIVED) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

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(B) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.1(e), each Grantor shall be entitled to receive and retain all Distributions and shall have the exclusive voting power, and is granted a proxy, with respect to any Equity Interests constituting Collateral. Administrative Agent shall, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power with respect to any such Equity Interests constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Credit Agreement or any other Credit Document (including this Security Agreement).

Section 4.2 As to Deposit Accounts.

With respect to any Deposit Account, Securities Account and Commodity Account (other than any Excluded Account for so long as such account is an Excluded Account) owned or held by any Grantor, such Grantor shall deliver an Account Control Agreement or lockbox agreement to the Administrative Agent in the manner set forth in Section 2.5(b) of the Credit Agreement.

Section 4.3 As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by any Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the Administrative Agent and subject to a Control Agreement (any such Deposit Accounts, together with any other Deposit Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, a “Collateral Account,” and collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c) Following the delivery of notice pursuant to clause (b)(ii) during the continuance of an Event of Default, the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or in accordance with Section 7.6 of the Credit Agreement.

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(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent after the occurrence and during the continuance of an Event of Default (unless otherwise agreed to by the Borrower and the Majority Lenders), and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account; provided that such withdrawals shall only be made during the existence of an Event of Default.

(e) No Grantor shall adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, a Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) such action is taken in the ordinary course of business, and (ii) such action is, in such Grantor’s good faith business judgment, advisable.

Section 4.4 As to Grantor’s Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory held by such Grantor for such purpose, and use and consume any raw materials, work in process or materials held by such Grantor for such purpose, (ii) following the occurrence and during the continuance of an Event of Default, shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, the Administrative Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

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Section 4.5 As to Equipment and Inventory and Goods. Each Grantor agrees to take such action (or cause its Restricted Subsidiaries that are also Credit Parties to take such action) as is reasonably requested by the Administrative Agent to enable it to properly perfect and protect its Lien on Equipment and Inventory and Goods that such Grantor has transferred from a jurisdiction within the United States of America or its offshore waters to a jurisdiction outside of the United States of America or its offshore waters. Notwithstanding anything else in this Section 4.5, it is understood and agreed that no such actions shall be required with respect to Excluded Collateral or Excluded Perfection Collateral.

Section 4.6 As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any such Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable except upon the expiration of the life of the applicable patent, (ii) permit any of its licensees to (A) fail to continue to use any of such Trademark Collateral in order to maintain all of such Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all such Trademark Collateral, (C) fail to employ all of such Trademark Collateral registered with any federal or state, or if requested by the Administrative Agent, foreign authority with an appropriate notice of such registration, (D) knowingly adopt or use any other Trademark which is confusingly similar or a colorable imitation of any such Trademark Collateral, (E) use any such Trademark Collateral registered with any federal, state or if requested by the Administrative Agent, foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any such Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any such Copyright Collateral or any such Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor or in the case of Trade Secret Collateral, the publication of such information is customary in the ordinary course of business of such Grantor;

(b) such Grantor shall promptly notify the Administrative Agent if it knows that any application or registration relating to any material item of such Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable (other than upon the expiration of the life of the applicable patent), or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or if requested by the Administrative Agent, any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any such Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

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(c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any such material Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent (subject to the terms of the Credit Agreement), such Grantor shall execute and deliver all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement), if requested by the Administrative Agent, any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each such Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b) or to the extent such Grantor shall reasonably and in good faith determine is of immaterial economic value to such Grantor);

(e) following the obtaining of an interest in any such Intellectual Property Collateral by such Grantor, such Grantor shall deliver a supplement to Schedule III identifying such new Intellectual Property Collateral; and

(f) following the obtaining of an interest in any such Intellectual Property Collateral by such Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, such Grantor shall deliver all agreements, instruments and documents the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (and if an Event of Default has occurred and is continuing, with the consent of the Administrative Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

Section 4.7 As to Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $3,000,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the reasonable request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control (for the ratable benefit of Secured Parties) under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such

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jurisdiction, of such transferable record. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

Section 4.8 As to Certificated Equipment. The certificates of title with respect to Certificated Equipment shall be maintained at the applicable Grantor’s offices or at such other new location of the Grantor’s office as to which written notice has been given to the Administrative Agent in accordance with Section 4.11.

Section 4.9 Trade Secrets. With respect to any patent applications in preparation for filing that comprise Trade Secret Collateral, Grantor shall have the right to assert its attorney-client privilege in such applications and not to disclose such applications unless and until an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, then at the request of the Administrative Agent, the Grantors shall deliver to the Administrative Agent any patent applications in preparation for filing and all documents and things embodying, incorporating or referring to inventions that in any way relate to such patent application.

Section 4.10 As to Commercial Tort Claims. If any Grantor shall obtain an interest in any commercial tort claim with a potential value in excess of $3,000,000, such Grantor shall within 20 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such commercial tort claim including a supplement to Schedule IV hereto.

Section 4.11 Locations. Each Grantor shall not (i) maintain any tangible Collateral owned by it with a book value in excess of $1,000,000 at any location other than those locations listed on Schedule IV to this Agreement (as such Schedule may be supplemented from time to time), (ii) otherwise change, or add to, such locations without providing written notice to the Administrative Agent no less than five (5) days prior to such change or addition of a location and such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.12, or (iii) change its principal place of business or chief executive office from the location identified on Schedule II–B to this Agreement, other than as permitted by the Credit Agreement.

Section 4.12 Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each Material Inventory Location, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Material Inventory at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such Material Inventory

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Locations as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement within sixty (60) days of the Closing Date (or, if such location is subsequently acquired or leased after the date that is sixty (60) days after the Closing Date, as of the date that such location is subsequently acquired or leased), the U.S. Borrower’s Eligible Inventory at that location shall be subject to Reserves as may be established by the Administrative Agent in accordance with the Credit Agreement. Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement for all locations to which Eligible Inventory with a book value in excess of $500,000 is being shipped to a processor or converter under arrangements established after the Closing Date and, to the extent a Collateral Access Agreement has not been obtained with respect to any location, the U.S. Borrower’s Eligible Inventory at that location shall be subject to the establishment of Reserves as may be established by the Administrative Agent in accordance with the Credit Agreement. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Inventory is or may be located.

Section 4.13 Further Assurances, etc. Each Grantor shall warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (other than, as to perfection, Excluded Perfection Collateral) subject to the terms hereof. Each Grantor agrees that, upon the acquisition after the date hereof by such Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral (other than, as to perfection, Excluded Perfection Collateral) or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, each Grantor will:

(a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, (i) promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent and (ii) if any Collateral shall be evidenced by an Instrument, negotiable Document, promissory note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, promissory note, Pledged Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

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(b) file (and hereby authorize the Administrative Agent to file) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(c) furnish to the Administrative Agent, from time to time at the Administrative Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

The authorization contained in Section 4.10(b) above shall be irrevocable and continuing until Payment in Full. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE ADMINISTRATIVE AGENT

Section 5.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, and (d) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL PAYMENT IN FULL.

Section 5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, during the continuance of any Event of Default, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3 hereof and Section 9.1 of the Credit Agreement and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

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Section 5.3 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.4 Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own personal property, or (b) if the Administrative Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

Section 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, (iii) subject to applicable Legal Requirement or agreements with landlords, bailees, or warehousemen, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time of any

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private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Grantor that is or may become a fee estate owner of property where any Collateral is located (regardless of ownership thereof by any other Grantor) agrees and acknowledges that (i) Administrative Agent may remove the Collateral or any part thereof from such property in accordance with statutory law appertaining thereto without objection, delay, hindrance or interference by such Grantor and in such case such Grantor will make no claim or demand whatsoever against the Collateral, (ii) it will (x) cooperate with Administrative Agent in its efforts to assemble and/or remove all of the Collateral located on such property; (y) permit Administrative Agent and its agents to enter upon such property and occupy the property at any or all times to conduct an auction or sale, and/or to inspect, audit, examine, safeguard, assemble, appraise, display, remove, maintain, prepare for sale or lease, repair, lease, transfer, auction and/or sell the Collateral; and (z) not hinder Administrative Agent’s actions in enforcing its security interest in the Collateral.

(c) Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property Collateral may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(d) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Obligations as set forth in Section 7.6 of the Credit Agreement. The Administrative Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

(e) The Administrative Agent may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount

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due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of the applicable Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

Section 6.2    Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirement (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.3 Indemnity and Expenses.

(a) WITHOUT LIMITING THE GENERALITY OF THE PROVISIONS OF SECTION 9.1 OF THE CREDIT AGREEMENT, EACH GRANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, EACH SECURED PARTY AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (ANY OF THE FOREGOING BEING, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING ENFORCEMENT OF THIS SECURITY AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES THAT (I) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (II) RESULT FROM A CLAIM BROUGHT BY A GRANTOR AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT, IF SUCH GRANTOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (III) A DISPUTE AMONG OR BETWEEN INDEMNITEES (EXCEPT TO THE EXTENT THAT SUCH INDEMNIFIED LOSS WAS INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, ANY

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ARRANGER OR ISSUING LENDER IN ITS CAPACITY AS SUCH) AND NOT INVOLVING ANY ACT OR OMISSION OF THE GRANTORS; PROVIDED, HOWEVER, THAT, TO THE EXTENT THIS INDEMNITY WOULD OTHERWISE APPLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable Legal Requirement.

(b) Other than as set forth in clause (c) below, each Grantor will upon demand pay to the Administrative Agent the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection herewith, including in connection with the administration of this Security Agreement and the custody, preservation, use or operation of, any of the Collateral in accordance with Section 9.1 of the Credit Agreement.

(c) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all out-of-pocket expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any of the Secured Parties hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

Section 6.4 Warranties. The Administrative Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Administrative Agent may disclaim any warranties of title or the like. Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Credit Document. This Security Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.

Section 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until Payment in Full, shall be binding upon each Grantor and its successors, transferees and assigns and, subject to the limitations set forth in the Credit Agreement, shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that, no Grantor shall assign any of its obligations hereunder (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement).

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Section 7.3 Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 9.2 of the Credit Agreement) and such Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.4 Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted pursuant to the Credit Agreement), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement, on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, all such notices and communications shall be effective when delivered.

Section 7.5 No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.6 Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

Section 7.7 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.8 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.9 Consent as Holder of Equity and as Pledged Interests Issuer. Each Grantor hereby (a) consents to the execution by each other Grantor of this Security Agreement and grant by each other Grantor of a security interest, encumbrance, pledge and hypothecation in all Pledged Interests and other Collateral of such other Grantor to the Administrative Agent pursuant hereto, and (b) without limiting the generality of the foregoing, consents to the transfer of any Pledged Interest to the Administrative Agent or its nominee pursuant to the terms of this Security Agreement following the occurrence and during the continuance of an Event of Default

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and to the substitution of the Administrative Agent or its nominee as a partner under the limited partnership agreement or as a member under the limited liability company agreement, in any case, as heretofore and hereafter amended. Furthermore, each Grantor as the holder of any Equity Interests in a Pledged Interests Issuer, hereby (i) waives all rights of first refusal, rights to purchase, and rights to consent to transfer (to any Secured Party or to any purchaser resulting from the exercise of a Secured Party’s remedy provided hereunder or under applicable Legal Requirement) and (ii) if required by the organizational documents of such Pledged Interests Issuer, agrees to cause such Pledged Interests Issuer to register the Lien granted hereunder and encumbering such Equity Interests in the registry books of such Pledged Interests Issuer.

Section 7.10 Additional Grantors. Additional Wholly-Owned Domestic Restricted Subsidiaries of Borrower may from time to time enter into this Security Agreement as a Grantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Wholly- Owned Domestic Restricted Subsidiary of an instrument in the form of Annex 1, such Wholly- Owned Domestic Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11 Acknowledgment of Pledged Interests Issuers. Each Pledged Interests Issuer that is party hereto agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Uncertificated Securities without further consent by the applicable Grantor.

Section 7.12 Conflicts with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Security Agreement conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favor of the Administrative Agent not addressed in the Credit Agreement shall not be deemed to be in conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

Section 7.13 Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 7.14 Submission to Jurisdiction. EACH GRANTOR PARTY TO THIS SECURITY AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR

34

PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GRANTORS PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. EACH OF THE GRANTORS PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENT. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 7.15 Waiver of Venue. EACH GRANTOR PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.14. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS SECURITY AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7.16 Service of Process. Each Grantor party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.9 of the Credit Agreement.

Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 7.17 Waiver of Jury. EACH GRANTOR PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

35

THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SECURITY AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

36

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

GRANTORS

NINE ENERGY SERVICES, INC. BECKMAN PRODUCTION SERVICES, INC. (DELAWARE)
BECKMAN PRODUCTION SERVICES, INC. (MICHIGAN)
BIG LAKE SERVICE, LLC
BIG LAKE SERVICES HOLDCO, LLC CDK INTERMEDIATE, LLC
CDK PERFORATING, LLC
CDK PERFORATING HOLDINGS, INC. CREST PUMPING TECHNOLOGIES, LLC DAK-TANA WIRELINE, LLC
J & R WELL SERVICE, LLC
NINE DOWNHOLE TECHNOLOGIES, LLC NINE ENERGY SERVICE, LLC
NORTHERN PRODUCTION COMPANY, LLC NORTHERN STATES COMPLETIONS, INC. PEAK PRESSURE CONTROL, LLC
R & S WELL SERVICE, INC. REDZONE COIL TUBING, LLC REDZONE HOLDCO, LLC
SJL WELL SERVICE, LLC MAGNUM OIL TOOLS GP, LLC
MAGNUM OIL TOOLS INTERNATIONAL, LTD
MOTI HOLDCO, LLC

By:
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

ANNEX 1 to Pledge and Security

Agreement

SUPPLEMENT TO U.S. PLEDGE AND SECURITY AGREEMENT

SUPPLEMENT NO.          dated as of        , 20         (this “Supplement”), to the Pledge and Security Agreement dated as of         , 2018 (as amended, supplemented, restated, or otherwise modified from time to time, the “Security Agreement”), among NINE ENERGY SERVICE, INC., a Delaware corporation (the “Borrower”) and each domestic subsidiary of the Borrower party thereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of                     , 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Nine Energy Canada, Inc., the lenders from time to time party thereto (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. Section 7.10 of the Security Agreement provides that additional Wholly-Owned Domestic Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Wholly-Owned Domestic Restricted Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the U.S. Secured Obligations (as defined in the Credit Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns as provided in the Security Agreement, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

[Annex I – Supplement to Pledge and Security Agreement]

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby agrees that the schedules attached to the Security Agreement are hereby supplemented by the corresponding schedules attached to this Supplement. The New Grantor hereby represents and warrants that the information provided in the schedules attached hereto is true and correct as of the date hereof.

SECTION 5. The New Grantor hereby expressly acknowledges and agrees to the terms of Section 6.3. (Indemnity and Expenses) of the Security Agreement and expressly acknowledges the irrevocable proxy provided in Section 4.1(e) of the Security Agreement. In furtherance thereof, NEW GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL PAYMENT IN FULL) EXERCISABLE UNDER THE CIRCUMSTANCES PROVIDED IN SECTION 4.1 OF THE SECURITY AGREEMENT, TO VOTE THE PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL.

SECTION 6. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), applicable to contracts made and to be performed entirely within such state, including without regard to conflicts of laws principles, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

[Annex I – Supplement to Pledge and Security Agreement]

The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 10. The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

SECTION 11. Submission to Jurisdiction. NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. NEW GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUPPLEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 12. Waiver of Venue. NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN SECTION 11. NEW GRANTOR HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS SUPPLEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 13. Service of Process. New Grantor irrevocably consents to service of process in the manner provided for notices in Section 9.9 of the Credit Agreement. Nothing in this Supplement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

[Annex I – Supplement to Pledge and Security Agreement]

Section 7.18 Waiver of Jury. NEW GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). NEW GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor]

By:
Name:
Title:

Address:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Annex I – Supplement to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULES TO SUPPLEMENT NO. 1

[AS APPROPRIATE]

EXHIBIT A TO SUPPLEMENT

DEPOSIT ACCOUNTS

[            ]

LOCK BOXES

[            ]

EXHIBIT D-2

CANADIAN PLEDGE AND SECURITY AGREEMENT

This CANADIAN PLEDGE AND SECURITY AGREEMENT, dated as of October [25], 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is by and among NINE ENERGY CANADA INC., an Alberta corporation (the “Borrower”), each subsidiary of the Borrower which is a Canadian Restricted Subsidiary (as defined below) party hereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

W I T N E S S E T H:

WHEREAS, this Security Agreement is entered into in connection with that certain Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Nine Energy Service, Inc. (the “U.S. Borrower”), the Borrower, the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as administrative agent; and

WHEREAS, pursuant to the terms of the Credit Agreement, and in consideration of the credit extended by the Lenders to the Borrower, the Grantors have executed and delivered the Guaranty (as defined in the Credit Agreement); and

WHEREAS, as a condition precedent to the initial extension of credit under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) the Swap Agreements (as defined in the Credit Agreement) entered into by the Borrower or any other Canadian Credit Party (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services (as defined in the Credit Agreement) provided by any Banking Services Provider to the Borrower or any other Canadian Credit Party, and each Grantor is willing to execute, deliver and perform its obligations under this Security Agreement to secure the Canadian Secured Obligations (as defined in the Credit Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following capitalized terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Accounts” means, with respect to any Grantor, all “accounts,” as such term is defined in the PPSA, now owned or hereafter acquired by such Grantor and, in any event, includes all accounts due or accruing due and all agreements, books, accounts receivable, other receivables, book debts, claims and demand of every nature and kind and other forms of monetary obligations (other than forms of monetary obligations evidenced by Chattel Paper, Securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Grantor, whether or not yet earned by performance on the part of such Grantor and all invoices, letters, documents and papers recording, evidencing or relating thereto.

“Administrative Agent” has the meaning set forth in the preamble.

“Blocked Account Agreements” means all agreements, in form and substance satisfactory to the Administrative Agent, among any Grantor, any banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in any Deposit Account maintained by such Grantor with such banking institutions.

“Borrower” has the meaning set forth in the preamble.

“Certificated Equipment” means any Equipment the ownership of which is evidenced by, or under any applicable Legal Requirement is required to be evidenced by, a certificate of title.

“Chattel Paper” (i) means all “chattel paper” as defined in the PPSA and (ii) includes all chattel paper in which a Grantor now or hereafter has an interest, and any part of such interest.

“Collateral” has the meaning set forth in Section 2.1(a).

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Account” has the meaning set forth in Section 4.3(b).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Credit Document.

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“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form owned by a Grantor or leased or licensed to Grantor, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above owned by a Grantor or leased or licensed to a Grantor, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights (including renewal rights) and trade secrets rights, contract rights of a Grantor with respect to all or any of the foregoing, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control” means, with respect to a specified form of Investment Property, “control” as defined in sections 23 through 26 of the STA as applicable to such form of Investment Property.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent (for the benefit of the Secured Parties) to have Control over certain Collateral.

“Copyright Collateral” means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the Canadian Intellectual Property Office or anywhere else in the world, including those copyright registrations or applications therefor set forth in Schedule III-C hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.

“Credit Agreement” has the meaning set forth in the first recital.

“Deposit Accounts” means any demand, time, savings, passbook or like account maintained with a depository institution.

“Design Collateral” means all of any Grantor’s right, title and interest in and to the following: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

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“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Interest or other rights or interests constituting Collateral.

“Documents of Title” (i) means all “documents of title” as defined in the PPSA and (ii) includes, without limitation, all documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which the Grantor now or hereafter has an interest, and any part thereof.

“Equipment” means: all Goods owned by the Grantors which constitute machinery, “equipment” (as defined in the PPSA) and other and similar goods used in the business of the Grantors, including, without limitation, all manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and serial number goods of the Grantors.

“Excluded Collateral” has the meaning set forth in Section 2.1(b).

“Excluded Contracts” means any contract to which any of the Grantors is a party on the date hereof or which is entered into by any Grantor after the date hereof which complies with Section 6.5 of the Credit Agreement (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Lien granted hereunder) to the extent (but only to the extent) that the granting of a security interest therein would be prohibited by (a) such contract under a provision (unless a Restricted Entity may unilaterally waive such prohibition) in such contract in existence on the date hereof or, as to contracts entered into after the date hereof, in existence in compliance with Section 6.5 of the Credit Agreement (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Lien granted hereunder), or (b) an applicable Legal Requirement to which such Grantor or such contract is subject; provided, however, to the extent that (i) either of the prohibitions discussed in clause (a) and clause (b) above is ineffective or subsequently rendered ineffective under any Legal Requirement or is otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in such Excluded Contract, then such contract shall cease to be an “Excluded Contract” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded Governmental Approvals” means any Governmental Approval to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of applicable Legal Requirement to which such Grantor or such Property is subject; provided, however, to the extent that (i) such

4

prohibition is ineffective or subsequently rendered ineffective under any Legal Requirement or is otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the applicable Governmental Authority to the creation of a lien and security interest in such Excluded Governmental Approval, then such Governmental Approval shall cease to be an “Excluded Governmental Approval” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Governmental Approval shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded JV Equity Interests” means the Equity Interests owned by any Grantor in a Joint Venture to the extent (but only to the extent) (a) the organizational documents of such Joint Venture prohibit the granting of a Lien on such Equity Interests or (b) such Equity Interests of such Joint Venture are expressly required to be pledged as collateral to secure (i) obligations to the other holders of the Equity Interests in such Joint Venture (other than a holder that is a Subsidiary of the Borrower) or (ii) Debt of such Joint Venture that is non-recourse to any of the Credit Parties or to any of the Credit Parties’ Properties; provided, however, if any of the foregoing conditions ceases to be in effect for any reason, then the Equity Interest in such Joint Venture shall cease to be an “Excluded JV Equity Interest” and shall automatically be subject to the Lien and security interest granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor in respect of any (including from the sale, transfer or other disposition of) Excluded JV Equity Interest shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above.

“Excluded Perfection Collateral” has the meaning set forth in the Credit Agreement. “Excluded PMSI Collateral” means any Property and proceeds thereof (including insurance proceeds) of a Grantor that is now or hereafter subject to a Lien securing (and, for the avoidance of doubt, acquired with the proceeds of) purchase money debt or a Capital Lease obligation to the extent (and only to the extent) that (a) the Debt associated with such Lien is permitted under Section 6.1(e), (k) or (m) of the Credit Agreement, and (b) the documents evidencing such purchase money debt or Capital Lease obligation prohibit or restrict the granting of a Lien in such Property; provided, however, to the extent that (i) either of the prohibitions discussed in clauses (a) and (b) above is ineffective or subsequently rendered ineffective under any Legal Requirement or is otherwise no longer in effect or (ii) the holder of such Lien consents to the granting of a Lien in favour of the Administrative Agent, then such Property and proceeds thereof shall cease to be “Excluded PMSI Collateral” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded PMSI Collateral shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Excluded Real Property” means all fee owned and leased real property (including all leases related thereto) of any Credit Party.

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“Excluded Trademark Collateral” means all Canadian proposed use trademark applications with respect to which the grant of a security interest therein would impair the validity or enforceability of said trademark application under federal law; provided, however, to the extent that such law is no longer in effect, then such trademark application shall cease to be “Excluded Trademark Collateral” and shall automatically be subject to the lien and security interests granted hereby and to the terms and provisions of this Security Agreement as “Collateral”; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Trademark Collateral shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Collateral.

“Goods” (i) means all “goods” as defined in the PPSA and (ii) includes, without limitation, all Inventory and Equipment.

“Governmental Approval” has the meaning set forth in Section 2.1(a)(vi). “Grantor” has the meaning set forth in the preamble.

“Indemnitee” has the meaning set forth in Section 6.3(a).

“Instruments” means all “instruments” as defined in the PPSA and (ii) shall include all letters of credit, advices of and all other instruments in which any Grantor now or hereafter has an interest, and any part thereof.

“Intangibles” (i) means all “intangibles” as defined in the PPSA and (ii) includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all rights in action, and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as intangibles under the PPSA).

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Design Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” means: (i) all “inventory” as defined in the PPSA and (ii) includes, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, spare and replacement parts, manufacturing supplies, subassemblies, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any of the Grantors’ respective businesses; all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the PPSA).

“Joint Venture” means, with respect to any Person (the “holder”) at any time, any incorporated, formed or organized corporation, limited liability company, partnership, association or other entity, which is not a Subsidiary of the Borrower and less than a majority of whose outstanding Voting Securities are at such time owned by the holder or one or more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein to any “Joint Venture” or “Joint Ventures” means a Joint Venture or Joint Ventures of a Grantor.

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“Lenders” has the meaning set forth in the first recital. “Money” means “money” as defined in the PPSA.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including those patents and patent applications referred to in Schedule III-A hereto, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Payment in Full” has the meaning set forth in the Credit Agreement.

“Pledged Interests” means all Equity Interests or other ownership interests of any Pledged Interests Issuer, including those described in Schedule I-A hereto; all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interests Issuer” means each Person identified in Schedule I-A hereto as the issuer of the Pledged Interests identified opposite the name of such Person or any other issuer of Pledged Interests.

“Pledged Note Issuer” means any issuer of Pledged Notes.

“Pledged Notes” means all promissory notes listed on Schedule I–B hereto together with any intercompany notes and any other promissory notes issued to or held by any Grantor, excluding, in each case, any Excluded Collateral.

“Pledged Property” means all Pledged Notes, Pledged Interests, all assignments of any amounts due or to become due with respect to the Pledged Interests, all other instruments which are now being delivered by any Grantor to the Administrative Agent or may from time to time hereafter be delivered by any Grantor to the Administrative Agent for the purpose of pledging under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.

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“PPSA” means the Personal Property Security Act (Alberta), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Alberta, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” (i) shall mean all “proceeds” as defined in the PPSA and (ii) shall include, without limitation, whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” has the meaning set forth in Section 2.1(a)(iii).

“Related Contracts” has the meaning set forth in Section 2.1(a)(iii).

“Secured Obligations” means the Canadian Secured Obligations as defined in the Credit Agreement.

“Secured Parties” has the meaning set forth in the Credit Agreement. “Security Agreement” has the meaning set forth in the preamble.

“STA” means the Securities Transfer Act (Alberta), including the regulations thereto, provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than Alberta in which there is in force legislation substantially the same as the Securities Transfer Act (Alberta) (an “Other STA Province”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than Alberta or an Other STA Province, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act (Alberta) regardless of whether the STA is in force in the applicable jurisdiction.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including those trademarks referred to in Schedule III-B hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the Canadian Intellectual Property Office, or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of

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the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable, clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, and any patent applications in preparation for filing (all of the foregoing being collectively called a “Trade Secret”), including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“ULC” means an issuer that is an unlimited company, unlimited liability company or unlimited liability corporation.

“ULC Laws” means the Business Corporations Act (Alberta), similar legislation from other jurisdictions governing the formation and operation of ULC’s within such jurisdictions and any future legislation governing the formation and operation of ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC. “U.S.$” means lawful money of the United States.

Section 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Section 1.3 PPSA Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the PPSA, including without limitation, “Accessions”, “Chattel Paper”, “Documents of Title”, “Goods”, “Intangible”, “Instruments”, “Investment Property”, “Money”, “equipment”, “financing statement”, “financing change statement”, “aircraft”, “serial number goods” and “Proceeds” are used in this Security Agreement, including its preamble and recitals, with such meanings. However, the term “Goods” when used herein does not include “consumer goods” as that term is defined in the PPSA.

Section 1.4 STA Definitions. Unless otherwise defined herein or the PPSA, or the context otherwise requires, terms for which meanings are provided in the STA, including without limitation, “Certificated Security”, “Securities Account”, “Securities Intermediary”, “Security Entitlement”, and “Uncertificated Security” are used in this Security Agreement, including its preamble and recitals, with such meanings.

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Section 1.5 Miscellaneous. Article, Section, Schedule, Annex and Exhibit references are to Articles and Sections of and Schedules, Annexes and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Security Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules, annexes and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

ARTICLE II

SECURITY INTEREST

Section 2.1 Grant of Security Interest.

(a) Each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for the ratable benefit of each Secured Party, and hereby grants to the Administrative Agent, for the ratable benefit of each Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by such Grantor, and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i) all Equipment (including all drilling platforms and rigs and remotely operated vehicles, trenchers, and other equipment used by any Grantor, vehicles, motor vehicles, serial number goods, rolling stock, vessels, aircraft and airplanes) of such Grantor, wherever located, and all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

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(ii) all Inventory of such Grantor, wherever located, including (A) all oil, gas, or other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (B) all Documents of Title covering any Inventory, including work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, (C) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and (D) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefore;

(iii) all Accounts, Money, payment intangibles, Deposit Accounts (including the Collateral Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, Chattel Paper, documents, Documents of Title, Instruments, and Intangibles of such Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such Accounts, Money, payment intangibles, Deposit Accounts, contracts, contract rights, rights to the payment of money, Chattel Paper, documents, Documents of Title, Instruments, and Intangibles (any and all such Accounts, Money, payment intangibles, Deposit Accounts, contracts, contract rights, rights to the payment of money, Chattel Paper, documents, Documents of Title, Instruments, and Intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

(iv) all Intellectual Property Collateral of such Grantor;

(v) all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1(a);

(vi) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other Legal Requirements (each a “Governmental Approval”);

(vii) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Grantor against fluctuations in commodity prices (including any Swap Agreement);

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(viii) to the extent not included in the foregoing, all bank accounts, Investment Property, fixtures, supporting obligations, and Goods;

(ix) all Pledged Interests, Pledged Notes, and any other Pledged Property and all Distributions, interest, and other payments and rights with respect to such Pledged Property;

(x) (A) all policies of insurance now or hereafter held by or on behalf of such Grantor, including casualty, liability, key man life insurance, business interruption, foreign credit insurance, and any title insurance, (B) all proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xi) all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in sub-clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) and proceeds deposited from time to time in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Administrative Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral);

(xii) any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or contract is granted hereunder;

(xiii) any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any instrument, chattel paper, or contract, which are pledged hereunder;

(xiv) all of such Grantor’s other property and rights of every kind and description and interests therein, including all other “Chattel Paper”, “Documents of Title”, “Intangibles”, “Goods”, “Instruments”, “Investment Property” and “Money”, as each such term is defined in the PPSA, and all Proceeds thereof.

(b) Notwithstanding anything to the contrary contained in Section 2.1(a) and other than to the extent set forth in this Section 2.1(b), the following property shall be excluded from the lien and security interest granted hereunder (and shall not be included as “Collateral” for purposes of this Security Agreement) (collectively, the “Excluded Collateral”):

(i)	Excluded Governmental Approvals;

(ii)	Excluded Contracts;

(iii)	Excluded JV Equity Interests;

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(iv)	Excluded PMSI Collateral;

(v)	Excluded Real Property; and

(vi)	Excluded Trademark Collateral;

provided, however, that (x) the exclusion from the Lien and security interest granted by any Grantor hereunder of any Excluded Collateral shall not limit, restrict or impair the grant by such Grantor of the Lien and security interest in any accounts or receivables arising under any such Excluded Collateral or any payments due or to become due thereunder unless the conditions in effect which qualify such Property as Excluded Collateral applies with respect to such accounts and receivables and (y) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Collateral shall constitute Collateral unless the conditions in effect which qualify such Property as an Excluded Collateral applies with respect to such proceeds.

Section 2.2 Exception Respecting Trademarks. Notwithstanding Section 2.1, the Grantors’ grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Security Agreement shall be limited to a grant by the Grantors of a security interest in all of the Grantors’ right, title and interest in such Trademarks.

Section 2.3 Security for Obligations. This Security Agreement, and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by each Grantor, secures the prompt and complete payment in cash and performance of the Secured Obligations.

Section 2.4 Attachment of Security Interests. Each Grantor and the Administrative Agent hereby acknowledge that (a) value has been given; (b) each Grantor has rights in the Collateral in which it has granted a security interest; (c) this Security Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) the security interest attaches upon the execution of this Security Agreement (or in the case of any after-acquired property, at the time of acquisition thereof).

Section 2.5 Continuing Security Interest; Transfer of Loans; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) except as otherwise provided in the Credit Agreement, remain in full force and effect until Payment in Full, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party and its respective permitted successors, transferees and assigns, subject to the limitations as set forth in the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) all or any part of its Commitment and Loans held by or owing to it as provided in Section 9.7 of the Credit Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Credit Document (including this Security Agreement), or otherwise. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any other Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent or any such Secured Party for

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any reason whatsoever (including the insolvency, bankruptcy, reorganization or other similar proceeding of any Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Administrative Agent or such Secured Party or any termination agreement or release provided to any Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent or such Secured Party had not been made.

Section 2.6 Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.7 Delivery of Pledged Property; Instruments and Chattel Paper. Other than as provided in the first sentence of Section 3.5 below, all certificates or instruments representing or evidencing (i) all Pledged Interests and Pledged Notes and (ii) other Collateral consisting of Instruments and Chattel Paper individually or collectively evidencing amounts payable in excess of U.S.$3,000,000 (or the Dollar Equivalent Amount in Canadian Dollars) shall be delivered to and held by or on behalf of (or in the case of the Pledged Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank. To the extent any of the Collateral constitutes an “Uncertificated Security” or a “Security Entitlement” (as defined in the STA), then at the Administrative Agent’s request and its determination that such Property is not an Excluded Perfection Collateral, the applicable Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in the STA) to the Agent (for the benefit of the Secured Parties) over such Collateral.

Section 2.8 Distributions on Pledged Interests. So long as no Event of Default shall have occurred and be continuing, in the event that any Distribution with respect to any Pledged Interest pledged hereunder is permitted to be paid (in accordance with Section 6.9 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 6.9 of the Credit Agreement or this Section 2.8, the applicable Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1(e).

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Section 2.9 Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until Payment in Full. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Credit Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (other than Payment in Full) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or any other Credit Party, any surety or any guarantor.

Section 2.10 Waiver of Subrogation. Until 91 days after Payment in Full, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Credit Party that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Security Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Credit Party or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and Payment in Full shall not have occurred, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Administrative Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.10 is knowingly made in contemplation of such benefits.

Section 2.11 Election of Remedies. Except as otherwise provided in the Credit Agreement, if any Secured Party may, under applicable Legal Requirement, proceed to realize its benefits under this Security Agreement or the other Credit Documents giving any Secured Party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement,

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such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable Legal Requirements pertaining to “election of remedies” or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

Section 2.12 Pledged Securities. The granting of the foregoing security interest does not make the Administrative Agent or any Secured Party a successor to Grantor as a partner or member in any Pledged Interests Issuer that is a partnership, limited partnership or limited liability company, as applicable, and neither the Administrative Agent, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Pledged Interest Issuer, as applicable, by accepting this Security Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Pledged Interests Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon.

(b) Each Grantor acknowledges that certain of the Pledged Securities of a Grantor may now or in the future consist of ULC Shares, and that it is the intention of the Administrative Agent and each Grantor that neither the Administrative Agent nor any other Secured Party should under any circumstances prior to realization be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Security Agreement, the Credit Agreement or any other Credit Document, each Grantor is and will remain the sole registered and beneficial owner of ULC Shares constituting Pledged Securities until such time as written notice is given by the Administrative Agent to the Grantor and such ULC Shares are effectively transferred into the name of the Administrative Agent, any other Secured Party, or any other Person, as directed by the Administrative Agent, on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend, property or other distribution, if any, in respect of such ULC Shares (except insofar as the applicable Grantor has granted a security interest or other lien in such dividend or other distribution and any distribution constituting Pledged Securities shall be delivered to the Administrative Agent to hold as security hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Grantor would if such ULC Shares were not pledged to the Administrative Agent pursuant hereto. Nothing in this Security Agreement, the Credit Agreement or any other Credit Document is intended to, and nothing in this Security Agreement, the Credit Agreement or any other Credit Document shall, constitute the Administrative Agent, any other Secured Party, or any other Person other than the applicable Grantor, a member or shareholder (whether listed or unlisted, registered or beneficial) of a ULC for the purposes of any ULC Laws, until such time as notice is given by the Administrative Agent to the Grantor and all further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent

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any other provision hereof or any provision of the Credit Agreement or any other Credit Document would have the effect of constituting the Administrative Agent or any other Secured Party or any other Person other than the applicable Grantor as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Securities without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Securities which are not ULC Shares, if any. Notwithstanding anything contained herein, in the Credit Agreement or any other Credit Document to the contrary (except to the extent, if any, that the Administrative Agent, the Secured Parties or any of their successors or assigns hereafter expressly becomes a registered member or shareholder of a ULC), neither the Administrative Agent, the Secured Parties nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise of rights of the Administrative Agent or other Persons to sell, transfer or otherwise dispose of ULC Shares in accordance with this Security Agreement, or exercise other remedies following the occurrence or during the continuance of an Event of Default, each Grantor shall not cause or permit, or enable the applicable issuer to cause or permit, the Administrative Agent or any other Secured Party or any other Person to: (a) be registered as a shareholder or member of the issuer; (b) have any notation entered in their favour in the share register of the issuer; (c) be held out as shareholders or members of the issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from the issuer by reason of the Administrative Agent holding the security interests over the ULC Shares; or (e) act as a shareholder or member of the issuer, or exercise any rights of a shareholder or member including the right to attend a meeting of members or shareholders of the issuer or to vote its ULC Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and extend credit to the Borrower thereunder, and to induce the Secured Parties to enter into Swap Agreements and Banking Services, each Grantor represents and warrants unto each Secured Party as set forth in this Article.

Section 3.1 Ownership, No Liens, etc. Such Grantor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge, grant and assign) the Collateral free and clear of all Liens, except for any Lien that is a Permitted Lien. No effective PPSA financing statement, financing change statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favour of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such PPSA financing statement, financing change statement or other instrument has been delivered to the Administrative Agent on the Closing Date. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for (a) the proper filing of the applicable PPSA financing statements or financing change statements with the filing offices listed on Schedule II-A attached hereto, (b) the recordation of security agreements with the Canadian Intellectual Property Office, and any other intellectual property office in which Intellectual Property Collateral is registered, and (c) taking possession of any Pledged Property

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with necessary endorsements, all filings and other actions necessary to perfect and protect such security interest in the Collateral (other than, as to perfection, Excluded Perfection Collateral) have been duly taken and, subject to Permitted Liens, such security interest shall be a first priority security interest. Any reference in this Security Agreement or any other Credit Document to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents or the Permitted Lien.

Section 3.2 As to Equity Interests of the Subsidiaries, Investment Property.

(a) With respect to the Pledged Interests, all such Pledged Interests (i) other than with respect to Pledged Interests in limited liability companies and partnerships, are duly authorized and validly issued, fully paid and non-assessable, and (ii) unless otherwise noted on Schedule I, are represented by a certificate.

(b) With respect to the Pledged Interests, no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, or (ii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A) for which the Administrative Agent is the registered owner or (B) with respect to which the Pledged Interests Issuer has agreed in a Control Agreement with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

(c) Such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock transfer forms, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(d) With respect to Uncertificated Securities constituting Collateral, such Grantor has caused the Pledged Interests Issuer or other issuer thereof either (i) to register the Administrative Agent as the registered owner of such security, or (ii) to agree in a Control Agreement with such Grantor and the Administrative Agent that such Pledged Interests Issuer or other issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(e) The percentage of the issued and outstanding Pledged Interests of each Pledged Interests Issuer pledged by such Grantor hereunder is as set forth on Schedule I-A and the percentage of the total membership, partnership and/or other Equity Interests in the Pledged Interests Issuer is indicated on Schedule I-A, in each case, as such Schedule I-A may be supplemented from time to time pursuant to the terms hereof. All of the Pledged Interests constitute one hundred percent (100%) of such Grantor’s interest in the applicable Pledged Interests Issuer.

(f) There are no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire shares, member interests or units of any Pledged Interests Issuer other than (i) as to Pledged Interests Issuers that are not Wholly-Owned Subsidiaries or (ii) such rights that constitute Collateral.

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(g) In the case of each Pledged Note, all of such Pledged Notes are as set forth on Schedule I-B and have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and, as of the Closing Date, are not in default.

Section 3.3 Grantor’s Name, Location, etc.

(a) Other than as otherwise permitted pursuant to any Credit Document, (i) each Grantor’s jurisdiction of incorporation, amalgamation, formation or organization, incorporation, amalgamation, formation or organizational identification number, if any, federal employer or other business identification number, if any, is set forth in Schedule II-A hereto, and (ii) as of the Closing Date or such later date on which such Grantor joins this Security Agreement, the place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office (and domicile for the purposes of the Quebec Civil Code) of such Grantor and the office where such Grantor keeps its records concerning the Receivables, is set forth in Schedule II-B hereto.

(b) Within the past five years, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger, amalgamation or other corporate reorganization, except as set forth in Schedule II-D hereto.

(c) None of the Receivables in excess of U.S.$3,000,000 (or the Dollar Equivalent Amount in Canadian Dollars) is evidenced by a promissory note or other instrument other than a promissory note or instrument that has been delivered to the Administrative Agent (with appropriate endorsements).

(d) As of the Closing Date or such later date on which such Grantor joins this Security Agreement, the name set forth on the signature page attached hereto (or, if applicable, the signature page to the supplement document pursuant to which such Grantor joins this Security Agreement) is the exact name of such Grantor as it appears in such Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of incorporation, amalgamation, formation or organization.

Section 3.4 Possession of Inventory; Control. Such Grantor has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory, except as otherwise required, necessary or customary in the ordinary course of its business. Such Grantor has not consented to, and is otherwise unaware of, any Person (other than, if applicable, the Administrative Agent pursuant to Section 6.1(a) or Section 6.1(f) hereof) having possession or control over any Collateral, or any other interest in any of such Grantor’s rights in respect thereof other than, with respect to Deposit Accounts and Securities Accounts, as to Liens permitted under Section 6.2(b), (h), (i), (l) and (m) of the Credit Agreement.

Section 3.5 Pledged Property, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all certificates or instruments representing or evidencing (i) any Pledged Interests and Pledged Notes, and (ii) other Collateral consisting of Instruments and Chattel Paper individually, or collectively, evidencing amounts payable in excess of U.S.3,000,000 (or the Dollar Equivalent Amount in Canadian Dollars), owned or held by such Grantor (duly endorsed, in blank, if requested by the Administrative Agent).

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Section 3.6 Intellectual Property Collateral. Such Grantor represents that except for any Patent Collateral, Trademark Collateral, Copyright Collateral, and Design Collateral specified in Item A, Item B, Item C, and Item D respectively, of Schedule III hereto, and any and all Trade Secrets Collateral, as of the date hereof, such Grantor does not own and has no interests in any other Intellectual Property Collateral material to the operations or business of such Grantor, other than the Computer Hardware and Software Collateral. Such Grantor further represents and warrants that, with respect to all Intellectual Property Collateral material to the conduct of such Grantor’s business (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, (b) other than with respect to Intellectual Property Collateral licensed to it, such Grantor is the sole and exclusive owner of the right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Liens, and, to such Grantor’s knowledge, no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of any of its interests in the Intellectual Property Collateral in the Canadian Intellectual Property Office and the Canadian Industrial Design Office, and, if requested by the Administrative Agent, in corresponding offices throughout the world, (d) such Grantor has taken all reasonable steps to safeguard its material Trade Secrets Collateral and to its knowledge none of such Trade Secrets Collateral of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor, the Borrower or any Subsidiary thereof, (e) to such Grantor’s knowledge, no third party is infringing upon any such Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of its respective licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any such Intellectual Property Collateral, and (g) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of such Intellectual Property Collateral.

Section 3.7 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby, (b) except with respect to Excluded Perfection Collateral, for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the financing statements or financing change statements, or, with respect to Intellectual Property Collateral, the recordation of any agreements with the Canadian Intellectual Property Office and the Canadian Industrial Design Office) or the exercise by the Administrative Agent of its rights and remedies hereunder, or (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any Pledged Interests, as may be required in connection with a disposition of such Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state, provincial or territorial licensing agencies.

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Section 3.8 Best Interests. It is in the best interests of each Grantor to execute this Security Agreement in as much as such Grantor will, as a result of being the Borrower, or a Restricted Subsidiary of the Borrower, derive substantial direct and indirect benefits from (a) the extensions of credit made from time to time to the Borrower or any other Grantor by the Lenders pursuant to the Credit Agreement, (b) the Swap Agreements entered into with the Swap Counterparties, and (c) the Banking Services provided by the Banking Services Providers, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such extensions of credit pursuant to the Credit Agreement to the Borrower. Furthermore, such extensions of credit, Swap Agreements and Banking Services are (i) in furtherance of each Grantor’s corporate purposes, and (ii) necessary or convenient to the conduct, promotion or attainment of each Grantor’s business.

Section 3.9 Inventory and Real Property Locations.

(a) As of the date of this Security Agreement, Schedule IV to this Security Agreement (as such Schedule IV may be supplemented from time to time) sets forth the address of each parcel of real property that is owned or leased by any Grantor at which Inventory with a book value in excess of U.S.$1,000,000 (or the Dollar Equivalent Amount in Canadian Dollars) is located (the “Material Inventory Locations”). To the extent such real property is leased, each of such leases and subleases is valid and enforceable against the applicable Grantor in accordance with its terms and is in full force and effect, and no material default by such Grantor to any such lease or sublease exists. Each of the Grantors and each of its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property, free of all Liens other than those permitted by Section 6.2 of the Credit Agreement.

(b) With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (i) all such Inventory is located at a Material Inventory Location, in transit, located at a customer’s location, being replaced or repaired, or located at locations which are not Material Inventory Locations, (ii) no such Inventory (other than Inventory in transit, Inventory located at a customer’s location and Inventory which is being replaced or repaired) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.9, (iii) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 6.2 of the Credit Agreement, (iv) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any material defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (vi) all Legal Requirements and (vii) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any material contract or agreement to which such Grantor is a party or to which such property is subject.

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Section 3.10 Accounts. All of the Deposit Accounts of each Grantor as of the Closing Date are identified as such on Exhibit A to this Security Agreement.

Section 3.11 Securities Intermediaries Jurisdiction. Each agreement between the Grantor and a Securities Intermediary that governs any Securities Account included in the Collateral or to which any Collateral that is Investment Property has been credited either (i) specifies that the Province of Alberta is the Securities Intermediary’s jurisdiction for the purposes of the PPSA or (ii) is expressed to be governed by the laws of the Province of Alberta.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until Payment in Full, it will perform, comply with and be bound by the obligations set forth below.

Section 4.1 As to Investment Property, etc.

(a) Equity Interests of Subsidiaries. No Grantor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities, unless such Person promptly (and, in any case, within five (5) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) of such issuance) takes the actions set forth in Section 4.1(b)(ii) with respect to any such Uncertificated Securities, (ii) that is a partnership or limited liability company, to (x) issue Equity Interests (A) unless Section 12(1)(b) of the STA is complied with, or (B) that are to be dealt in or traded on securities exchanges or in securities markets, or (y) place such Subsidiary’s Equity Interests in a Securities Account, unless such Person promptly (and, in any case, within five (5) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) of such placement) takes the actions set forth in Section 4.1(b)(ii) with respect to any such Equity Interests, and (iii) to issue Equity Interests in addition to or in substitution for the Pledged Property or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Grantor; provided that (x) such Equity Interests are pledged and delivered to the Administrative Agent promptly (and in any event within ten (10) Business Days of issuance), and (y) such Grantor delivers a supplement to Schedule I to the Administrative Agent identifying such new Equity Interests as Pledged Property, in each case pursuant to the terms of this Security Agreement. No Grantor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing (except as to Equity Interests issued by Subsidiaries that are not Wholly-Owned) or that entitle any Person to purchase any of the foregoing, and except for this Security Agreement or any other Credit Document, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

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(b) Investment Property (other than Certificated Securities).

(i) With respect to any Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will, (A) with respect to any Commodity Contracts or Security Entitlements existing on the Closing Date, within 60 days of the Closing Date and (B) with respect to Commodity Contracts or Security Entitlements acquired after the Closing Date, within 30 calendar days of such acquisition, cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such Investment Property without further consent by such Grantor, or (2) transfer such Investment Property to intermediaries that have or will agree to execute such Control Agreements.

(ii) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) owned or held by any Grantor, such Grantor will (y) cause the Pledged Interests Issuer or other issuer of such securities to either (A) register the Administrative Agent as the registered owner thereof on the books and records of the issuer, or (B) execute a Control Agreement relating to such Investment Property pursuant to which the Pledged Interests Issuer or other issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities (provided that, it is understood that the Administrative Agent shall not deliver such instructions except following the occurrence and during the continuance of an Event of Default), and (z) take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all other actions necessary to grant “control” (as defined in the STA) to the Administrative Agent (for the ratable benefit of the Secured Parties) over such Collateral.

(c) Certificated Securities (Stock Transfer Forms). Each Grantor agrees that all Pledged Interests which are certificated (and all other certificated shares of Equity Interests constituting Collateral) delivered by such Grantor pursuant to this Security Agreement will be accompanied by duly endorsed undated blank stock transfer forms, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent. Each Grantor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such stock transfer forms, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral and will, from time to time upon the request of the Administrative Agent during the continuance of any Event of Default, promptly transfer any Pledged Interests or other shares of Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

(d) Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and this Security Agreement) at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Pledged Property and all Distributions with respect thereto, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral (other than, as to perfection, Excluded Perfection Collateral). Each Grantor agrees that it will promptly (and no later than ten (10) Business Days following receipt thereof unless consented to by the Administrative Agent) deliver to the Administrative Agent possession of all originals of Pledged Property that it acquires following the Closing Date and shall deliver to the Administrative Agent a supplement to Schedule I identifying any such new Pledged Property.

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(e) Voting Rights; Dividends, etc. Each Grantor agrees:

(i) that promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest principal and other cash payments on the Pledged Property and all Proceeds of the Pledged Property, in case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(ii) if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this Section 4.1(e)(ii),

(A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests, Investment Property or other Equity Interests constituting Collateral. EACH GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL SUCH EVENT OF DEFAULT SHALL HAVE BEEN CURED OR WAIVED) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

(B) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, payment intangibles and Proceeds that may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.1(e), each Grantor shall be entitled to receive and retain all Distributions and shall have the exclusive voting power, and is granted a proxy, with respect to any Equity Interests constituting Collateral. Administrative Agent shall, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power with respect to any such Equity Interests constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Credit Agreement or any other Credit Document (including this Security Agreement).

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Section 4.2 As to Deposit Accounts and Securities Accounts. With respect to any Deposit Account and Securities Accounts (other than any Excluded Account for so long as such account is an Excluded Account) owned or held by any Grantor, such Grantor shall deliver a Control Agreement or lockbox agreement to the Administrative Agent in the manner set forth in Section 2.5(b) of the Credit Agreement.

Section 4.3 As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by any Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the Administrative Agent and subject to a Control Agreement (any such Deposit Accounts, together with any other Deposit Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, a “Collateral Account,” and collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c) Following the delivery of notice pursuant to clause (b)(ii) during the continuance of an Event of Default, the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or in accordance with Section 7.6 of the Credit Agreement.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent after the occurrence and during the continuance of an Event of Default (unless otherwise agreed to by the Borrower and the Majority Lenders), and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account; provided that such withdrawals shall only be made during the existence of an Event of Default.

(e) No Grantor shall adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, a Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) such action is taken in the ordinary course of business, and (ii) such action is, in such Grantor’s good faith business judgment, advisable.

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Section 4.4 As to Grantor’s Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory held by such Grantor for such purpose, and use and consume any raw materials, work in process or materials held by such Grantor for such purpose, (ii) following the occurrence and during the continuance of an Event of Default, shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, the Administrative Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

Section 4.5 As to Equipment and Inventory and Goods. Each Grantor agrees to take such action (or cause its Restricted Subsidiaries that are also Credit Parties to take such action) as is reasonably requested by the Administrative Agent to enable it to properly perfect and protect its Lien on Equipment and Inventory and Goods that such Grantor has transferred from a jurisdiction within Canada to any other jurisdiction within Canada or any jurisdiction outside of Canada. Notwithstanding anything else in this Section 4.5, it is understood and agreed that no such actions shall be required with respect to Excluded Collateral or Excluded Perfection Collateral.

Section 4.6 As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any such Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable except upon the expiration of the life of the applicable patent, (ii) permit any of its licensees to

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(A) fail to continue to use any of such Trademark Collateral in order to maintain all of such Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all such Trademark Collateral, (C) fail to employ all of such Trademark Collateral registered with any federal or state, or if requested by the Administrative Agent, foreign authority with an appropriate notice of such registration, (D) knowingly adopt or use any other Trademark which is confusingly similar or a colorable imitation of any such Trademark Collateral, (E) use any such Trademark Collateral registered with any federal, state or if requested by the Administrative Agent, foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any such Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any such Copyright Collateral or any such Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor or in the case of Trade Secret Collateral, the publication of such information is customary in the ordinary course of business of such Grantor;

(b) such Grantor shall promptly notify the Administrative Agent if it knows that any application or registration relating to any material item of such Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable (other than upon the expiration of the life of the applicable patent), or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or the Canadian Industrial Design Office or if requested by the Administrative Agent, any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any such Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any such material Intellectual Property Collateral with the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent (subject to the terms of the Credit Agreement), such Grantor shall execute and deliver all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all necessary steps, including in any proceeding before the Canadian Intellectual Property Office, the Canadian Industrial Design Office or (subject to the terms of the Credit Agreement), if requested by the Administrative Agent, any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each such Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b) or to the extent such Grantor shall reasonably and in good faith determine is of immaterial economic value to such Grantor);

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(e) following the obtaining of an interest in any such Intellectual Property Collateral by such Grantor, such Grantor shall deliver a supplement to Schedule III identifying such new Intellectual Property Collateral; and

(f) following the obtaining of an interest in any such Intellectual Property Collateral by such Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, such Grantor shall deliver all agreements, instruments and documents the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (and if an Event of Default has occurred and is continuing, with the consent of the Administrative Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

Section 4.7 As to Certificated Equipment. The certificates of title with respect to Certificated Equipment shall be maintained at the applicable Grantor’s offices or at such other new location of the Grantor’s office as to which written notice has been given to the Administrative Agent in accordance with Section 4.9.

Section 4.8 Trade Secrets. With respect to any patent applications in preparation for filing that comprise Trade Secret Collateral, Grantor shall have the right to assert its attorney- client privilege in such applications and not to disclose such applications unless and until an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, then at the request of the Administrative Agent, the Grantors shall deliver to the Administrative Agent any patent applications in preparation for filing and all documents and things embodying, incorporating or referring to inventions that in any way relate to such patent application.

Section 4.9 Locations. Each Grantor shall not (i) maintain any tangible Collateral owned by it with a book value in excess of U.S.$1,000,000 (or the Dollar Equivalent Amount in Canadian Dollars) at any location other than those locations listed on Schedule IV to this Security Agreement (as such Schedule may be supplemented from time to time), (ii) otherwise change, or add to, such locations without providing written notice to the Administrative Agent no less than five (5) days prior to such change or addition of a location and such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.10, (iii) change its jurisdiction of incorporation, amalgamation, formation or organization from the jurisdiction identified on Schedule II–A to this Security Agreement, or (iv) change its principal place of business or chief executive office (or domicile) from the location identified on Schedule II–B to this Security Agreement, other than as permitted by the Credit Agreement.

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Section 4.10 Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each Material Inventory Location, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Material Inventory at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such Material Inventory Locations as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement within sixty (60) days of the Closing Date (or, if such location is subsequently acquired or leased after the date that is sixty (60) days after the Closing Date, as of the date that such location is subsequently acquired or leased), the Borrower’s Eligible Inventory at that location shall be subject to Reserves as may be established by the Administrative Agent in accordance with the Credit Agreement. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement for all locations to which Eligible Inventory with a book value in excess of U.S.$500,000 (or the Dollar Equivalent Amount in Canadian Dollars) is being shipped to a processor or converter under arrangements established after the Closing Date, and, to the extent a Collateral Access Agreement has not been obtained with respect to any such location, the U.S. Borrower’s Eligible Inventory at that location shall be subject to the establishment of Reserves as may be established by the Administrative Agent in accordance with the Credit Agreement. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Inventory is or may be located.

Section 4.11 Further Assurances, etc. Each Grantor shall warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (other than, as to perfection, Excluded Perfection Collateral) subject to the terms hereof. Each Grantor agrees that, upon the acquisition after the date hereof by such Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral (other than, as to perfection, Excluded Perfection Collateral) or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, each Grantor will:

(a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock transfer forms, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, (i) promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent and (ii) if any Collateral shall be evidenced by an Instrument, negotiable Documents of Title, promissory note or Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Documents of Title, promissory note, Pledged Note or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

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(b) file (and hereby authorize the Administrative Agent to file) such financing or financing change statements, or amendments thereto, and such other instruments or notices, as may be necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(c) furnish to the Administrative Agent, from time to time at the Administrative Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

The authorization contained in Section 4.11(b) above shall be irrevocable and continuing until Payment in Full. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any PPSA financing statement or financing change statement covering the Collateral or any part thereof shall be sufficient as a PPSA financing statement or financing change statement where permitted by law. Each Grantor hereby authorizes the Administrative Agent to file financing statements or financing change statements describing as the collateral covered thereby “all of the debtor’s present and after-acquired personal property” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE ADMINISTRATIVE AGENT

Section 5.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents of Title and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, and (d) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL PAYMENT IN FULL.

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Section 5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, during the continuance of any Event of Default, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3 hereof and Section 9.1 of the Credit Agreement and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

Section 5.3 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.4 Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own personal property, or (b) if the Administrative Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

Section 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the PPSA (whether or not the PPSA applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, (iii) subject to applicable Legal Requirement or agreements with landlords, bailees, or warehousemen, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, (iv)

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without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails or Canada Post with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Grantor that is or may become a fee estate owner of property where any Collateral is located (regardless of ownership thereof by any other Grantor) agrees and acknowledges that (i) Administrative Agent may remove the Collateral or any part thereof from such property in accordance with statutory law appertaining thereto without objection, delay, hindrance or interference by such Grantor and in such case such Grantor will make no claim or demand whatsoever against the Collateral, (ii) it will (x) cooperate with Administrative Agent in its efforts to assemble and/or remove all of the Collateral located on such property; (y) permit Administrative Agent and its agents to enter upon such property and occupy the property at any or all times to conduct an auction or sale, and/or to inspect, audit, examine, safeguard, assemble, appraise, display, remove, maintain, prepare for sale or lease, repair, lease, transfer, auction and/or sell the Collateral; and (z) not hinder Administrative Agent’s actions in enforcing its security interest in the Collateral.

(c) Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property Collateral may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(d) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Obligations as set forth in Section 7.6 of the Credit Agreement. The Administrative Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

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(e) The Administrative Agent may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of the applicable Grantor) endorsements, assignments, stock transfer forms and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(f) If an Event of Default shall have occurred and be continuing, the Administrative Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of any Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral of such Grantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, to the extent permitted by applicable Legal Requirement, so far as concerns responsibility for his/her/its acts, be deemed the agent of such Grantor and not of the Administrative Agent, and the Administrative Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall (i) have such powers as have been granted to the Administrative Agent under this Section 6.1, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Administrative Agent under this Section 6.1, which powers shall include the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Grantor, enter upon, use and occupy all premises owned or occupied by the Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Grantor’s business or as security for loans or advances to enable the Receiver to carry on the Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Administrative Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Administrative Agent, and any surplus shall be applied in accordance with Legal Requirement. Every such Receiver may, in the discretion of the Administrative Agent, be vested with all or any of the rights and powers of the Administrative Agent.

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Section 6.2 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Legal Requirement (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.3 Indemnity and Expenses.

(a) WITHOUT LIMITING THE GENERALITY OF THE PROVISIONS OF SECTION 9.1 OF THE CREDIT AGREEMENT, EACH GRANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, EACH SECURED PARTY AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (ANY OF THE FOREGOING BEING, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING ENFORCEMENT OF THIS SECURITY AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES THAT (I) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (II) RESULT FROM A CLAIM BROUGHT BY A GRANTOR AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT, IF SUCH GRANTOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOUR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (III) A DISPUTE AMONG OR BETWEEN INDEMNITEES (EXCEPT TO THE EXTENT THAT SUCH INDEMNIFIED LOSS WAS INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ISSUING LENDER IN ITS CAPACITY AS SUCH) AND NOT INVOLVING ANY ACT OR OMISSION OF THE GRANTORS; PROVIDED, HOWEVER, THAT, TO THE EXTENT THIS INDEMNITY WOULD OTHERWISE APPLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable Legal Requirement.

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(b) Other than as set forth in clause (c) below, each Grantor will upon demand pay to the Administrative Agent the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection herewith, including in connection with the administration of this Security Agreement and the custody, preservation, use or operation of, any of the Collateral in accordance with Section 9.1 of the Credit Agreement.

(c) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all out-of-pocket expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any of the Secured Parties hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

Section 6.4 Warranties. The Administrative Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Administrative Agent may disclaim any warranties of title or the like. Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Credit Document. This Security Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.

Section 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until Payment in Full, shall be binding upon each Grantor and its successors, transferees and assigns and, subject to the limitations set forth in the Credit Agreement, shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that, no Grantor shall assign any of its obligations hereunder (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement).

Section 7.3 Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 9.2 of the Credit Agreement) and such Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.4 Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted pursuant to the Credit Agreement), sent by a nationally recognized overnight courier, or sent by

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certified mail, return receipt requested to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement, on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, all such notices and communications shall be effective when delivered.

Section 7.5 No Waiver; Remedies. In addition to, and not in limitation of Section 2.9, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.6 Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

Section 7.7 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.8 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.9 Consent as Holder of Equity and as Pledged Interests Issuer. Each Grantor hereby (a) consents to the execution by each other Grantor of this Security Agreement and grant by each other Grantor of a security interest, encumbrance, pledge and hypothecation in all Pledged Interests and other Collateral of such other Grantor to the Administrative Agent pursuant hereto, and (b) without limiting the generality of the foregoing, consents to the transfer of any Pledged Interest to the Administrative Agent or its nominee pursuant to the terms of this Security Agreement following the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner under the limited partnership agreement or as a member under the limited liability company agreement, in any case, as heretofore and hereafter amended. Furthermore, each Grantor as the holder of any Equity Interests in a Pledged Interests Issuer, hereby (i) waives all rights of first refusal, rights to purchase, and rights to consent to transfer (to any Secured Party or to any purchaser resulting from the exercise of a Secured Party’s remedy provided hereunder or under applicable Legal Requirement) and (ii) if required by the organizational documents of such Pledged Interests Issuer, agrees to cause such Pledged Interests Issuer to register the Lien granted hereunder and encumbering such Equity Interests in the registry books of such Pledged Interests Issuer.

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Section 7.10 Additional Grantors. Additional Wholly-Owned Restricted Subsidiaries of Borrower and organized under the federal laws of Canada or those of a province or territory of Canada (each, a “Canadian Restricted Subsidiary”) may from time to time enter into this Security Agreement as a Grantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Canadian Restricted Subsidiary of an instrument in the form of Annex 1, such Canadian Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11 Acknowledgment of Pledged Interests Issuers. Each Pledged Interests Issuer that is party hereto agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Uncertificated Securities without further consent by the applicable Grantor.

Section 7.12 Joint and Several Liability. Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Grantor’s obligations (and the obligations of each other Grantor), to the extent such obligations are secured, shall be several obligations and not joint or joint and several obligations.

Section 7.13 Copy of Agreement. Each Grantor hereby acknowledges receipt of a copy of this security Agreement.

Section 7.14 Waiver. To the extent permitted by applicable law, each Grantor waives its right to receive a copy of any financing statement or financing change statement registered by the Administrative Agent, or of any verification statement with respect to any financing statement or financing change statement registered by the Administrative Agent.

Section 7.15 Conflicts with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Security Agreement conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favour of the Administrative Agent not addressed in the Credit Agreement shall not be deemed to be in conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

Section 7.16 Governing Law. This Security Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta, and the federal laws of Canada applicable therein.

37

Section 7.17 Submission to Jurisdiction. EACH GRANTOR PARTY TO THIS SECURITY AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GRANTORS PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT. EACH OF THE GRANTORS PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENT. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 7.18 Waiver of Venue. EACH GRANTOR PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7.19 Service of Process. Each Grantor party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.9 of the Credit Agreement. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 7.20 Waiver of Jury. EACH GRANTOR PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

38

THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SECURITY AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

39

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

GRANTORS
NINE ENERGY CANADA INC. MAGNUM OIL TOOLS CANADA INC.
By:
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

[Signature Page to Canadian Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Administrative Agent

By:
Name:
Title:

[Signature Page to Canadian Pledge and Security Agreement]

ANNEX 1 to Canadian Pledge and

Security Agreement

SUPPLEMENT TO CANADIAN PLEDGE AND SECURITY AGREEMENT

SUPPLEMENT NO.        dated as of        ,        20 (this “Supplement”), to the Pledge and Security Agreement dated as of         , 2018 (as amended, supplemented, restated, or otherwise modified from time to time, the “Security Agreement”), among NINE ENERGY CANADA INC., an Alberta corporation (the “Borrower”), each domestic subsidiary of the Borrower party thereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of , 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nine Energy Service, Inc. (the “U.S. Borrower”), the Borrower, the lenders from time to time party thereto (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A., as administrative agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. Section 7.10 of the Security Agreement provides that additional Canadian Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Canadian Restricted Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Canadian Secured Obligations (as defined in the Credit Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns as provided in the Security Agreement, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby agrees that the schedules attached to the Security Agreement are hereby supplemented by the corresponding schedules attached to this Supplement. The New Grantor hereby represents and warrants that the information provided in the schedules attached hereto is true and correct as of the date hereof.

SECTION 5. The New Grantor hereby expressly acknowledges and agrees to the terms of Section 6.3 (Indemnity and Expenses) of the Security Agreement and expressly acknowledges the irrevocable proxy provided in Section 4.1(e) of the Security Agreement. In furtherance thereof, NEW GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL PAYMENT IN FULL) EXERCISABLE UNDER THE CIRCUMSTANCES PROVIDED IN SECTION 4.1 OF THE SECURITY AGREEMENT, TO VOTE THE PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL.

SECTION 6. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 10. The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

SECTION 11. Submission to Jurisdiction. NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT. NEW GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUPPLEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 12. Waiver of Venue. NEW GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT IN ANY COURT REFERRED TO IN SECTION 11. NEW GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 13. Service of Process. New Grantor irrevocably consents to service of process in the manner provided for notices in Section 9.9 of the Credit Agreement. Nothing in this Supplement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 7.21 Waiver of Jury. NEW GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). NEW GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor]

By:
Name:
Title:

Address:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Administrative Agent

By:
Name:
Title:

SCHEDULES TO SUPPLEMENT NO. 1

[AS APPROPRIATE]

EXHIBIT A TO SUPPLEMENT

ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Deposit Account	Check here if Account is a Securities Account	Description of Deposit Account if Account is an Excluded Account

2

EXHIBIT E

[FORM OF]

COMPLIANCE CERTIFICATE

To: JPMorgan Chase Bank, N.A. and each of the Lenders party to the Credit Agreement (as defined below)

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower” or the “Company”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders party thereto (the “Lenders”), the Issuing Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as each such term is defined in the Credit Agreement). Unless otherwise defined in this certificate, capitalized terms used herein that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

I, the undersigned, in my capacity as [                 ] of the Borrower Representative, do hereby certify, for and on behalf of the Borrowers in the foregoing capacity, and not in my personal capacity, as follows:

1. I am the duly elected                     1 of the Borrower Representative.

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes].

3. To my knowledge, no Default or Event of Default[, except as specified on Attachment A,2] has occurred and is continuing as of the date of this Certificate, and I have no knowledge of any condition or event which constitutes a Default existing at the end of the accounting period covered by the financial statements attached hereto.

4. [Schedule I hereto sets forth (a) the computations necessary to determine the Applicable Margin commencing on the Business Day this Certificate is delivered and (b) the Level from the definition of Applicable Margin determined by such computations.] 3

5. [Schedule II attached hereto sets forth in detail the calculations and computations of the Fixed Charge Coverage Ratio for the most recent period for which financial statements are available. [The Company is [not] in compliance with Section 6.18.]4

[1]	Responsible Officer of the Company.
[2]

Add if disclosures are made under this paragraph and describe in reasonable detail on Attachment A the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to such condition or event.

[3]	Only to be included when delivered in connection with quarterly or annual financial statements.
[4]	To be included during the continuance of a Financial Covenant Trigger Period.

6. No Credit Party has changed its name, changed its jurisdiction of incorporation, formation or organization, changed its organizational identification number or reorganized in another jurisdiction without having given the Administrative Agent notice thereof in accordance with the Credit Agreement.

The foregoing certifications, together with the data and computations set forth in the Schedules hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             ,         .

, as Borrower Representative

By:
Name:
Title:

EXHIBIT F

[FORM OF]

NOTICE OF BORROWING

                             ,

JPMorgan Chase Bank, N.A.

712 Main Street, 5th Floor

Houston, Texas 77002

Ladies and Gentlemen:

The undersigned, [Nine Energy Service, Inc., a Delaware corporation][Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada] (“Borrower”), refers to the Credit Agreement dated as of October 25, 2018 (as the same may be amended or modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, [Nine Energy Service, Inc.,][Nine Energy Canada Inc.,] the lenders party thereto (the “Lenders”), the Issuing Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (as each such term is defined therein). The Borrower hereby gives you irrevocable notice pursuant to Section 2.3(a) of the Credit Agreement that the Borrower hereby requests a Borrowing consisting of [Base Rate Loans][Non-Base Rate Loans], and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.3(b) of the Credit Agreement:

(a) The Business Day of the Proposed Borrowing is             ,             .

(b) The Proposed Borrowing will be composed of [ABR][CBR][CPR][Eurodollar][CDOR] Loans.

(c) The aggregate amount of the Proposed Borrowing is $                        .

(d) [The Interest Period for each Eurodollar Loan made as part of the Proposed Borrowing is month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

[(i) the representations and warranties contained in the Credit Agreement and each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier does not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing, as though made on the date of the Proposed Borrowing except for those representations and warranties that are expressly made as of an earlier date or period which are true and correct as of such earlier date or period (except that such materiality qualifier does not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof); and

(ii) no Default has occurred and is continuing, or would result from such Proposed Borrowing]1.

[(i) the representations and warranties (i) made by the Credit Parties under Sections 4.1, 4.2, 4.3, 4.15, 4.19 and 4.20 of the Credit Agreement and (ii) made by the Magnum Targets and their affiliates in the Magnum Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the breach of any such representations results in the Company or any of its affiliates having the right to terminate its obligations under the Magnum Purchase Agreement (after giving effect to any applicable notice and cure period) or otherwise decline to consummate the Magnum Acquisition, are true and correct in all material respects.]2

[1]	NTD: For each Borrowing other than the initial Borrowing.
[2]	NTD: For the initial Borrowing.

2

Very truly yours,
[NINE ENERGY SERVICE, INC.][NINE ENERGY CANADA INC.]
By:
Name:
Title:

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: , , 20[ ]

EXHIBIT G-1

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: , , 20[ ]

EXHIBIT G-2

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: , , 20[ ]

EXHIBIT G-3

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Nine Energy Service, Inc., a Delaware corporation (the “U.S. Borrower”), Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: , , 20[ ]

EXHIBIT G-4